Filed pursuant to Rule 424(b)(3)
SEC File No. 333-282862

PROSPECTUS SUPPLEMENT NO. 3

(To Prospectus dated May 14, 2025)

PHOENIX ENERGY ONE, LLC

This prospectus supplement updates, amends and supplements the prospectus dated May 14, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-282862). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the SEC on June 27, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 19 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 27, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Phoenix Energy One, LLC.

(Exact name of registrant as specified in its charter)

Delaware	333-282862	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 830
Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2024, Phoenix Energy One, LLC (the “Company”) entered into that certain Amended and Restated Senior Secured Credit Agreement with Phoenix Operating LLC, as borrower (“Phoenix Operating”), each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders (as amended or supplemented from time to time, the “Credit Agreement”). Terms used herein but not defined herein shall have the meaning given to such terms in the Credit Agreement.

On June 26, 2025, the Company, Phoenix Operating, the Guarantors and Specified Additional Guarantors party thereto, the Lenders party thereto and Fortress entered into that certain Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement (“Amendment No. 5”). Amendment No. 5, among other things, (i) permits the issuance of Series A Cumulative Redeemable Preferred Shares, representing limited liability company interests, of the Company, and (ii) establishes terms governing the Company’s payment of distributions on, and the Company’s redemptions of, the Series A Cumulative Redeemable Preferred Shares.

The foregoing description of Amendment No. 5 is a summary and is qualified in its entirety by reference to Amendment No. 5, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On June 26, 2025, the Company filed an offering statement on Form 1-A with the Securities and Exchange Commission for a potential initial public offering of Series A Cumulative Redeemable Preferred Shares, representing limited liability company interests, of the Company (the “Potential Offering”). In connection with the Potential Offering, the Company expects to amend and restate its Second Amended and Restated Limited Liability Company Agreement, dated as of January 23, 2025, and enter into a Third Amended and Restated Limited Liability Company Agreement and a Share Designation with respect to the Series A Cumulative Redeemable Preferred Shares (together, the “LLC Agreement”) to, among other things, (i) establish an authorized share capital consisting of common shares and preferred shares, each representing limited liability company interests in the Company, (ii) create a new class of Series A Cumulative Redeemable Preferred Shares with the designations, preferences and other rights as set forth in the LLC Agreement, and (iii) establish a board of directors to manage the business and affairs of the Company. The terms of the LLC Agreement are subject to change and will not be effective unless and until the Company consummates the Potential Offering. The Potential Offering is subject to various conditions and there is no guarantee that we will commence or consummate the Potential Offering.

The foregoing description of the LLC Agreement is a summary and is qualified in its entirety by reference to the Form of Third Amended and Restated Limited Liability Company Agreement and Form of Share Designation with respect to the Series A Cumulative Redeemable Preferred Shares, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

No Offer or Solicitation

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “guidance,” or other similar words or expressions. These forward-looking statements include, among others, the amendment and restatement of the Second Amended and Restated Limited Liability Company Agreement, dated as of January 23, 2025, the execution of the Third Amended and Restated Limited Liability Company Agreement and Share Designation with respect to the Series A Cumulative Redeemable Preferred Shares, and the consummation and terms of the Potential Offering. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and are subject to numerous risks, including, among other things, uncertainties related to market conditions and the completion of the Potential

Offering on the anticipated terms or at all, uncertainties related to potential changes to the LLC Agreement prior to the consummation of the Potential Offering, and those risks set forth under the caption “Risk Factors” in the Company’s most recent filings with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. Further information on these and other factors that could affect the Company and the forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 5 to Amended and Restated Senior Credit Agreement, by and among Phoenix Energy One, LLC, Phoenix Operating LLC, each of the lenders from time to time party thereto, and Fortress Credit Corp., dated as of June 26, 2025

10.2	Form of Third Amended and Restated Limited Liability Company Agreement of Phoenix Energy One, LLC

10.3	Form of Phoenix Energy One, LLC Share Designation with respect to the Series A Cumulative Redeemable Preferred Shares

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2025

PHOENIX ENERGY ONE, LLC

By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer

Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 26, 2025, by and among PHOENIX ENERGY ONE, LLC, a Delaware limited liability company and formerly known as PHOENIX CAPITAL GROUP HOLDINGS, LLC (the “Company”), PHOENIX OPERATING LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Specified Additional Guarantors party hereto, the Lenders party hereto and FORTRESS CREDIT CORP., as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable, referenced below.

RECITALS

This Amendment is entered into in reference to the following facts:

WHEREAS, the Company, the Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2024 (as amended by that certain Limited Waiver and Amendment No. 1 to Amended and Restated Senior Secured Credit Agreement, dated as of October 25, 2024, that certain Amendment No. 2 to Amended and Restated Senior Secured Credit Agreement, dated as of November 1, 2024, that certain Limited Waiver, Amendment No. 3 to Amended and Restated Senior Secured Credit Agreement, dated as of December 18, 2024, that certain Limited Waiver and Amendment No. 4 to Amended and Restated Senior Secured Credit Agreement, dated as of April 16, 2025 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as further amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Lenders and the Administrative Agent have agreed, to amend the Existing Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1 – AMENDMENT TO EXISTING CREDIT AGREEMENT

1.1 Amendments. In reliance upon the representations and warranties set forth in Section 3.1 below and upon satisfaction of the conditions to effectiveness set forth in Section 2.1 below:

(a)

The Existing Credit Agreement (excluding the schedules and exhibits thereto) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the document attached hereto as Exhibit A.

(b)	A new Exhibit I (Form of Specified Preferred Equity Share Designation) is hereby added to the Credit Agreement in the form attached hereto as Exhibit B.

(c)	A new Exhibit J (Form of Third A&R LLC Agreement) is hereby added to the Credit Agreement in the form attached hereto as Exhibit C.

ARTICLE 2 – CONDITIONS

2.1 Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions, in each case, in form and substance reasonably satisfactory to the Administrative Agent (such date on which the Amendment becomes effective, the “Amendment No. 5 Effective Date”):

(a)

the Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Company, the Borrower, the Guarantors, the Specified Additional Guarantors and the Lenders;

(b)

the Administrative Agent shall have received a certificate of a Responsible Officer in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) the conditions set forth in clauses (d) and (f) of this Section 2.1 have been satisfied and (ii) that the resolutions of the board of directors or other appropriate governing body delivered to the Administrative Agent on the Amendment No. 4 Effective Date and attached hereto on Schedule 1 have not been amended or changed in any way, are still in full force and effect and authorize the entry into, and performance by the Credit Parties of their respective obligations under, Amendment No. 5;

(c)	immediately prior to and after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing;

(d)

the Administrative Agent and the Lenders shall have received all fees and amounts due and payable on or prior to the Amendment No. 5 Effective Date, including, to the extent invoiced by 11:00 am CDT on the Amendment No. 5 Effective Date (or such shorter time as the Borrower may agree in its sole discretion), reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 12.03 of the Credit Agreement; and

(e)

the representations and warranties contained in Article 3 hereof shall be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the date hereof as though made on and as of the date hereof (although any representations and warranties which expressly relate to an earlier date shall be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).

For purposes of determining whether the conditions set forth in this Section 2.1 have been satisfied, by releasing its signature page hereto, the Administrative Agent and each Lender shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the Administrative Agent or such Lender, as the case may be.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

3.1 Credit Party Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party party hereto represents and warrants to the Administrative Agent and the Lenders that:

(a)

the execution, delivery and performance by such Credit Party (other than the Specified Additional Guarantors) of this Amendment (i) are within such Credit Party’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect other than those approvals or consents which, if not made or obtained, would not cause a Default under the Credit Agreement, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment or the other Loan Documents, (iv) will not violate any applicable law or regulation that is material or the charter, bylaws or other organizational documents of such Credit Party or any material order of any Governmental Authority, (v) will not violate or result in a default under any indenture or other material instrument or agreement binding upon such Credit Party, or give rise to a right thereunder to require any payment to be made by such Credit Party and (vi) will not result in the creation or imposition of any Lien on any Property of such Credit Party (other than Liens securing the Secured Obligations);

(b)	this Amendment constitutes the valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms;

(c)

as of the Amendment No. 5 Effective Date, to the knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 5 Effective Date to any Lender in connection with this Amendment is true and correct in all respects;

(d)

after giving effect to this Amendment, such Credit Party’s representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the date hereof as though made on and as of the date hereof (although any representations and warranties which expressly relate to an earlier date are true and correct in material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date); and

(e) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

ARTICLE 4 – GENERAL PROVISIONS

4.1 Reaffirmation of Loan Documents. By its signature below, each Credit Party hereby acknowledges and agrees that any and all of the terms and provisions of the Credit Agreement, the Security Instruments and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and such Credit Party has no defense to its performance obligations or other obligations (contingent or otherwise) to pay the Secured Obligations when due. Each Credit Party hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the Secured Obligations or such Credit Party’s obligation (contingent or otherwise) to pay the Secured Obligations when due, each of which is hereby ratified and affirmed in all respects. Each Credit Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Credit Party pursuant to the Guarantee and Collateral Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, and (iii) in the case of the Guarantors and the Specified Additional Guarantors, ratifies and reaffirms its guaranty of the Secured Obligations pursuant to the Loan Documents (including, for the avoidance of doubt, the Specified Additional Guarantee Agreements).

4.2 Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement or any other Loan Document, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Loan Document, does not constitute a waiver of any Default or Event of Default (other than the Specified Defaults) whether or not known to the Administrative Agent or the Lenders, and does not entitle the Credit Parties to any amendment, waiver or modification of any provision of the Credit Agreement or any other Loan Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed in all respects. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended hereby.

4.3 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,”

“delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

4.4 Final Agreement. This Amendment is intended by the Credit Parties, the Administrative Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them relating to the subject matter hereof. The terms of this Amendment supersede any and all prior oral or written agreements relating to the subject matter hereof.

4.5 Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

4.6 Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 12.09(b) through (d) of the Credit Agreement shall apply to this Amendment mutatis mutandis.

4.7 Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.8 Loan Document. This Amendment shall constitute a Loan Document (as defined in the Existing Credit Agreement and Credit Agreement), and all the terms and provisions of the Existing Credit Agreement and Credit Agreement relating to Loan Documents shall apply hereto.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

COMPANY:

PHOENIX ENERGY ONE, LLC

By:	/s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

BORROWER:

PHOENIX OPERATING LLC

By:	/s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

GUARANTORS:

PHOENIX EQUITY HOLDINGS, LLC

By:	/s/ Adam Ferrari
Name:	Adam Ferrari
Title:	Chief Executive Officer

PHOENIX CAPITAL GROUP HOLDINGS I LLC
ADAMANTIUM CAPITAL LLC
PHOENIX CAPITAL GROUP HOLDINGS, LLC
FIREBIRD MARKETING, LLC

By: Phoenix Energy One, LLC, its Sole Member

By:	/s/ Adam Ferrari
Name:	Adam Ferrari
Title:	Chief Executive Officer

FIREBIRD SERVICES, LLC

By: Phoenix Operating LLC, its Sole Member

By:	/s/ Adam Ferrari
Name:	Adam Ferrari
Title:	Chief Executive Officer

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

SPECIFIED ADDITIONAL GUARANTORS:

ADAM FERRARI

By:	/s/ Adam Ferrari
Name: Adam Ferrari

BRYNN FERRARI

By:	/s/ Brynn Ferrari
Name: Brynn Ferrari

CURTIS ALLEN

By:	/s/ Curtis Allen
Name: Curtis Allen

LINDSEY WILSON

By:	/s/ Lindsey Wilson
Name: Lindsey Wilson

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

ADMINISTRATIVE AGENT:

FORTRESS CREDIT CORP.

By:	/s/ Vincent Randazzo
Name: Vincent Randazzo
Title: Authorized Signatory

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

LENDERS:

FLF III GMS HOLDINGS FINANCE L.P.
By: FLF III GMS Holdings Finance CM LLC, as servicer
By: Fortress Lending III Holdings L.P., its sole member
By: Fortress Lending Advisors III LLC, its investment manager

By:	/s/ Vincent Randazzo
Name: Vincent Randazzo
Title: Authorized Signatory

FLF III HOLDINGS FINANCE L.P.
By: FLF III Holdings Finance CM LLC, as Servicer
By: Fortress Lending III Holdings L.P., its sole member
By: Fortress Lending Advisors III LLC, its investment manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

FLF III-IV MA-CRPTF HOLDINGS
FINANCE L.P.
By: FLF III-IV MA-CRPTF Holdings Finance
CM LLC, as Servicer
By: Fortress Lending Fund III-IV MA-CRPTF
LP, its Sole Member
By: FLF III-IV MA-CRPTF Advisors LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

FLF IV HOLDINGS FINANCE L.P.
By: FLF IV Holdings Finance CM LLC, as
Servicer
By: Fortress Lending IV Holdings L.P., its sole member
By: Fortress Lending Advisors IV LLC, its investment manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES IX
CLO LIMITED
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Deputy Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XIX
CLO LLC
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Deputy Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XXI
CLO LLC
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Deputy Chief Financial Officer

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

FORTRESS CREDIT OPPORTUNITIES
XXIII CLO LLC
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Deputy Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES
XXV CLO LLC
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Deputy Chief Financial Officer

FORTRESS LENDING IV HOLDINGS L.P.
By: Fortress Lending Advisors IV LLC, its investment manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

FLF III AB HOLDINGS FINANCE L.P. By:
FLF III AB Holdings Finance CM LLC, as
Servicer
By: Fortress Lending III Holdings L.P., its
Sole Member
By: Fortress Lending Advisors III LLC, its investment manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

FORTRESS LENDING III HOLDINGS L.P.
By: Fortress Lending Advisors III LLC, its investment manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

FORTRESS LENDING FUND III-IV MA-CRPTF LP
By: FLF III-IV MA-CRPTF Advisors LLC, its investment advisor

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

FLF IV GMS HOLDINGS FINANCE L.P.
By: FLF IV GMS Holdings Finance CM LLC,as Servicer
By: Fortress Lending IV Holdings L.P., its sole member
By: Fortress Lending Advisors IV LLC, itsinvestment manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES
XXVII CLO B LLC
By: Fortress CLO Manager B LLC, its collateral manager

By:	/s/ Vincent Randazzo
Name:	Vincent Randazzo
Title:	Authorized Signatory

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

FORTRESS PRIVATE LENDING FUND

By:	/s/ David Sims
Name:	David Sims
Title:	Trustee Administrator

Signature Page to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

Schedule 1

[see attached]

Schedule 1 to Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

Exhibit A

Credit Agreement

(attached)

Exhibit A Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

Exhibit B

Form of Specified Preferred Equity Share Designation

(attached)

Exhibit B Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

Exhibit C

Form of Third Amended and Restated Limited Liability Company Agreement of the Company

(attached)

Exhibit C Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement

~~Conformed through Limited Waiver and~~

Conformed through Amendment No. ~~4~~5 to Amended and Restated Senior Secured to Credit

Agreement, dated as of June 26, 2025

~~Credit Agreement, dated as of April 16, 2025~~

AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

dated as of

August 12, 2024

among

PHOENIX ENERGY ONE, LLC,

as Company,

PHOENIX OPERATING LLC,

as Borrower,

FORTRESS CREDIT CORP.,

as Administrative Agent,

and

The Lenders Party Hereto

FORTRESS CREDIT CORP.,

as Sole Lead Arranger

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS		6
Section 1.01	Terms Defined Above	6
Section 1.02	Certain Defined Terms	6
Section 1.03	Terms Generally; Rules of Construction	57
Section 1.04	Accounting Terms and Determinations; GAAP	~~57~~58
Section 1.05	Interest Rates	~~58~~59
Section 1.06	Divisions	59

ARTICLE II The Credits		59
Section 2.01	Commitments	59
Section 2.02	Loans and Borrowings	~~60~~61
Section 2.03	Requests for Borrowings	~~61~~62
Section 2.04	Evidence of Debt	62
Section 2.05	Scheduled Termination of Commitments; Optional Termination, Reduction of Delayed Draw Term Loan Commitments and Reduction of Amendment No. 4 Delayed Draw Term Loan Commitments	~~62~~63

ARTICLE III Payments of Principal and Interest; Prepayments; Fees		~~63~~64
Section 3.01	Repayment of Loans; Repayment Premium	~~63~~64
Section 3.02	Interest	66
Section 3.03	Alternate Rate of Interest	67
Section 3.04	Prepayments	69
Section 3.05	Fees	71

ARTICLE IV Payments; Pro Rata Treatment; Sharing of Set-offs		~~71~~72
Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~71~~72
Section 4.02	Presumption of Payment by the Borrower	~~72~~73
Section 4.03	Disposition of Proceeds	~~72~~73
Section 4.04	Payments and Deductions to a Defaulting Lender	73

ARTICLE V Increased Costs; Break Funding Payments; Taxes		~~74~~75
Section 5.01	Increased Costs	~~74~~75
Section 5.02	Break Funding Payments	76
Section 5.03	Taxes	76
Section 5.04	Mitigation Obligations; Replacement of Lenders	~~79~~80

ARTICLE VI Conditions Precedent		~~81~~82
Section 6.01	Closing Date	~~81~~82
Section 6.02	Each Delayed Draw Term Loan Borrowing	~~86~~87
Section 6.03	Each Amendment No. 4 Delayed Draw Term Loan Borrowing	87

ARTICLE VII Representations and Warranties		~~87~~88
Section 7.01	Organization; Powers	~~87~~88

~~i~~

Section 7.02	Authority; Enforceability	88
Section 7.03	Approvals; No Conflicts	89
Section 7.04	Financial Condition; No Material Adverse Effect	~~88~~89
Section 7.05	Litigation	89
Section 7.06	Environmental Matters	~~89~~90
Section 7.07	Compliance with Laws and Agreements; No Defaults	~~90~~91
Section 7.08	Investment Company Act	~~90~~91
Section 7.09	Taxes	~~90~~91
Section 7.10	ERISA	91
Section 7.11	Disclosure; No Material Misstatements	~~91~~92
Section 7.12	Insurance	~~92~~93
Section 7.13	Restriction on Liens	~~92~~93
Section 7.14	Subsidiaries	~~92~~93
Section 7.15	Location of Business and Offices	~~93~~94
Section 7.16	Properties; Titles, Etc	~~93~~94
Section 7.17	Maintenance of Properties	~~93~~94
Section 7.18	Gas Imbalances, Prepayments	~~94~~95
Section 7.19	Marketing of Production	~~94~~95
Section 7.20	Swap Agreements	~~94~~95
Section 7.21	Use of Loans	95
Section 7.22	Solvency	95
Section 7.23	Anti-Money Laundering	~~95~~96
Section 7.24	Anti-Corruption Laws	~~95~~96
Section 7.25	Anti-Corruption Laws; Sanctions; OFAC	96
Section 7.26	EEA Financial Institutions	~~96~~97
Section 7.27	Senior Debt Status	~~96~~97
Section 7.28	Material Contracts	~~96~~97
Section 7.29	Outbound Investment Rules	97

ARTICLE VIII Affirmative Covenants		~~97~~98
Section 8.01	Financial Statements; Other Information	~~97~~98
Section 8.02	Notices of Material Events	~~102~~103
Section 8.03	Existence; Conduct of Business	103
Section 8.04	Payment of Obligations	~~103~~104
Section 8.05	Performance of Obligations under Loan Documents	~~103~~104
Section 8.06	Operation and Maintenance of Properties	~~103~~104
Section 8.07	Insurance	~~104~~105
Section 8.08	Books and Records; Inspection Rights	~~104~~105
Section 8.09	Compliance with Laws and Material Contractual Obligations	105
Section 8.10	Environmental Matters	~~105~~106
Section 8.11	Further Assurances	~~106~~107
Section 8.12	Reserve Reports	107
Section 8.13	Title Information	~~108~~109
Section 8.14	Additional Collateral; Additional Guarantors	~~109~~110
Section 8.15	ERISA Compliance	111
Section 8.16	Account Control Agreements; Location of Proceeds of Loans	~~111~~112
Section 8.17	Marketing Activities	~~111~~112

Section 8.18	Keepwell	~~111~~112
Section 8.19	Required Swap Agreements	112
Section 8.20	APOD	~~113~~114
Section 8.21	Post-Closing Covenants.	~~114~~115
Section 8.22	Senior Debt Status	~~114~~115

ARTICLE IX Negative Covenants		115
Section 9.01	Financial Covenants	115
Section 9.02	Indebtedness	~~115~~116
Section 9.03	Liens	116
Section 9.04	Restricted Payments; Repayment of Specified Indebtedness; Restrictions on Amendments of Specified Indebtedness	117
Section 9.05	Investments, Loans and Advances	~~118~~119
Section 9.06	Nature of Business	~~118~~119
Section 9.07	Amendments to Material Documents; Fiscal Year End	~~118~~119
Section 9.08	Proceeds of Loans	~~119~~120
Section 9.09	ERISA Compliance	~~119~~121
Section 9.10	Sale or Discount of Receivables	~~120~~121
Section 9.11	Merger, Etc	~~120~~121
Section 9.12	Sale of Properties; Unwinds of Swap Agreements	~~121~~122
Section 9.13	Environmental Matters	~~123~~125
Section 9.14	Transactions with Affiliates	~~123~~125
Section 9.15	Negative Pledge Agreements; Dividend Restrictions	~~124~~125
Section 9.16	Gas Imbalances, Take-or-Pay or Other Prepayments	~~124~~125
Section 9.17	Swap Agreements	~~124~~126
Section 9.18	G&A Expenses; Specified Financing Costs	~~127~~128
Section 9.19	Capital Expenditures and other Asset Acquisitions	~~127~~129
Section 9.20	Minimum Volume Commitments; Well Service Contracts	~~127~~129
Section 9.21	Subsidiaries	~~128~~129
Section 9.22	Drilling and Completion Activities	~~128~~129

ARTICLE X Events of Default; Remedies		~~128~~130
Section 10.01	Events of Default	~~128~~130
Section 10.02	Remedies	~~130~~132

ARTICLE XI The Agents		~~132~~133
Section 11.01	Appointment; Powers	~~132~~133
Section 11.02	Duties and Obligations of the Agents	~~132~~134
Section 11.03	Action by Agents	~~133~~135
Section 11.04	Reliance by Agents	~~134~~135
Section 11.05	Subagents	~~134~~136
Section 11.06	Resignation of an Agent	~~135~~136
Section 11.07	Agent as a Lender	~~135~~137
Section 11.08	No Reliance	~~136~~137
Section 11.09	Administrative Agent May File Proofs of Claim	~~136~~138
Section 11.10	Authority of Administrative Agent to Release Collateral and Liens	~~137~~138

Section 11.11	Certain ERISA Matters	~~137~~139
Section 11.12	The Arranger	~~138~~140
Section 11.13	Credit Bidding	~~139~~140
Section 11.14	Posting of Communications	~~140~~141
Section 11.15	No Third Party Beneficiaries	~~141~~142
Section 11.16	Erroneous Payments	~~141~~143

ARTICLE XII Miscellaneous		~~145~~146
Section 12.01	Notices	~~145~~146
Section 12.02	Waivers; Amendments	~~146~~147
Section 12.03	Expenses, Indemnity; Damage Waiver	~~148~~149
Section 12.04	Successors and Assigns	~~151~~152
Section 12.05	Survival; Revival; Reinstatement	~~155~~157
Section 12.06	Counterparts; Integration; Effectiveness	~~156~~157
Section 12.07	Severability	~~156~~158
Section 12.08	Right of Setoff	~~157~~158
Section 12.09	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL	~~157~~159
Section 12.10	Headings	~~159~~160
Section 12.11	Confidentiality	~~159~~160
Section 12.12	Interest Rate Limitation	~~159~~161
Section 12.13	EXCULPATION PROVISIONS	~~160~~162
Section 12.14	Collateral Matters; Swap Agreements; Swap Intercreditor Agreement	~~161~~162
Section 12.15	No Third Party Beneficiaries	~~161~~163
Section 12.16	USA Patriot Act Notice	~~161~~163
Section 12.17	Flood Insurance Provisions	~~162~~163
Section 12.18	No Fiduciary Duty	~~162~~163
Section 12.19	Releases	~~162~~164
Section 12.20	Material Non-Public Information	~~163~~165
Section 12.21	Independence of Covenants	~~164~~165
Section 12.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~164~~165
Section 12.23	Acknowledgement Regarding Any Supported QFCs	~~164~~166
Section 12.24	Intercreditor Agreement and Specified Additional Guarantee Agreements.	~~165~~167
Section 12.25	Existing Credit Agreement	~~165~~167

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Initial Term Loan Note
Exhibit A-2 Exhibit A-3	Form of Delayed Draw Term Loan Note Form of Tranche B Loan Note
Exhibit A-4	Form of Tranche C Loan Note
Exhibit A-5	Form of Amendment No. 4 Term Loan Note
Exhibit A-6	Form of Amendment No. 4 Delayed Draw Term Loan Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment and Assumption
Exhibit F-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Reserve Report Certificate
Exhibit I	Form of Specified Preferred Equity Share Designation
Exhibit J	Form of Third A&R LLC Agreement

Schedule 1.02(a)	APOD
Schedule 1.02(b)	Commitments
Schedule 1.02(c)	Existing Swap Agreements
Schedule 1.02(d)	Tranche C Commitments
Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.28	Material Contracts
Schedule 9.02	Existing Indebtedness
Schedule 9.03	Existing Liens
Schedule 9.05(a)	Existing Investments

v

THIS AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) dated as of August 12, 2024 is among PHOENIX ENERGY ONE, LLC, a Delaware limited liability company and formerly known as PHOENIX CAPITAL GROUP HOLDINGS, LLC (the “Company”), PHOENIX OPERATING LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders from time to time party hereto and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Borrower, Amarillo National Bank, a national banking association, as lender (in such capacity, the “Existing Lender”) and the other lenders from time to time party thereto, are parties to that certain Credit Commercial Agreement, dated as of July 24, 2023 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, effective immediately prior to giving effect to this Agreement and pursuant to that certain Assignment of Loans and Liens, dated as of the date hereof, among the Existing Lender, the Company, the Borrower, Fortress Credit Corp. and the Lenders (the “Master Assignment Agreement”), (a) the Existing Lender resigned in all of its representative capacities under the Existing Credit Agreement and any other documents referred to in the Existing Credit Agreement to which the Existing Lender is a party and assigned and conveyed the Assigned Security Interests (as defined in the Master Assignment Agreement) to the Administrative Agent and (b) the Lenders purchased and assumed from the Existing Lender, all of the outstanding extensions of credit made by the Existing Lender under the Existing Credit Agreement and other interests, in each case, as more particularly described in the Master Assignment Agreement;

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement as set forth herein and the Lenders have agreed to make the Loans and the Commitment available to the Company and the Borrower pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and of the loans, extensions of credit and commitments hereinafter referred to, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%; provided, however that for any period ABR as so determined is less than the applicable Floor, the ABR shall be the applicable Floor. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Accounting Change” has the meaning assigned to such term in Section 1.04.

“Acquisition Conditions” means, with respect to any acquisition of assets (including assets constituting a business unit, line or business, division or discrete set of assets, but excluding Oil and Gas Properties (which, for the avoidance of doubt, are subject to the Asset Acquisition Conditions)) or Equity Interests, (a) if such acquisition involves the acquisition of Equity Interests of a Person, such acquisition shall result in the issuer of such Equity Interests becoming a Wholly-Owned Subsidiary and, to the extent required by Section 8.14, a Guarantor; (b) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any assets or Equity Interests so acquired to the extent required by Section 8.14; (c) subject to Section 1.06, immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (d) (i) the Total Secured Leverage Ratio shall be less than 1.50 to 1.00, (ii) the Asset Coverage Ratio shall not be less than 2.00 to 1.00 and (iii) the Current Ratio shall be at least 0.90 to 1.00 (or, for the month ending April 30, 2026 and thereafter, 1.00 to 1.00), in each case calculated on a Pro Forma Basis giving effect to such acquisition; and (e) immediately after giving effect to such acquisition, the Company and its Subsidiaries shall be in compliance with Section 9.06.

“Acquisition IRR” means, with respect to any acquisition of Oil and Gas Properties by the Company or any of its Subsidiaries, the internal rate of return of such Oil and Gas Properties based on the following parameters: (a) the price forecast used to calculate the projected internal rate of return shall be, for crude oil or for natural gas, the then-current Five Year Strip Price applicable thereto, (b) the projected internal rate of return shall be measured from the date such Oil and Gas Properties are acquired and (c) the projected internal rate of return shall (i) reflect actual economic and production results of such Oil and Gas Properties and (ii) with respect to forecasted economic and production results, be based on the latest forecast provided by the Borrower in good faith and reasonably satisfactory to the Administrative Agent taking into consideration, in the case of this clause (c), (A) any fees, costs and expenses related to spudding, (B) reversionary interests held by any counterparty to such Oil and Gas Properties, (C) severance and ad valorem taxes, and (D) lease operating expenses and midstream gathering, marketing, and transportation costs (including any appropriate fee escalations), based on historical expense data and contractual arrangements in respect thereof, in each case, reflecting the reasonably expected development timeline for such Oil and Gas Properties.

“ACR Secured Indebtedness” means as of any date of determination, an amount equal to (x) Consolidated Total Secured Indebtedness as of such date minus (y) Net Working Capital as of such date. For the avoidance of doubt, if Net Working Capital as of any date of determination is a negative number, such amount shall be added to Consolidated Total Secured Indebtedness as of such date for purposes of determining ACR Secured Indebtedness as of such date.

“Adamantium” means Adamantium Capital, LLC, a Delaware limited liability company.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Technical Agent, and “Agent” means any of the foregoing.

“Aggregate Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the aggregate Duration Adjusted Principal of each outstanding issuance of Debt for Borrowed Money (excluding the Loans); by

(b) the then outstanding principal amount of all such Debt for Borrowed Money (excluding the Loans).

For purposes of this definition, “Duration Adjusted Principal” means, when applied to any Debt for Borrowed Money at any date, the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Debt for Borrowed Money, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Agreement” means this Amended and Restated Senior Secured Credit Agreement, including the Annexes, Schedules and Exhibits hereto, as the same may be amended, restated, amended and restated, supplemented or modified from time to time.

“Amendment No. 3” means that certain Amendment No. 3 to Amended and Restated Senior Secured Credit Agreement, dated as of December 18, 2024, among the Company, the Borrower, the Guarantors party thereto, the Specified Additional Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.

“Amendment No. 3 Fee Letter” means that certain Fee Letter, dated as of the Amendment No. 3 Effective Date, by and among the Company, the Borrower and Fortress.

“Amendment No. 4” means that certain Limited Waiver and Amendment No. 4 to Amended and Restated Senior Secured Credit Agreement, dated as of April 16, 2025, among the Company, the Borrower, the Guarantors party thereto, the Specified Additional Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 DDTL Commitment Expiration Date” means the earliest to occur of (a) the date on which the Maximum Amendment No. 4 DDTL Amount has been fully drawn, (b) the date on which the Amendment No. 4 Delayed Draw Term Loan Commitments are terminated in accordance with Section 2.05 and (c) the date that is twelve (12) months after the Amendment No. 4 Effective Date.

“Amendment No. 4 Delayed Draw Term Lender” means, as of any date of determination, each Lender having an Amendment No. 4 Delayed Draw Term Loan Commitment or that holds Amendment No. 4 Delayed Draw Term Loans.

“Amendment No. 4 Delayed Draw Term Loan Availability Period” means the period from and including the Amendment No. 4 Effective Date through and including the Amendment No. 4 DDTL Commitment Expiration Date.

“Amendment No. 4 Delayed Draw Term Loan Commitment” means, as to any Amendment No. 4 Delayed Draw Term Lender, the aggregate commitment of such Amendment No. 4 Delayed Draw Term Lender to make Amendment No. 4 Delayed Draw Term Loans as set forth on Schedule 1.02(b), as such commitment (a) may be reduced or terminated from time to time pursuant to Section 2.05(c), (b) may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04 and (c) is reduced in an amount equal to any Amendment No. 4 Delayed Draw Term Loans drawn under Section 2.01(f). The aggregate amount of the Amendment No. 4 Delayed Draw Term Loan Commitments of the Amendment No, 4 Delayed Draw Term Lenders as of the Amendment No. 4 Effective Date is $25,000,000.

“Amendment No. 4 Delayed Draw Term Loans” means the loans made by the Amendment No. 4 Delayed Draw Term Lenders to the Borrower pursuant to Section 2.01(f).

“Amendment No. 4 Lender” means, as of any date of determination, each Tranche D Lender having an Amendment No. 4 Term Loan Commitment or that holds Amendment No. 4 Term Loans.

“Amendment No. 4 Term Loan Commitment” means, with respect to each Amendment No. 4 Lender, the commitment of such Amendment No. 4 Lender to make Amendment No. 4 Term Loans as set forth on Schedule 1.02(b). The aggregate amount of the Amendment No. 4 Term Loan Commitments of the Amendment No. 4 Lenders as of the Amendment No. 4 Effective Date is $25,000,000.

“Amendment No. 4 Term Loans” means the loans made by the Amendment No. 4 Lenders to the Borrower pursuant to Section 2.01(e).

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Fee Letter” means that certain Fee Letter, dated as of the Amendment No. 4 Effective Date, by and among the Company, the Borrower and Fortress.

“Amendment No. 5” means that certain Amendment No. 5 to Amended and Restated Senior Secured Credit Agreement, dated as of June 26, 2025, among the Company, the Borrower, the Guarantors party thereto, the Specified Additional Guarantors party thereto, the Lenders party thereto, the Collateral Agent and the Administrative Agent.

“Amendment No. 5 Effective Date” has the meaning assigned to such term in Amendment No. 5.

“Annual Budget” has the meaning assigned to such term in Section 8.01(d)(ii).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“APOD” means the approved plan of development of the Company’s and its Subsidiaries’ Oil and Gas Properties and all related Hydrocarbon Interests attached as Schedule 1.02(a).

“APOD Approval Period” has the meaning set forth in Section 8.20(c).

“APOD Completion Date” means the first date on which (a) all APOD Wells have become Producing APOD Wells and (b) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to the foregoing (together with reasonably detailed supporting documentation).

“APOD Criteria” means, with respect to a Proposed APOD, the following:

(a) the internal rate of return (calculated as of such date in accordance with the IRR Parameters) of all wells proposed to be drilled during the term of such Proposed APOD is equal to or greater than twenty-five percent (25%);

(b) as of the Business Day immediately prior to the date such Proposed APOD is received by the Administrative Agent, the Five-Year Strip Price for crude oil is no less than $60.00/bbl;

(c) such Proposed APOD shall cover (i) with respect to the Initial APOD, a period commencing on the Closing Date and ending on August 12, 2025 (or such later date as the Lenders may approve in their sole discretion) and (ii) with respect to any other APOD, a period that is no longer than six (6) months (or such later date as the Lenders may approve in their sole discretion); and

(d) the amount of Capital Expenditures proposed to be incurred pursuant to such Proposed APOD shall not exceed the amount of Capital Expenditures reasonably anticipated by the Borrower that will actually be incurred pursuant to the plan of development set forth in such Proposed APOD (it being agreed and understood that any estimated Capital Expenditures in the Proposed APOD, as applicable, shall not include any “cushion”).

“APOD Economic Test” means, for any Producing APOD Tranche, as of any APOD Economic Test Date, the internal rate of return (calculated as of such date in accordance with the IRR Parameters) of all Producing APOD Wells in such Producing APOD Tranche as of such date. The Borrower shall be deemed to be in compliance with the APOD Economic Test as of any APOD Economic Test Date if the internal rate of return described in the preceding sentence is equal to or greater than twenty-five percent (25%).

“APOD Economic Test Date” means (a) the last day of the Fiscal Quarter in which the APOD Tranche consisting of each Initial APOD Group first becomes a Producing APOD Tranche and (b) the last day of each Fiscal Quarter thereafter.

“APOD Expenditure Report” means, for the applicable calendar month, a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth in reasonable detail all capital expenditures made in support of the APOD (broken out on an invoice-by-invoice basis) for such calendar month, and including evidence reasonably satisfactory to the Administrative Agent of the source of funds used for such capital expenditures.

“APOD Quarterly Test Event” means, as of any date of determination, that the Borrower is not in compliance with the APOD Economic Test as of such date, except as a result of a Force Majeure Event that directly, materially and adversely impacts the business operations of the Borrower for a period no longer than forty-five (45) days, as reasonably determined by the Majority Lenders in consultation with the Borrower.

“APOD Revision Event” means that any of the following has occurred:

(a) as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2024), an APOD Quarterly Test Event has occurred; or

(b) at any time, the Five Year Strip Price for crude oil is less than $60.00/bbl (WTI) for five (5) consecutive Business Days.

“APOD Tranche” means (a) individually, each Initial APOD Group and (b) each other group of wells to be drilled on the same pad pursuant to any APODs approved after the Initial APOD.

“APOD Wells” means the wells contained in the APOD and described on Schedule 1.02(a).

“Applicable Borrowing Date” means (a) for the Initial Term Loans and Tranche B Loans, the Closing Date, (b) for any Delayed Draw Term Loans, the date on which such Delayed Draw Term Loans are made to the Borrower, (c) for the Tranche C Loans, the Amendment No. 3 Effective Date, (d) for the Amendment No. 4 Term Loans, the Amendment No. 4 Effective Date and (e) for any Amendment No. 4 Delayed Draw Term Loans, the date on which such Amendment No. 4 Delayed Draw Term Loans are made to the Borrower.

“Applicable Margin” means a rate of interest per annum equal to (a) with respect to SOFR Loans (or Loans bearing interest at a rate determined by reference to any other Benchmark), 7.00% and (b) with respect to ABR Loans, 6.00%.

“Applicable Parties” has the meaning assigned to such term in Section 11.14(c).

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction (a) the numerator of which is an amount equal to such Lender’s Credit Exposure (b) the denominator of which is the sum of the Credit Exposure of all Lenders; provided that, in the case of Section 4.04 when a Defaulting Lender shall exist, “Applicable Percentage” shall be adjusted to disregard any Defaulting Lender’s Credit Exposure.

“Approved Counterparty” means (a) any Designated Non-Lender Swap Provider and (b) any Person that, at the time a Swap Agreement is entered into, (i) is a Lender or an Affiliate of a Lender and (ii) has (or whose parent company has), at the time the applicable Swap Agreement is entered into, a long term senior unsecured debt rating of A- or higher by S&P or A3 or higher by Moody’s (or their equivalent). The term “parent company,” as used in the preceding sentence with reference to any Lender or any of their respective Affiliates, shall include any Person that owns a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Lender or such Affiliate, as applicable.

“Approved Electronic Platform” has the meaning assigned such term in Section 11.14(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineer” means any of (a) NSAI, (b) Cawley, Gillespie and Associates, Inc. and (c) Ryder Scott Company, LP.

“Approved Swap Agreement” means a Swap Agreement with any Approved Counterparty entered into in the ordinary course of business by any Credit Party for purposes of fixing prices and not for speculative purposes. For the avoidance of doubt, Approved Swap Agreements must be in the form of puts, floors, swap agreements and collars, but shall exclude put options, “put spreads”, and “three way collars” (as such terms are commonly understood by swap dealers); provided that the price floor for any such put or collar shall be set at an amount no less than 15% below the Five Year Strip Price, determined as of the date of purchase of such put or collar.

“Arranger” means Fortress, in its capacity as sole lead arranger.

“Asset Acquisition Conditions” means, with respect to any acquisition (or series of related acquisitions) of Oil and Gas Properties, (a) such Oil and Gas Properties shall be located within the states of Colorado, Montana, North Dakota, Texas, Wyoming or Utah; (b) such Oil and Gas Properties consist solely of Proved Reserves; (c) such acquisition shall not be made with proceeds of any Loans, (d) immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) immediately after giving effect to such acquisition, the Minimum Liquidity Test is satisfied; (f) immediately after giving effect to such acquisition, the Company and its Subsidiaries shall be in compliance with Section 9.06; and (g) if the consideration for all such Oil and Gas Properties is equal to or greater than $500,000, the Acquisition IRR with respect to such Oil and Gas Properties is at least twenty percent (20%).

“Asset Coverage Ratio” means, as of any date, the ratio of (a) Total PDP PV-10 as of such date to (b) ACR Secured Indebtedness as of such date.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Available Amount” means an amount equal to (x) $10,000,000 minus (y) the amount of Permitted Capital Expenditures made since the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR plus (ii) 0.10% (10 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or

(b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Board of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans made on the same date.

“Borrowing Request” means a request by the Borrower, substantially in the form of Exhibit B or any other form approved by the Administrative Agent, for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Irvine, California, are authorized or required by law to remain closed.

“Business Loan Agreement” means that certain Business Loan and Security Agreement Supplement, dated as of January 9, 2024, by and between the Company, as borrower, and WebBank, as lender, as in effect on October 25, 2024.

“Capital Expenditures” means, with respect to any Person (determined without duplication), all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements and capitalized workover expenses) that are required to be capitalized under GAAP on a balance sheet of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

“Cash Equivalents” means the following:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b) commercial paper maturing within one (1) year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s;

(c) deposits maturing within one (1) year from the date of acquisition thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; and

(d) deposits in money market funds investing primarily in Investments described in clauses (a), (b) and (c) of this definition.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Company or any of its Subsidiaries.

“Change in Control” means the occurrence of any of the following:

(a) the failure of the Permitted Holders to (i) own, directly or indirectly, at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, (ii) own, directly or indirectly, at least 51% of the beneficial economic ownership of the Company or (iii) control the Company;

(b) the failure of Parent to own, directly, 100% of the Company’s issued and outstanding Equity Interests (other than the Specified Preferred Equity) or the failure of Parent to Control the Company;

(c) ~~both of~~ Adam Ferrari ~~and Lindsey Wilson~~ ceasing to be ~~managers~~a director, manager or other similar role within the governing body of the Company, or any of Adam Ferrari or Curtis Allen ceasing to be an officer of the Company that is involved in the day to day management and operations of the Company, including in any case as a result of death, unless, within sixty (60) days of such event, the Company shall have retained a replacement manager or officer reasonably satisfactory to the Administrative Agent and shall have provided to the Administrative Agent a succession management plan detailing its continued plan of operation and management that is satisfactory to the Administrative Agent in the exercise of its reasonable discretion;

(d) the failure of the Company to own, directly, 100% of the issued and outstanding membership interests of the Borrower;

(e) the Borrower or a Wholly-Owned Subsidiary of the Borrower shall cease to own, directly, 100% of the Equity Interests of each Subsidiary (except in connection with an asset sale of 100% of the Equity Interests of a Subsidiary permitted under this Agreement);

(f) if any Person or group (other than the Permitted Holders) has the ability to elect, or so elects, directly or indirectly, a majority of the members of the board of directors of the Company or the Borrower, including, without limitation, by the acquisition of revocable proxies for the election of directors; or

(g) a “~~Change~~change in ~~Control~~control ” (or comparable term) occurs under (i) any Material Indebtedness (in the case of Material Indebtedness described in clause (a) of the definition thereof, to the extent the aggregate outstanding principal amount of such Material Indebtedness exceeds $5,000,000) or (ii) the Specified Preferred Equity.

For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the general management and policies of such Person, whether by contract or otherwise.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule or regulation or treaty, (b) any change in any law, rule or regulation or treaty or in the administration, in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III (but not Basel II), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, issued, adopted, promulgated or implemented.

“Class”, when used in reference to any Loan, refers to whether such Loan is a Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan.

“Close Affiliate” means, with respect to a specified Person, another Person that (a) is a director or officer of the specified Person or (b) is the spouse, issue or parent of the specified Person or of an Affiliate of the specified Person.

“Closing Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument; provided, that at no time shall Excluded Assets constitute Collateral (only for so long as such assets constitute “Excluded Assets”).

“Collateral Agent” has the meaning given to such term in the Intercreditor Agreement.

“Collateral Coverage Minimum” has the meaning assigned to such term in Section 8.14(a).

“Commitment” means a Tranche A Commitment, a Tranche B Commitment, a Tranche C Commitment or a Tranche D Commitment.

“Commodities Account” has the meaning assigned to such term in the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any Guarantor or Specified Additional Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Agreement, including through an Approved Electronic Platform.

“Company” has the meaning assigned to such term in the Preamble.

“Company Materials” has the meaning assigned to such term in Section 12.20.

“Compliance Certificate” means a Compliance Certificate, signed by a Financial Officer, substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Net Income” means, with respect to the Company and its Consolidated Subsidiaries for any period, the aggregate of the net income (or loss) of the Company and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(a) the net income (or loss) of any Person in which the Company or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Company or to a Consolidated Subsidiary, as the case may be;

(b) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or by operation of the terms of its charter or any agreement, instrument or Governmental Requirement in each case applicable to that Subsidiary or its stockholders;

(c) any gains or losses attributable to any write-ups or write-downs of assets, including ceiling test write-downs;

(d) any gain (or loss), together with any related provision for Taxes on such gain (or loss), realized in connection with: (i) any Disposition which is not made in the ordinary course of business or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(e) any non-recurring non-cash gains or losses.

“Consolidated Subsidiaries” means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Total Indebtedness” means as of any date of determination, the aggregate principal amount of all Indebtedness of the Company and its Consolidated Subsidiaries, without duplication, outstanding on such date, in an amount that would be reflected on a consolidated balance sheet (excluding the notes thereto) prepared as of such date on a consolidated basis in accordance with GAAP but only to the extent such Indebtedness comprises (a) Indebtedness for borrowed money, (b) obligations in respect of Finance Leases, (c) obligations evidenced by bonds, notes, debentures or similar instruments, (d) obligations in respect of unreimbursed drawn letters of credit, (e) Disqualified Capital Stock and (f) any Indebtedness to the extent included in the foregoing clauses (a) through (e) of others guaranteed by the Company or any of its Subsidiaries or in which the Company or such Subsidiary otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; provided that Consolidated Total Indebtedness shall not include obligations in respect of any Swap Agreement, other than to the extent such obligations are due and payable and not paid on such date. For the avoidance of doubt, Consolidated Total Indebtedness shall not include Indebtedness of the Company and its Consolidated Subsidiaries owed to the Company or a Consolidated Subsidiary.

“Consolidated Total Secured Indebtedness” means as of any date of determination, the aggregate amount of Consolidated Total Indebtedness that is then secured by Liens on property of the Company and its Subsidiaries. For the avoidance of doubt, Consolidated Total Secured Indebtedness shall not include Indebtedness of the Company and its Consolidated Subsidiaries owed to the Company or a Consolidated Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlled” and “Controlling” have the meanings correlative thereto.

“Control Agreement” means a control agreement or similar agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower or a Guarantor, the Administrative Agent and the relevant financial institution party thereto, which (a) provides a first priority perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (provided such Control Agreement may permit certain Excepted Liens according to its terms) and (b) establishes the Collateral Agent’s control, in each case, with respect to any Deposit Account, Securities Account or Commodities Account of such Credit Party.

“Controlled Account” means a Deposit Account, Securities Account or Commodities Account that is subject to a Control Agreement.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 12.23.

“Credit Exposure” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate unused Commitments of such Lender at such time plus (b) the aggregate principal amount of its Loans outstanding at such time.

“Credit Parties” means, collectively, the Company, the Borrower, each Guarantor and Specified Additional Guarantor.

“Current Assets” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and its Consolidated Subsidiaries at such date but excluding (i) all non-cash assets under FASB ASC Topic 815, (ii) the aggregate amount of any deposits (whether in cash or otherwise) posted by the Company or any of its Consolidated Subsidiaries to secure Swap Obligations owing by such Persons or to cover market exposures, (iii) any deferred tax assets and (iv) any cash or Cash Equivalents deemed to be “restricted” in accordance with GAAP (other than to the extent such cash or Cash Equivalents are deemed to be “restricted” solely as a result of being maintained in a Controlled Account).

“Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and its Consolidated Subsidiaries on such date, but excluding (a) all non-cash obligations under FASB ASC Topic 815, (b) the current portion of the then outstanding aggregate principal amount of the Loans under this Agreement, (c) any deferred tax liabilities and (d) the lesser of (i) any current maturities of long-term Indebtedness for borrowed money and (ii) the product of (A) the principal amount of the cash proceeds of Specified Additional Bond Indebtedness issued during the Fiscal Quarter most recently ended with respect to which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) (or, solely for purposes of Section 6.01(w), the Fiscal Quarter ending June 30, 2024), multiplied by (B) four (4).

“Current Ratio” means, as of any date of determination, the ratio of (a) Current Assets as of such date to (b) Current Liabilities as of such date.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“DDTL Commitment Expiration Date” means the earliest to occur of (a) the date on which the Maximum DDTL Amount has been fully drawn, (b) the date on which the Delayed Draw Term Loan Commitments are terminated in accordance with Section 2.05 and (c) the date that is twelve (12) months after the Closing Date.

“Debt for Borrowed Money” means Indebtedness of the type described in clause (a) of the definition thereof (including, for the avoidance of doubt, any Specified Existing Indebtedness and Specified Additional Bond Indebtedness).

“Declined Proceeds” has the meaning assigned to such term in Section 3.04(c)(iii).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Delayed Draw Term Loans or Amendment No. 4 Delayed Draw Term Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action or (e) is a Sanctioned Lender.

“Delayed Draw Term Lender” means, as of any date of determination, each Lender having a Delayed Draw Term Loan Commitment or that holds Delayed Draw Term Loans.

“Delayed Draw Term Loan Availability Period” means the period from and including the Closing Date through and including the DDTL Commitment Expiration Date.

“Delayed Draw Term Loan Commitment” means, as to any Delayed Draw Term Lender, the aggregate commitment of such Delayed Draw Term Lender to make Delayed Draw Term Loans as set forth on Schedule 1.02(b), as such commitment (a) may be reduced or terminated from time to time pursuant to Section 2.05(b), (b) may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04 and (c) is reduced in an amount equal to any Delayed Draw Term Loans drawn under Section 2.01(c). The aggregate amount of the Delayed Draw Term Loan Commitments of the Delayed Draw Term Lenders as of the Closing Date is $35,000,000.

“Delayed Draw Term Loans” means the loans made by the Delayed Draw Term Lenders to the Borrower pursuant to Section 2.01(c).

“Deposit Account” has the meaning assigned to such term in the UCC.

“Designated Non-Lender Swap Provider” means (a) BP Energy Company, (b) Cargill, Incorporated, (c) Mercuria Energy America, LLC and (d) any other Person that, at the time a Swap Agreement is entered into, has (or whose parent company or credit support guarantor has) a long-term senior unsecured debt rating of A- or higher by S&P or A3 or higher by Moody’s (or their equivalent). The term “parent company,” as used in the preceding sentence with reference to any Person, shall include any other Person that owns a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such first Person.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, condemnation or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disposition Threshold” means (i) $1,000,000, in connection with any individual Disposition, of series of related Dispositions and (ii) $5,000,000 in any fiscal year.

“Disputed Reserve Report” means any Reserve Report (including, without limitation, any Replacement Reserve Report) delivered pursuant to Section 8.12 which the Administrative Agent has determined that the valuation of the Proved Reserves contained therein is not satisfactory to the Administrative Agent in its sole discretion and designated as a “Disputed Reserve Report” by delivery of a written notice of such designation to the Borrower, which designation may be made via email and shall be effective immediately upon the sending of such notice.

“Disputed Reserve Report Period” means each period beginning on the date on which the Administrative Agent notifies the Borrower in writing that a Reserve Report delivered pursuant to Section 8.12 is a Disputed Reserve Report and ending immediately prior to the date on which a Replacement Reserve Report is delivered to the Administrative Agent pursuant to Section 8.12(c); provided that if such Replacement Reserve Report is itself a Disputed Reserve Report, the Disputed Reserve Report Period shall extend until the delivery of an additional Replacement Reserve Report.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures (excluding any maturity as a result of the optional redemption by the issuer thereof) or is mandatorily redeemable, in whole or in part, for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable (unless at the sole option of the issuer thereof), in whole or in part, for Indebtedness, (c) is redeemable, in whole or in part, for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof or (d) requires the payment in cash of regularly scheduled dividends or distributions, in each case, on or prior to the date that is one (1) year after the Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, an amount determined for the Company and its Consolidated Subsidiaries equal to the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest expense, (b) income taxes, (c) depreciation, (d) depletion, (e) amortization, (f) impairment and all other non-cash charges, (g) exploration expenses or costs (to the extent the Company adopts the successful efforts method of accounting), (h) any fees, expenses and other transaction costs which are incurred in connection with the Transactions, (i) the amount of any non-recurring cash expenses and charges, determined in accordance with GAAP, in an amount not to exceed $500,000 for such period (determined prior to giving effect to such addback), (j) non-cash losses (including non-cash losses resulting from the requirements of Accounting Standards Codifications 410 and 815) and (k) to the extent incurred in any of the four Fiscal Quarters immediately preceding the Closing Date, the amount of Specified Financing Costs paid in cash during such Reference Period in excess of $29,000,000; provided that such amounts added back pursuant to this clause (k) shall not exceed $10,000,000 during any Reference Period, minus the following items of income to the extent included in Consolidated Net Income in such period: (i) all non-cash gains and non-cash income (including cancellation of indebtedness income and non-cash income resulting from the requirements of Accounting Standards Codifications 410 and 815) and (ii) the amount of any non-recurring cash items of income, determined in accordance with GAAP; provided that for purposes of calculating EBITDAX for any period of four consecutive Fiscal Quarters (each, a “Reference Period”), if (x) during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Company or any Consolidated Subsidiary shall have made an acquisition or Disposition, EBITDAX (including Consolidated Net Income) for such Reference Period shall be calculated after giving pro forma effect thereto as if such acquisition or Disposition by the Company or its Consolidated Subsidiaries occurred on the first day of such Reference Period and (y) if any calculation in the immediately foregoing clause (i) is made on a pro forma basis, such pro forma adjustments are factually supportable and are determined in good faith by a Responsible Officer and subject to supporting documentation reasonably acceptable to the Administrative Agent.

“ECP” means any Person who qualifies as an “eligible contract participant” under Section 2(e) of the Commodity Exchange Act.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person, subject to such consents, if any, as may be required under Section 12.04(b)(i), that meets the requirements to be an assignee under Section 12.04(b)(i); provided that, in no event shall any of the following persons be an Eligible Assignee: (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (ii) any Defaulting Lender or (iii) the Borrower, any other Credit Party, any Specified Additional Guarantor or any Affiliate (or Close Affiliate) of the Borrower or any other Credit Party or Specified Additional Guarantor.

“Emergency Capital Expenditures” means any Capital Expenditures that are incurred in response to and to resolve or mitigate an emergency or threat to human health, safety or protection of the environment, as determined by the Borrower in good faith in consultation with the Administrative Agent, or to the extent required under any applicable law, rule or regulation of any Governmental Authority (including Environmental Laws).

“Eminent Domain Proceeds” means all amounts and proceeds which any Loan Party receives in respect of an Event of Eminent Domain.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or human health and safety (to the extent relating to exposure to Hazardous Substances), in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Company or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, attorneys’ fees, consultants’ fees, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) any violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the Release or threatened Release of any Hazardous Substances, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “reportable event” described in section 4043 of ERISA with respect to a Plan or a controlled group member, as applicable, for which the reporting requirements have not been waived, (b) the withdrawal of the Company, a Subsidiary or any ERISA Affiliate from a Plan subject to section 4063 or 4064 of ERISA during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, or a cessation of operations that is treated as such a withdrawal as provided in section 4062(e) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA, (f) the failure of Company, a Subsidiary or any ERISA Affiliate to meet the minimum funding standards under section 430 of the Code or section 303 of ERISA (determined without regard to any waiver of funding provisions therein) with respect to a Plan, (g) the Company, a Subsidiary or any ERISA Affiliate incurs a withdrawal liability under Subtitle E of Title IV of ERISA with respect to a Multiemployer Plan or (h) any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Erroneous Payment” has the meaning assigned to such term in Section 11.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 11.16(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 11.16(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 11.16(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 11.16(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained to the extent required in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than sixty (60) days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not more than sixty (60) days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Company or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Company or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any Indebtedness for borrowed money and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from UCC financing statement filings regarding operating leases entered into in the ordinary course of business covering only the Property under any such operating lease; (j) Liens listed on the exhibits to the Security Instruments with respect to the Oil and Gas Properties of Company and each of its Subsidiaries, so long as such Liens (i) do not reduce the Net Revenues Interest (or “NRI” or terms of similar effect) attributable to any well, unit or lease included in the Oil and Gas Properties of Company and its Subsidiaries, materially below that shown on such exhibits to the Security Instruments or (ii) increase the Working Interest (or “WI” or terms of similar effect) attributable to any well, unit or lease included in the Oil and Gas Properties of Company and its Subsidiaries, materially above that shown on such exhibits to the Security Instruments; and (k) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (i) limiting the transfer of properties and assets pending the consummation of the subject transaction, or (ii) in respect of earnest money deposits, good faith deposits, purchase price adjustment and indemnity escrows and similar deposit or escrow arrangements made or established thereunder; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Collateral Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Accounts” means (a) Deposit Accounts the balance of which consists exclusively of (i) withheld income Taxes and federal, state or local employment Taxes required to be paid to the Internal Revenue Service or state or local Governmental Authorities with respect to employees of the Company or any Subsidiary, (ii) amounts set aside for payroll and the payment of accrued and customary employee benefits, medical, dental and employee benefits claims to employees of the Company or any Subsidiary, (iii) to the extent such transaction is permitted pursuant to this Agreement, amounts constituting purchase price deposits held in escrow pursuant to a purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (iv) amounts held in escrow or in trust pending litigation or other settlement claims, and (v) amounts held in trust or as fiduciaries for third parties held in segregated accounts in respect of such third party’s ratable share of the revenues from Oil and Gas Properties operated by the Company or any Subsidiary and owed to such third party and/or amounts paid by such third party to the Company or any Subsidiary on account of expenses associated with Oil and Gas Properties operated by the Company or any Subsidiary and owed (or to be owed) to other third parties, (b) Deposit Accounts used exclusively as zero balance accounts (i.e., Deposit Accounts which are swept daily and do not carry an overnight balance) in the ordinary course of business and (c) other Deposit Accounts, Securities Accounts or Commodities Accounts so long as (i) the average daily maximum balance in each such account over a thirty (30) day period does not at any time exceed $100,000 and (ii) the aggregate balance for all such accounts excluded pursuant to this clause (b) on any day does not exceed $150,000 and (c) that certain Securities Account of the Company held with Interactive Brokers and identified on Schedule 7 to the Guarantee and Collateral Agreement; provided that such account shall immediately cease to constitute an “Excluded Account” if the average daily balance in such account during any period of ten (10) consecutive days exceeds $200,000.

“Excluded Assets” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Swap Obligation” means (as such definition may be modified from time to time as agreed by the Borrower and the Administrative Agent), with respect to any Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order thereunder (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes on income (however denominated), branch profits Taxes or franchise Taxes, in each case, (i) imposed by any jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such federal withholding Tax pursuant to Section 5.03, (c) Taxes attributable to such Lender’s failure to comply with Section 5.03(e) and (d) any withholding Tax that is imposed under FATCA.

“Existing Commitments” means the “Commitments,” as defined in the Existing Credit Agreement.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals.

“Existing Lender” has the meaning assigned to such term in the recitals.

“Existing Loans” means the “Loans,” as defined in the Existing Credit Agreement.

“Existing Obligations” means all “Obligations” as such term is defined in the Existing Credit Agreement.

“Extraordinary Receipts” means, amounts received by, incurred or paid to or for the account of the Company or any Subsidiary not in the ordinary course of business, consisting of (a) proceeds of judgments or settlements or other consideration of any kind received in connection with any cause of action or claim and (b) indemnity payments (other than to the extent such indemnity payments are immediately payable to a person that is not an Affiliate of any member of the Company), but excluding amounts received by, incurred or paid to or for the account of the Company or any Subsidiary not in the ordinary course of business which are equal to or less than $100,000 in the aggregate in any fiscal year.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement between the United States and any other such jurisdiction that facilitates the implementation of the foregoing.

“February 2025 Reserve Report” means the report with respect to certain Oil and Gas Properties of the Company and the Subsidiaries prepared by NSAI with an “as of” date of February 28, 2025 in form and substance reasonably satisfactory to the Administrative Agent.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.00%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, by and among the Company, the Borrower and Fortress.

“Finance Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder; provided that any lease that would not have been recorded as a finance lease if it had been entered into prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall not be a Finance Lease whether or not so designated in accordance with GAAP as in effect at the time of the execution of such lease.

“Financial Officer” means, for any Person, the chief executive officer, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Company.

“Financial Statements” means the financial statement or statements of the Company and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Five-Year Strip Price” means, as of any date of determination, (a) for the sixty (60) month period commencing with the month in which such date occurs, as quoted on the NYMEX and published in a nationally recognized publication for such pricing as selected by the Administrative Agent (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0–60 and (b) for periods after such sixty (60) month period, the average corresponding monthly quoted futures contract price for months 49–60; provided, however, that (i) in the event that the NYMEX no longer provides futures contract price quotes for sixty (60) month periods, the longest period of quotes of less than sixty (60) months shall be used and (ii) if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Majority Lenders shall, in consultation with the Borrower, designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX in this definition.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.

“Floor” means a rate of interest per annum equal to (a) 3.00%, with respect to Term SOFR and (b) 4.00%, with respect to ABR.

“Force Majeure Event” means any catastrophic accident, act of war or terrorism, civil or military disturbance, natural catastrophe or act of God, and significant interruptions, losses or malfunctions of utilities services (in each case, which are not caused by and are outside the control of the Borrower and its Subsidiaries and their respective officers, employees and agents).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fortress” means Fortress Credit Corp.

“G&A Expenses” means expenses and costs incurred by the Company and any Subsidiary, on behalf of itself or any other Person, that are classified as “general and administrative costs” in accordance with GAAP and, without duplication, including any Specified Financing Costs, any retention or bonus payments paid in cash and any expense and costs incurred by the Company in connection with advertising, payroll and/or other compensation to the holders of their Equity Interests or any Affiliates (including Close Affiliates); provided that G&A Expenses shall not include any expenses or costs incurred in connection with the Transactions.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“Gas Balancing Obligations” means those obligations set forth on Schedule 7.18 (as may be updated pursuant to the terms of Section 7.18).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, determination, rule, regulation, rule of common law, or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Group of Loans” means each of the following: (a) the Initial Term Loans and the Tranche B Loans, (b) the Delayed Draw Term Loans, (c) the Tranche C Loans, (d) the Amendment No. 4 Term Loans and (e) the Amendment No. 4 Delayed Draw Term Loans.

“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date, among the Borrower and the Guarantors and the Administrative Agent.

“Guarantors” means, collectively, (a) as of the Closing Date, the Company and each Subsidiary of the Company (which Subsidiaries are set forth on Schedule 7.14 hereto) and (b) following the Closing Date, each Material Subsidiary that guarantees the Secured Obligations pursuant to Section 8.14(b) or any other Subsidiary of the Company that guarantees the Secured Obligations at the election of the Borrower.

“Hazardous Substance” means any material, substance, or waste that is listed, classified, defined or regulated as hazardous or toxic, or as a pollutant or contaminant, under any Environmental Law, or that is otherwise regulated by or for which liability or standards of care may be imposed pursuant to Environmental Laws due to its harmful or deleterious properties or characteristics, including petroleum, petroleum distillate or petroleum products, radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, or per- and polyfluoroalkyl substances.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Holdings” means Lion of Judah Capital, LLC, a Delaware limited liability company.

“Holdings Pledge Agreement” means the Pledge Agreement dated as of the Closing Date and executed by Holdings in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means, at any date of determination, each Subsidiary of the Borrower, that has been designated as such by the Borrower in writing to the Administrative Agent, and, when taken together with its subsidiaries (direct or indirect), (a) does not own Property with a fair market value in excess of $100,000 and (b) does not generate revenues or EBITDA in excess of $100,000 in any twelve month period; provided that all such Subsidiaries designated as “Immaterial Subsidiaries” shall not own any Property or generate total revenues or EBITDA, respectively, in the aggregate in excess of $250,000 (the “Immaterial Subsidiary Cap”).

“Immaterial Subsidiary Cap” has the meaning assigned to such term in the definition of “Immaterial Subsidiary”.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all obligations under Finance Leases; (d) all obligations under Synthetic

Leases; (e) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (f) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (h) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments for periods in excess of thirty (30) days prior to the day of delivery, other than gas balancing arrangements and transportation arrangements in the ordinary course of business; (i) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (j) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock, (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (m) all obligations of such Person in respect of Swap Agreements to the extent of the Swap Termination Value thereof. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided, however, the contingent obligations of Company or any Subsidiary of Company pursuant to any purchase and sale agreement, stock purchase agreement, merger agreement or similar agreement shall not constitute “Indebtedness” within this definition so long as none of the same contains an obligation to pay money over time.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Initial APOD” has the meaning assigned to such term in Section 6.01(v).

“Initial APOD Group” means each group of wells located on the same pad and set forth under the heading “Pad” on Schedule 1.02(a).

“Initial Reserve Report” means the report with respect to certain Oil and Gas Properties of the Company and the Subsidiaries prepared by NSAI with an “as of” date of March 31, 2023.

“Initial Term Lender” means, as of any date of determination, each Tranche A Lender having an Initial Term Loan Commitment or that holds Initial Term Loans.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans as set forth on Schedule 1.02(b). The aggregate amount of the Initial Term Loan Commitments of the Initial Term Lenders as of the Closing Date is $100,000,000.

“Initial Term Loans” means the loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a).

“Interest Payment Date” means (a) in respect of the Tranche A Loans, Tranche C Loans and Tranche D Loans, (i) the last day of each fiscal quarter (commencing September 30, 2024 for the Tranche A Loans, December 31, 2024 for the Tranche C Loans and June 30, 2025 for the Tranche D Loans) and (ii) the Maturity Date and (b) in respect of the Tranche B Loans, the Maturity Date.

“Interest Period” means (a) initially, (i) with respect to Initial Term Loans and Tranche B Loans, the period commencing on the Closing Date and ending on September 30, 2024, (ii) with respect to any Delayed Draw Term Loans, the period commencing on the funding of such Delayed Draw Term Loans and ending on the next succeeding Interest Payment Date, (iii) with respect to Tranche C Loans, the period commencing on the Amendment No. 3 Effective Date and ending on December 31, 2024, (iv) with respect to Amendment No. 4 Term Loans, the period commencing on the Amendment No. 4 Effective Date and ending on June 30, 2025 and (v) with respect to any Amendment No. 4 Delayed Draw Term Loans, the period commencing on the funding of such Amendment No. 4 Delayed Draw Term Loans and ending on the next succeeding Interest Payment Date and (b) each subsequent period commencing on the first day of each fiscal quarter and ending on the last day of each fiscal quarter.

“Intermediate Holdings” means Phoenix Equity Holdings, LLC, a Delaware limited liability company.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness of, or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods, supplies or services sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRR Parameters” means, for purposes of the APOD Economic Test, (a) the price forecast used to calculate the projected internal rate of return shall be for crude oil and natural gas, the then-current Five Year Strip Price, as applicable, in each case adjusted by taking into account all then-existing Swap Agreements attributable to projected production from the Producing APOD Wells, (b) the projected internal rate of return for any Producing APOD Tranche shall be measured from the date when Capital Expenditures associated with such Producing APOD Tranche were initially made, (c) the cumulative projected internal rate of return shall (i) reflect actual economic and production results of existing Producing APOD Tranches (including, for the avoidance of doubt, pricing actually realized) and (ii) with respect to forecasted economic and production results, be based on the latest forecast provided by the Borrower in good faith and based on reasonable assumptions and approved by the Administrative Agent; provided that, if the Administrative Agent does not approve any such forecast, the Borrower shall provide an updated forecast from NSAI and (d) all costs and expenses associated with the drilling and completion of the wells included in each Producing APOD Tranche shall be included in the calculation of the projected internal rate of return, regardless of whether the Borrower shall have received invoices therefor at the time of measurement of the APOD Economic Test.

“January 2025 Reserve Report” means the report with respect to certain Oil and Gas Properties of the Company and the Subsidiaries prepared by the Company with an “as of” date of January 30, 2025 and shared with the Administrative Agent, titled as “Phoenix Energy ARIES Oneline + Monthly 24Q4 Roll Forward 25Q1 Strip Pricing NSAI & 550mbo TC 2025.01.30”.

“Lender Secured Swap Provider” means any Person that (a) at the time it enters into a Swap Agreement with a Credit Party (including by novation), is a Lender or an Affiliate of a Lender, (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Swap Agreement with a Credit Party or (c) is a Lender or an Affiliate of a Lender at the time a Secured Swap Agreement is assigned or transferred to it (by novation or otherwise) by another Secured Swap Provider, in each case in its capacity as a party to such Swap Agreement; provided that any such Person that ceases to be a Lender or an Affiliate of a Lender shall not be a Lender Secured Swap Provider with respect to any Swap Agreement that it thereafter enters into (or that is assigned or transferred to it) while it is not a Lender or an Affiliate of a Lender.

“Lenders” means the Persons listed on Schedule 1.02(b) and Schedule 1.02(d) and any Person that shall have become a party hereto pursuant to an Assignment and Assumption other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, (i) the Company and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing and (ii) in no event shall an operating lease be deemed to be a Lien.

“Loan Documents” means (a) this Agreement, (b) the Notes, if any, (c) the Fee Letter, (d) the Security Instruments, (e) the Swap Intercreditor Agreement, (f) the Specified Additional Guarantee Agreements, (g) the Amendment No. 3 Fee Letter, (h) the Amendment No. 4 Fee Letter and (i) any other agreements entered into in connection herewith by a Credit Party, Parent or any Specified Additional Guarantor with or in favor of the Administrative Agent, the Collateral Agent or the Lenders, which such agreements are expressly identified therein as a “Loan Document.”

“Loan Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Loans” means, collectively, Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans, and “Loan” means any of the foregoing.

“Majority Lenders” means, at any date Non-Defaulting Lenders having or holding more than fifty percent (50%) of the Total Outstandings (excluding the Tranche B Loans) in the aggregate at such date.

“Make-Whole Amount” has the meaning given to such term in Section 3.04(d).

“Master Assignment Agreement” has the meaning assigned to such term in the recitals.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Credit Parties and their respective Subsidiaries, taken as a whole, (b) the ability of the Credit Parties to perform their respective material obligations under the Loan Documents, or (c) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

“Material Contract” means (a) each contract or agreement under which the projected aggregate revenue to be paid to the Company and its Subsidiaries, or payments to be made by the Company and its Subsidiaries, in each case during any fiscal year exceeds $2,500,000 and (b) each agreement, contract, joint venture agreement and other instrument to which the Company or any Subsidiary is a party, in each case the termination or breach of which could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means (a) any Specified Additional Bond Indebtedness and any other notes or bonds issued by the Company or a Subsidiary to investors pursuant to the exemptions from registration permitted under Regulation A or Regulation D promulgated under the Securities Act of 1933, as amended, or in a public offering registered with the SEC and (b) any other Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of the Company or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Oil and Gas Properties” means Oil and Gas Properties with a fair market value in excess of $500,000.

“Material Non-Op AFE” means a Non-Op AFE (or series of related Non-Op AFEs) which, if consented to by the Company or the applicable Subsidiary, would require the Company or any of its Subsidiaries to make Capital Expenditures or other expenditures in an aggregate amount in excess of $500,000.

“Material Subsidiary” means, as of any date, any Subsidiary of the Company that, (a) is not an Immaterial Subsidiary, (b) otherwise is or becomes a Guarantor pursuant to Section 8.14, (c) owns any Oil and Gas Properties or (d) is an obligor under any Indebtedness (including Specified Indebtedness).

“Maturity Date” means December 18, 2027.

“Maximum Amendment No. 4 DDTL Amount” means $25,000,000.

“Maximum DDTL Amount” means $35,000,000.

“Minimum Liquidity Test” means, on the relevant date of determination, the Company and its Consolidated Subsidiaries have Unrestricted Cash in an amount at least equal to the greater of (x) $15,000,000 and (y) Projected Expenses.

“Minimum Volume Commitment” means any “ship or pay” or other similar arrangement where a Person (a) commits to utilize a minimum capacity in a pipeline or otherwise guarantees a minimum thru-put volume in respect of a pipeline, processing or other midstream facility and (b) agrees to pay for such capacity or thru-put regardless of whether such capacity or thru-put is actually utilized.

“MOIC” means, as of any date of calculation, with respect to any Group of Loans, the ratio of (a) the sum of all upfront fees, interest, principal, original issue discount in respect of principal amounts repaid (net of any rebates thereof), premium (including the Make-Whole Amount) and other payments received in cash by the applicable Lenders in respect of such Group of Loans since the Applicable Borrowing Date for such Group of Loans (excluding, for the avoidance of doubt, any reimbursement of out of pocket costs or expenses, administrative agent fees and any indemnification payments made to the Lenders), as the numerator, and (b) the aggregate principal amount of all Loans in such Group of Loans funded to the Borrower under this Agreement, as the denominator.

“MOIC Amount” has the meaning assigned to such term in the definition of “Repayment Premium.” For the avoidance of doubt, the MOIC Amount constitutes part of the Secured Obligations under this Agreement and until the MOIC Amount is paid in full, this Agreement shall remain in full force and effect.

“MOIC Event” means the occurrence of any of the following: (a) any payment resulting in the payment in full of the Loans, (b) any acceleration of the Loans or (c) the Maturity Date.

“Money Laundering Laws” has the meaning assigned to such term in Section 7.23.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Credit Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any supplements, modifications or amendments thereto and assumptions or assignments of the obligations thereunder by any Credit Party. “Mortgages” means all of such Mortgages collectively.

“Mortgaged Property” means any Property owned by any Credit Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Most Recently Delivered Reserve Report” means, as of any date, the Reserve Report most recently delivered to the Administrative Agent by the Borrower pursuant to Section 8.12(a) which is not a Disputed Reserve Report.

“Most Recently Delivered Reserve Report, as Updated” means, as of any date, the Most Recently Delivered Reserve Report updated to give effect to (a) any change in the category of any Oil and Gas Property to another category of Oil and Gas Property since the as-of date of the Most Recently Delivered Reserve Report (e.g., any proved undeveloped reserves becoming Proved Developed Producing Reserves, including prior to the APOD Completion Date, any Non-Producing APOD Wells becoming Producing APOD Wells that constitute Proved Developed Producing Reserves) and (b) other information obtained by the Company or any of the Subsidiaries and delivered to the Administrative Agent subsequent to the publication of the Most Recently Delivered Reserve Report including adjusted internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and completed acquisitions coming on stream or failing to come on stream.

“Multiemployer Plan” means a multiemployer plan as defined in sections 3(37) or 4001 (a)(3) of ERISA, to which the Company, a Subsidiary or an ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any issuance of Equity Interests, debt securities or instruments or the incurrence or issuance of Indebtedness, as applicable, any cash proceeds received by the Company or a Subsidiary in connection therewith, minus (i) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (ii) any Taxes paid or payable by the Company or relevant Subsidiary, as applicable, in connection therewith (after taking into account any available tax credit, deductions, or any tax sharing arrangements);

(b) with respect to any Casualty Event, an amount equal to: (i) any cash payments or cash proceeds received by the Company or a Subsidiary (A) under any casualty or “key man” insurance policies in respect of any covered loss thereunder, or (B) as a result of the taking of any assets of the Company or a Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii)(A) any actual and reasonable costs incurred by the Company or a Subsidiary in connection with the adjustment or settlement of any claims of the Company or a Subsidiary in respect thereof, (B) any bona fide costs and expenses (including legal, accounting, investment banking and other professional and transactional fees, and sales commissions) solely to the extent incurred in connection with any sale of such assets as referred to in subclause (i) of this definition and (C) any Taxes paid or payable by the Company or relevant Subsidiary, as applicable, in connection therewith (after taking into account any available tax credit, deductions, or any tax sharing arrangements); and

(c) with respect to any Disposition, an amount equal to: (i) the sum of cash payments and Cash Equivalents received by Company or a Subsidiary from such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (ii) (A) any bona fide costs and reasonable and documented expenses (including legal, accounting and investment banking and other professional fees, and sales commissions) incurred in connection with such Disposition and (B) Taxes paid or payable by the Company or a Subsidiary as a result of such Disposition (after taking into account any available tax credit or any tax sharing arrangements) and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition; provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds.

“Net Working Capital” means, as of any date of determination, (a) Current Assets as of such date less (b) Current Liabilities as of such date; provided, that, for purposes of determining Net Working Capital, proceeds from the borrowing of Loans hereunder shall not be included in such calculation.

“Non-APOD Wells” means wells other than wells contained in the APOD.

“Non-Conforming Hedge Agreement” means a Swap Agreement in the form of puts, floors, collars or any other form other than a swap.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Lender Secured Swap Provider” means any Designated Non-Lender Swap Provider so long as it is party to, and remains subject to, the Swap Intercreditor Agreement.

“Non-Op AFE” means a document or invoice delivered to non-operating parties and prepared by an operator (which is not an Affiliate of a Credit Party) of Oil and Gas Properties detailing the estimated costs and expenditures of a particular oil and gas operation.

“Non-Op AFE Conditions” means, with respect to any consent provided by the Company or any of its Subsidiaries in respect of any Non-Op AFE, (a) at the time of providing such consent, no Default or Event of Default shall have occurred and be continuing; (b) the Borrower reasonably expects that the Minimum Liquidity Test will be satisfied at the time the Company or any of its Subsidiaries is required to pay amounts pursuant to such Non-Op AFE (after giving pro forma effect to each such payment); and (c) if such Non-Op AFE would require the Company or any of its Subsidiaries to make Capital Expenditures or other expenditures in an aggregate amount in excess of $500,000, the Non-Op IRR with respect to such Non-Op AFE shall be at least twenty percent (20%).

“Non-Op IRR” means, with respect to any Non-Op AFE, the internal rate of return of the Oil and Gas Properties of the Company or any of its Subsidiaries to which the expenditures proposed pursuant to such Non-Op AFE relate, based on the following parameters: (a) the price forecast used to calculate the projected internal rate of return shall be, for crude oil or for natural gas, the then-current Five Year Strip Price applicable thereto, (b) the projected internal rate of return shall be measured from the date of the consent or participation election, as applicable, and (c) the projected internal rate of return shall (i) reflect actual economic and production results of such Oil and Gas Properties and (ii) with respect to forecasted economic and production results, be based on the latest forecast provided by the Borrower in good faith and reasonably satisfactory to the Administrative Agent taking into consideration, in the case of this clause (c), (A) any fees, costs and expenses related to spudding, (B) reversionary interests held by any counterparty to such Oil and Gas Properties, (C) severance and ad valorem taxes, and (D) lease operating expenses and midstream gathering, marketing, and transportation costs (including any appropriate fee escalations), based on historical expense data and contractual arrangements in respect thereof, in each case, reflecting the reasonably expected development timeline for such Oil and Gas Properties.

“Nonpayment Event” has the meaning given to such term in the Specified Preferred Equity Share Designation.

“Non-Producing APOD Wells” means wells contained in the APOD that are spud but do not constitute Proved Developed Producing Reserves (based on the Borrower’s reasonable estimates thereof).

“Notes” means the promissory notes of the Borrower as requested by a Lender and described in Section 2.02(c) and being substantially in the form of Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5 or Exhibit A-6, as applicable, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“November 2024 Reserve Report” means the report with respect to certain Oil and Gas Properties of the Company and the Subsidiaries prepared by NSAI with an “as of” date of November 30, 2024.

“NSAI” means Netherland, Sewell & Associates, Inc.

“NYMEX” means the New York Mercantile Exchange.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Original Issue Discount” has the meaning assigned to such term in Section 3.05(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lenders” has the meaning assigned to such term in Section 12.03(a).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise solely from any payment made under or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning assigned to such term in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Patriot Act” has the meaning assigned to such term in Section 7.23.

“Parent” means Intermediate Holdings.

“Payment in Full” means (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been indefeasibly paid in full in cash (other than contingent indemnification obligations) and (c) the expiration or termination of all Secured Swap Agreements with Lender Secured Swap Providers and all amounts owing by any Credit Party or Specified Additional Guarantor thereunder shall have been indefeasibly paid in full in cash (other than Secured Swap Agreements as to which arrangements satisfactory to the applicable Lender Secured Swap Provider have been made).

“Payment Recipient” has the meaning assigned to such term in Section 11.16(a).

“PCGHI” means Phoenix Capital Group Holdings I, LLC, a Delaware limited liability company.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the date hereof.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition” means the acquisition, by merger or otherwise, by the Company or any of the Subsidiaries of any Equity Interests, so long as the Acquisition Conditions are satisfied.

“Permitted Capital Expenditures” means (a) Capital Expenditures made by the Company or any of its Subsidiaries in connection with the development of operated wells not contained in the APOD, so long as the Available Amount, after taking into account such Capital Expenditures, is equal to or greater than zero and (b) Capital Expenditures made pursuant to Non-Op AFEs, so long as the Non-Op AFE Conditions are satisfied with respect to each such Non-Op AFE.

“Permitted Holders” means (a) Charlene Ferrari, (b) Daniel Ferrari, (c) Adam Ferrari, and (d) any spouse, parent or lineal descendant (including by adoption) of any of the foregoing Persons set forth in clauses (a), (b) and (c) who is a natural person and any trust for the benefit of such Persons.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Phoenix 9.0% Reg A Bonds” means the Company’s unsecured subordinated bonds, offered and sold to date pursuant to an offering exemption from registration permitted under Regulation A promulgated under the Securities Act of 1933, as amended, which commenced in December 2021, and are being on a continuous basis, with a term of three years and an interest rate of 9.0% per annum.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code, other than a Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate or (b) was at any time during the immediately preceding six years, sponsored, maintained or contributed to, or required to be contributed to, by the Company, a Subsidiary or an ERISA Affiliate.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. (or, if such rate ceases to be so published, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)).

“Pro Forma Basis” means, as of any date of determination, with respect to any transaction to occur on such date, (a) determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 8.01(a) or Section 8.01(b), after giving effect to such transaction as if such transaction had occurred on the first day of such fiscal quarter, (b) calculated after giving effect to any Indebtedness incurred and/or repaid by the Company and its Subsidiaries since the last day of such fiscal quarter, and (c) with respect to the Asset Coverage Ratio, calculated in accordance with the definition of “Total PDP PV-10” using the Most Recently Delivered Reserve Report.

“Producing APOD Tranche” means an APOD Tranche for which all of the wells in such APOD Tranche are Producing APOD Wells; provided, that, if one or more wells in such APOD Tranche are not, or are not reasonably expected by the Borrowers to become, Producing APOD Well(s) for a period of at least sixty (60) days after the most recent date of any well in such APOD Tranche has become a Producing APOD Well, then such APOD Tranche shall be deemed a Producing APOD Tranche for all purposes hereunder.

“Producing APOD Wells” means wells contained in the APOD that were previously Non-Producing APOD Wells but have been producing at least sixty (60) days prior to the date of determination.

“Projected Expenses” means, as of the relevant date of determination, an amount equal to (a) scheduled principal and interest payments in respect of any Indebtedness and (b) G&A Expenses, in each case, due within the next thirty (30) day period.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed APOD” has the meaning set forth in Section 8.20(c).

“Proved Developed Producing Reserves” or “PDP Reserves” means oil and gas reserves that, in accordance with the Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves,” (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves.”

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 12.20.

“PV-10” means, on any date of determination, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties to which Proved Reserves are attributed, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Company’s and the other Subsidiaries’ collective interests in such Proved Reserves during the remaining expected economic lives of such reserves, calculated in accordance with the Five-Year Strip Price.

“QFC Credit Support” has the meaning assigned to such term in Section 12.23.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each of the Company, any Subsidiary and any Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Recipient” means (a) any Agent and (b) any Lender, as applicable.

“Redemption” means (a) with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance, purchase or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness, other than at the maturity date of such Indebtedness or (b) with respect to the Specified Preferred Equity, the redemption or purchase of such Specified Preferred Equity, as applicable. “Redeem” has the correlative meaning thereto with respect to any Indebtedness or the Specified Preferred Equity, as applicable.

“Reference Period” has the meaning assigned to such term in the definition of “EBITDAX”.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, representatives and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Scheduled Principal Payments” means, with respect to each Loan on any date, (a) first, the remaining principal payments of such Loan required to be made pursuant to Section 3.01(a) and (b) after those payments have been made, the principal payment in respect of such Loan required to be made pursuant to Section 3.01(b).

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Repayment Premium” means, with respect to any MOIC Event, regardless of whether such event occurs as a result of an acceleration pursuant to Section 10.02 following an Event of Default, at the Borrower’s option or otherwise in accordance with this Agreement, an amount (such amount, the “MOIC Amount”), sufficient to achieve a MOIC, calculated separately with respect to each Group of Loans, of 1.18.

“Replacement Reserve Report” has the meaning assigned to such term in Section 8.12(c).

“Required Closing Date Swap Agreements” means the Swap Agreements described in Section 8.19(a).

“Reserve Report” means the Initial Reserve Report, the November 2024 Reserve Report, the January 2025 Reserve Report, the February 2025 Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each March 31, June 30, September 30 or December 31, the oil and gas reserves attributable to the Oil and Gas Properties of the Company and the Subsidiaries, together with a projection of the rate of production and future net cash flows, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the Five-Year Strip Price as of the date that is five (5) Business Days prior to delivery of such Reserve Report pursuant to Section 8.12. The term “Reserve Report” includes each Updated Reserve Report and each Replacement Reserve Report.

“Reserve Report Certificate” has the meaning assigned to such term in Section 8.12(d).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, the chief operating officer, any Financial Officer, the chief legal officer or any executive vice president of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Company.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of (i) any such Equity Interests or (ii) any option, warrant or other right to acquire any such Equity Interests and (b) any payment of management fees, advisory fees or similar fees by the Company or any Subsidiary to any holders of their Equity Interests or any Affiliates (including Close Affiliates) thereof; provided that salaries and other compensation to the holders of the Equity Interests or any Affiliates (including Close Affiliates) shall not constitute Restricted Payments, but shall be subject to the restrictions in Section 9.18 as G&A Expenses.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Lender” means, at any time, a Lender that is either (a) a Sanctioned Person or (b) subject to Sanctions that would materially restrict its interests, rights or obligations under (or materially restrict or impair any Person in dealing with such Lender in relation to) the Loan Documents.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or HM Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any government, including any agency or instrumentality thereof, of a Sanctioned Country or Venezuela, or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c).

“Sanctions” means all economic or financial sanctions or trade embargoes, or other requirements imposed under similar laws or regulations, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or HM Treasury of the United Kingdom.

“Scheduled Reserve Report” means any Reserve Report delivered pursuant to Section 8.12(a) or 8.12(b). The term “Scheduled Reserve Report” shall not include any Replacement Reserve Report.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” means any and all amounts, liabilities and obligations of every nature owing or to be owing by the Borrower, any Credit Party, or any Specified Additional Guarantor to (a) each Agent or any Lender under any Loan Document, (b) any Secured Swap Provider with respect to any Secured Swap Agreement and (c) all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising whether for principal, interest (including interest and fees accruing after the maturity of the Loans or the termination of the Secured Swap Agreements and interest accruing after the filing of any petition for bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees expenses, reimbursements, indemnification, penalties, premium (including, without limitation, the Repayment Premium and, if applicable, the Make-Whole Amount); provided that solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Credit Party shall in any event be excluded from “Secured Obligations” owing by such Credit Party.

“Secured Parties” means, collectively, each Agent, the Lenders, each Secured Swap Provider and any other Person owed Secured Obligations. “Secured Party” means any of the foregoing individually.

“Secured Swap Agreement” means each Approved Swap Agreement between any Credit Party and a Secured Swap Provider.

“Secured Swap Provider” means, collectively, each Lender Secured Swap Provider and each Non-Lender Secured Swap Provider.

“Securities Account” has the meaning assigned to such term in the UCC.

“Security Instruments” means (a) the Guarantee and Collateral Agreement, (b) the Mortgages, (c) any Perfection Certificate, (d) any Control Agreement, (e) the Holdings Pledge Agreement, (f) the other agreements, instruments or certificates described or referred to in Exhibit D and (g) any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement), in each case in connection with, or as security for the payment or performance of the Secured Obligations, the Loans, the Notes, if any, this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a solvency certificate signed by a Financial Officer in substantially the form of Exhibit G hereto.

“Special Compensation” means any Specified Financing Costs which are paid to, or on behalf of (including through one or more intermediaries), a natural person that is a member, manager or owner, directly or indirectly, of Parent, the Company or any of its Subsidiaries.

“Specified Additional Bond Indebtedness” means any unsecured notes or bonds issued by the Company or a Subsidiary after the Closing Date to investors pursuant to exemptions from registration under the Securities Act of 1933, as amended, including those provided by Regulation A, including Phoenix 9.0% Reg A Bonds, or Regulation D promulgated thereunder, or in a public offering registered with the SEC:

(a) that do not restrict, by their terms, the terms of or the prepayment or repayment of the Secured Obligations;

(b) that do not have covenants, events of default or guarantees which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance thereof) are more restrictive on the Company and each of its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance);

(c) that either (i) do not permit Redemption by the holders thereof or (ii) limit Redemptions by the holders thereof to (A) Redemptions upon the occurrence of a “change of control”, (B) Redemptions upon the death, disability or bankruptcy of the holder thereof or (C) an amount during any calendar year that does not exceed 10% of the outstanding principal balance of such notes or bonds outstanding on (i) January 1st of such year, or (ii) if such notes or bonds are issued during such year, on the most recent April 1st, July 1st or October 1st of such year following the issuance thereof; provided that Redemptions under clause (B) hereof will count towards limitation in this clause (C), but will not be limited by it; and

(d) that do not, at the time of issuance thereof, provide for the payment of cash interest in excess of the Specified Interest Cap.

“Specified Additional Factoring Indebtedness” means any accounts receivable factoring arrangements:

(a) that do not restrict, by its terms, the terms of or the prepayment or repayment of the Secured Obligations;

(b) that do not have covenants, events of default or guarantees which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance or incurrence thereof) are more restrictive on the Company and each of its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence); and

(c) are secured solely by the accounts receivable purchased under such arrangement and the proceeds thereof.

“Specified Additional Guarantee Agreements” means (a) the Guarantee, dated as of the Closing Date, made by Adam Ferrari in favor of Fortress, (b) the Guarantee, dated as of the Closing Date, made by Brynn Ferrari in favor of Fortress, (c) the Guarantee, dated as of the Closing Date, made by Curtis Allen in favor of Fortress and (d) the Guarantee, dated as of the Closing Date, made by Lindsey Wilson in favor of Fortress.

“Specified Additional Guarantors” means, collectively, Adam Ferrari, Brynn Ferrari, Curtis Allen and Lindsey Wilson.

“Specified Additional Indebtedness” means, collectively, Specified Additional Bond Indebtedness and Specified Additional Factoring Indebtedness.

“Specified Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries in the aggregate amount existing on the date hereof and that is set forth on Schedule 9.02.

“Specified Financing Costs” means fees, costs, expenses or charges incurred in connection with the marketing, issuance, incurrence, redemption, exchange, repayment or refinancing of any Specified Additional Bond Indebtedness or any other Indebtedness, including any costs and expenses relating to any registration statement, or registered exchange offer, in respect of any Indebtedness permitted hereunder, in each case, whether or not such transaction is successful.

“Specified G&A Expenses” means (a) all G&A Expenses, but excluding any (i) G&A Expenses constituting Specified Financing Costs and (ii) Specified Non-Recurring G&A, and (b) all Special Compensation.

“Specified Indebtedness” means, collectively, Specified Existing Indebtedness and Specified Additional Indebtedness.

“Specified Interest Cap” means a rate of interest per annum equal to 16.0%.

“Specified Preferred Equity” means the Series A Cumulative Redeemable Preferred Shares of the Company designated pursuant to the Specified Preferred Equity Share Designation.

“Specified Preferred Equity Share Designation” means the Share Designation with respect to the Series A Cumulative Redeemable Preferred Shares, in the form attached as Exhibit I hereto, with administrative changes thereto not adverse in any respect to the Administrative Agent or the Lenders, as amended or otherwise modified in accordance with Section 9.04(c).

“Specified Non-Recurring G&A” means extraordinary and non-recurring G&A Expenses (other than, for the avoidance of doubt, salaries and compensation of employees) in an amount not to exceed $10,000,000 in the aggregate since January 1, 2025.

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company and/or one or more of its Subsidiaries and (b) any partnership of which the Company or any of its Subsidiaries is a general partner.

“Supermajority Lenders” means, at any date, Non-Defaulting Lenders having or holding at least sixty-six and two thirds percent (66 2/3%) of the Total Outstandings at such date.

“Supported QFC” has the meaning assigned to such term in Section 12.23.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, collar or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Intercreditor Agreement” means the Swap Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, the Company, the Borrower, the Guarantors and the Non-Lender Secured Swap Providers from time to time party thereto.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Technical Agent” means Fortress, in its capacity as technical agent hereunder, and includes its successors and permitted assigns in such capacity.

“Term SOFR” means the Term SOFR Reference Rate on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided further that, if for any period Term SOFR as so determined is less than the applicable Floor, Term SOFR shall be the applicable Floor.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR for a tenor of three (3) months.

“Third A&R LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Phoenix Energy One, LLC, in the form attached as Exhibit J hereto, as amended or otherwise modified in accordance with Section 9.07.

“Third-Party Reserve Report” has the meaning assigned to such term in Section 8.12(a).

“Title Coverage Minimum” has the meaning assigned to such term in Section 8.13(a).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Total PDP PV-10” means, as of any date of determination, the sum of (a) the estimated market value (whether positive of negative) of the Borrower’s and the Guarantor’s hedge position as of the date that is five (5) Business Days prior to delivery of the applicable Reserve Report, discounted using an annual discount rate of 10%, plus (b) the present value of estimated future net cash flow to be realized from the production of Hydrocarbons from the Oil and Gas Properties of the Borrower and the Guarantors to which Proved Developed Producing Reserves are attributed as set forth in the applicable Reserve Report and calculated in accordance with Society of Petroleum Engineers guidelines for reporting proved oil and gas reserves, with appropriate deductions for take or pay and other prepayments, severance and ad valorem taxes, operating, gathering, transportation and marketing expenses, capital expenditures (including capitalized workover expenses) and plugging and abandonment costs. Each calculation of such estimated future net cash flow shall be made (i) using the Five-Year Strip Price as of the date that is five (5) Business Days prior to delivery of the applicable Reserve Report, adjusted to reflect (A) any basis differential between the actual delivery location and the reference price delivery location and price differential between the actual product delivered and the reference product, in each case, in each case using methodology consistent with past practices and in good faith based on observable differentials (which utilized differentials shall be, volume weighted on the basis of current and expected future arrangements for the sale of production, the lesser of (I) the average actual differentials for the last twelve (12) months and (II) those future differentials which may be hedged by contract); and (B) quality and gravity, (ii) using costs as of the date of estimation without future escalation and without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, (iii) discounted using an annual discount rate of 10%, and (iv) to the extent not otherwise specified in the preceding clauses of this sentence, using reasonable economic assumptions consistent with such clauses. Total PDP PV-10 shall be calculated on a pro forma basis, giving effect to (1) acquisitions of Oil and Gas Properties consummated by the Borrower and the Guarantors (provided that the Administrative Agent shall have received an updated reserve report prepared by or under the supervision of the chief engineer of the Borrower consistent with the most recently delivered Updated Reserve Report delivered under Section 8.12(b)), (2) Dispositions of Oil and Gas Properties consummated by the Borrower and the Guarantors since the date of the Most Recently Delivered Reserve Report, (3) any change in the category of any Oil and Gas Property to a better category of Oil and Gas Property (e.g., any “proved undeveloped reserves” becoming “proved developed reserves”), (4) any change in the category of any Oil and Gas Property to a lesser category of Oil and Gas Property (e.g., any “proved developed producing reserves” becoming “proved developed non-producing reserves”) and (5) the unwind, monetization or termination of any Swap Agreement to which the Borrower and the Guarantors are a party, in each case occurring since the date of the applicable Reserve Report.

“Total Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Secured Indebtedness as of such date to (b) EBITDAX for the period of four consecutive fiscal quarters ending on such date (or, if such date is not the last day of a fiscal quarter, the last day of the most recently ended fiscal quarter).

“Tranche A Commitment” means an Initial Term Loan Commitment or a Delayed Draw Term Loan Commitment.

“Tranche A Lender” means, as of any date of determination, each Lender that has a Tranche A Commitment or that holds Tranche A Loans. As of the Closing Date, the Tranche A Lenders are listed on Schedule 1.02(b) under the headings “Initial Term Loan Lenders” and “Delayed Draw Term Loan Lenders”.

“Tranche A Loans” means, collectively, Initial Term Loans and Delayed Draw Term Loans and “Tranche A Loan” means any of the foregoing.

“Tranche B Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans as set forth on Schedule 1.02(b). The aggregate amount of the Tranche B Commitments of the Lenders as of the Closing Date is $8,500,000.

“Tranche B Lender” means, as of any date of determination, each Lender that has a Tranche B Commitment or that holds Tranche B Loans. As of the Closing Date, the Tranche B Lenders are listed on Schedule 1.02(b) under the heading “Tranche B Lenders”.

“Tranche B Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“Tranche C Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche C Loans as set forth on Schedule 1.02(d). The aggregate amount of the Tranche C Commitments of the Lenders as of the Amendment No. 3 Effective Date is $115,000,000.

“Tranche C Lender” means, as of any date of determination, each Lender that has a Tranche C Commitment or that holds Tranche C Loans. As of the Amendment No. 3 Effective Date, the Tranche C Lenders are listed on Schedule 1.02(d) under the heading “Tranche C Lenders”.

“Tranche C Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(d).

“Tranche D Commitment” means an Amendment No. 4 Term Loan Commitment or an Amendment No. 4 Delayed Draw Term Loan Commitment.

“Tranche D Lender” means, as of any date of determination, each Lender that has a Tranche D Commitment or that holds Tranche D Loans. As of the Amendment No. 4 Effective Date, the Tranche D Lenders are listed on Schedule 1.02(b) under the headings “Amendment No. 4 Lenders” and “Amendment No. 4 Delayed Draw Term Lenders”.

“Tranche D Loans” means, collectively, Amendment No. 4 Term Loans and Amendment No. 4 Delayed Draw Term Loans and “Tranche D Loan” means any of the foregoing.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of its obligations under this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments, (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guarantee and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments, (c) each Specified Additional Guarantor, the execution, delivery and performance by such Person of his or her obligations under the applicable Specified Additional Guarantee Agreement and each other Credit Party to which it is a party and (d) the payment in full of all Indebtedness (including the Existing Obligations) outstanding under, the termination of all commitments under, and the termination or release of all Liens and guarantees under, the Existing Credit Agreement.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unwind” means, with respect to any transaction under a Swap Agreement, the early termination, unwind, or cancelation of any transaction under such Swap Agreement. “Unwound” shall have a meaning correlative to the foregoing.

“Updated Reserve Report” has the meaning assigned to such term in Section 8.12(b).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” has the meaning assigned to such term in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(e)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Company or one or more of the Wholly-Owned Subsidiaries or by the Company and one or more of the Wholly-Owned Subsidiaries.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including”, and the word “to” means “to but excluding” and the word “through” means “through and including,” (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement,

(g) the use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter and (h) the use herein of the phrase “to the knowledge of” with respect to a Credit Party that is not an individual shall be a reference to the knowledge of the Responsible Officers of the applicable Credit Party. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Collateral Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Collateral Agent and the other Secured Parties. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP (including the impact of “fresh start” accounting under Accounting Standards Codification 852, which for the avoidance of doubt shall be applicable only on a post-emergence basis), applied on a basis consistent with the Financial Statements, except for Accounting Changes (as defined below) with which the Company’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a). Notwithstanding anything to the contrary contained in the preceding sentence or in the definitions of “Finance Leases,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Finance Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Finance Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. In the event that any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC.

Section 1.05 Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Initial Term Lender (severally and not jointly) agrees to make an Initial Term Loan to the Borrower on the Closing Date in an amount equal to such Initial Term Lender’s Initial Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent on the Closing Date. Amounts repaid or prepaid in respect of the Initial Term Loans may not be reborrowed. Each Initial Term Lender’s Initial Term Loan Commitment shall automatically and without notice be reduced to zero immediately after the funding of the Initial Term Loans on the Closing Date.

(b) Subject to the terms and conditions set forth herein, each Tranche B Lender (severally and not jointly) agrees to make a Tranche B Loan to the Borrower on the Closing Date in an amount equal to such Tranche B Lender’s Tranche B Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent on the Closing Date. Amounts repaid or prepaid in respect of the Tranche B Loans may not be reborrowed. Each Tranche B Lender’s Tranche B Commitment shall automatically and without notice be reduced to zero immediately after the funding of the Tranche B Loans on the Closing Date.

(c) Subject to the terms and conditions set forth herein (including Section 6.02), each Delayed Draw Term Lender (severally and not jointly), upon its approval (in its sole discretion), agrees to make Delayed Draw Term Loans to the Borrower from time to time on any Business Day during the Delayed Draw Term Loan Availability Period; provided that (i) the aggregate principal amount of any Delayed Draw Term Loan made by any Delayed Draw Term Lender on the occasion of any Borrowing of Delayed Draw Term Loans shall not exceed the then available Delayed Draw Term Loan Commitment of such Lender (immediately prior to giving effect to the making of such Delayed Draw Term Loans) and (ii) the aggregate principal amount of all Delayed Draw Term Loans made by the Delayed Draw Term Lenders during the Delayed Draw Term Loan Availability Period shall not exceed the Maximum DDTL Amount. Delayed Draw Term Loan Commitment Amounts repaid or prepaid in respect of the Delayed Draw Term Loans may not be reborrowed.

(d) Subject to the terms and conditions set forth herein, each Tranche C Lender (severally and not jointly) agrees to make a Tranche C Loan to the Borrower on the Amendment No. 3 Effective Date in an amount equal to such Tranche C Lender’s Tranche C Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent on the Amendment No. 3 Effective Date. Amounts repaid or prepaid in respect of the Tranche C Loans may not be reborrowed. Each Tranche C Lender’s Tranche C Commitment shall automatically and without notice be reduced to zero immediately after the funding of the Tranche C Loans on the Amendment No. 3 Effective Date.

(e) Subject to the terms and conditions set forth herein, each Amendment No. 4 Lender (severally and not jointly) agrees to make an Amendment No. 4 Term Loan to the Borrower on the Amendment No. 4 Effective Date in an amount equal to such Amendment No. 4 Lender’s Amendment No. 4 Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent on the Amendment No. 4 Effective Date. Amounts repaid or prepaid in respect of the Amendment No. 4 Term Loans may not be reborrowed. Each Amendment No. 4 Lender’s Amendment No. 4 Term Loan Commitment shall automatically and without notice be reduced to zero immediately after the funding of the Amendment No. 4 Term Loans on the Amendment No. 4 Effective Date.

(f) Subject to the terms and conditions set forth herein (including Section 6.03), each Amendment No. 4 Delayed Draw Term Lender (severally and not jointly), upon its approval (in its sole discretion), agrees to make Amendment No. 4 Delayed Draw Term Loans to the Borrower from time to time on any Business Day during the Amendment No. 4 Delayed Draw Term Loan Availability Period; provided that (i) the aggregate principal amount of any Amendment No. 4 Delayed Draw Term Loan made by any Amendment No. 4 Delayed Draw Term Lender on the occasion of any Borrowing of Amendment No. 4 Delayed Draw Term Loans shall not exceed the then available Amendment No. 4 Delayed Draw Term Loan Commitment of such Lender (immediately prior to giving effect to the making of such Amendment No. 4 Delayed Draw Term Loans) and (ii) the aggregate principal amount of all Amendment No. 4 Delayed Draw Term Loans made by the Amendment No. 4 Delayed Draw Term Lenders during the Amendment No. 4 Delayed Draw Term Loan Availability Period shall not exceed the Maximum Amendment No. 4 DDTL Amount. Amendment No. 4 Delayed Draw Term Loan Commitment Amounts repaid or prepaid in respect of the Amendment No. 4 Delayed Draw Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made by the applicable Lenders ratably in accordance with their respective applicable Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Amount. The Borrowing of the Initial Term Loans on the Closing Date shall be in an aggregate amount equal to the aggregate Initial Term Loan Commitments. The Borrowing of the Tranche B Loans on the Closing Date shall be in an aggregate amount equal to the aggregate Tranche B Commitments. The Borrowing of the Tranche C Loans on the Amendment No. 3 Effective Date shall be in an aggregate amount equal to the aggregate Tranche C Commitments. The Borrowing of the Amendment No. 4 Term Loans on the Amendment No. 4 Effective Date shall be in an aggregate amount equal to the aggregate Amendment No. 4 Term Loan Commitments. Each Borrowing of Delayed Draw Term Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Borrowing of Amendment No. 4 Delayed Draw Term Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c) Notes. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender and substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption. The date, amount and interest rate of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request not later than 12:00 p.m., New York City time, (a) in the case of the Borrowing of Initial Term Loans and Tranche B Loans, three (3) Business Days before the Closing Date, (b) in the case of the Borrowing of Delayed Draw Term Loans, seven (7) Business Days the date of the proposed Borrowing, (c) in the case of the Borrowing of Tranche C Loans, three (3) Business Days before the Amendment No. 3 Effective Date, (d) in the case of the Borrowing of Amendment No. 4 Term Loans, three (3) Business Days before the Amendment No. 4 Effective Date and (e) in the case of the Borrowing of Amendment No. 4 Delayed Draw Term Loans, seven (7) Business Days the date of the proposed Borrowing. Such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing (including whether such Loans are Initial Term Loans, Tranche B Loans, Delayed Draw Term Loans, Tranche C Loans, Amendment No. 4 Term Loans or Amendment No. 4 Delayed Draw Term Loans), which shall comply with the requirements of Section 2.02(b);

(ii) the date of such Borrowing, which shall be a Business Day; and

(iii) the location and number of the Borrower’s account to which the proceeds of such Borrowing are to be disbursed.

Promptly following receipt of such Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing, each Lender shall make available to the Administrative Agent an amount in Dollars and in immediately available funds equal to the Loan to be made by such Lender on the date of the proposed Borrowing. The Administrative Agent shall then make available to Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent. For the avoidance of doubt, the Administrative Agent shall not be required to make the amount of any Loans available to the Borrower on the occasion of any Borrowing unless and until the Administrative Agent has received from the applicable Lenders, in its designated account, an aggregate amount of immediately available funds equal to the Loans requested by the Borrower to be funded hereunder pursuant to such Borrowing.

Section 2.04 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The Register and the corresponding entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. If any conflict exists between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.05 Scheduled Termination of Commitments; Optional Termination, Reduction of Delayed Draw Term Loan Commitments and Reduction of Amendment No. 4 Delayed Draw Term Loan Commitments.

(a) The Initial Term Loan Commitments and Tranche B Loan Commitments shall terminate on the Closing Date immediately after the funding of the Initial Term Loans or Tranche B Loans, as applicable, on the Closing Date. Unless previously terminated, the Delayed Draw Term Loan Commitments shall terminate on the DDTL Commitment Expiration Date; provided that, on the date of each Borrowing of Delayed Draw Term Loans, the portion of the Delayed Draw Term Loan Commitments being funded pursuant to such Borrowing shall terminate immediately after the funding of such Delayed Draw Term Loans (and it is acknowledged that the Delayed Draw Term Loan Commitments terminated on October 11, 2024 immediately after the funding of Delayed Draw Term Loans on such date). The Tranche C Commitments shall terminate on the Amendment No. 3 Effective Date immediately after the funding of the Tranche C Loans on the Amendment No. 3 Effective Date. The Amendment No. 4 Term Loan Commitments shall terminate on the Amendment No. 4 Effective Date immediately after the funding of the Amendment No. 4 Term Loans on the Amendment No. 4 Effective Date. Unless previously terminated, the Amendment No. 4 Delayed Draw Term Loan Commitments shall terminate on the Amendment No. 4 DDTL Commitment Expiration Date; provided that, on the date of each Borrowing of Amendment No. 4 Delayed Draw Term Loans, the portion of the Amendment No. 4 Delayed Draw Term Loan Commitments being funded pursuant to such Borrowing shall terminate immediately after the funding of such Amendment No. 4 Delayed Draw Term Loans

(b) The Borrower may at any time terminate, or from time to time reduce, the Delayed Draw Term Loan Commitments; provided that each partial reduction of the Delayed Draw Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c) The Borrower may at any time terminate, or from time to time reduce, the Amendment No. 4 Delayed Draw Term Loan Commitments; provided that each partial reduction of the Amendment No. 4 Delayed Draw Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(d) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Delayed Draw Term Loan Commitments under paragraph (b) of this Section by 12:00 noon, New York City time, as least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Delayed Draw Term Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Each reduction of the Delayed Draw Term Loan Commitments shall be made ratably among the Delayed Draw Term Lenders in accordance with their respective Delayed Draw Term Loan Commitments.

(e) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Amendment No. 4 Delayed Draw Term Loan Commitments under paragraph (c) of this Section by 12:00 noon, New York City time, as least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Amendment No. 4 Delayed Draw Term Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Each reduction of the Amendment No. 4 Delayed Draw Term Loan Commitments shall be made ratably among the Amendment No. 4 Delayed Draw Term Lenders in accordance with their respective Amendment No. 4 Delayed Draw Term Loan Commitments.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans; Repayment Premium.

(a) On December 31, 2026, the Borrower hereby unconditionally promises to repay the Loans (excluding Tranche B Loans) in an aggregate principal amount equal to the greater of (i) $0 and (ii) an amount equal to the sum of (A) $150,000,000 less (B) the aggregate amount of all voluntary prepayments made pursuant to Section 3.04(a) and all mandatory prepayments made pursuant to Section 3.04(c) during the period commencing on the Closing Date and ending on December 31, 2026. The repayment of the Loans made pursuant to this Section 3.01(a) shall be applied as between Classes of outstanding Loans (excluding Tranche B Loans) on a pro rata basis.

(b) To the extent not previously repaid, the Borrower unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the outstanding principal amount of the Loans on the Maturity Date (including, without limitation, any applicable Repayment Premium).

(c) In connection with any MOIC Event, the Borrower shall pay to Administrative Agent (for the benefit of the Lenders) as liquidated damages and compensation for the costs of being prepared to make funds available hereunder with respect to the Loans a Repayment Premium, which Repayment Premium shall be fully earned, and due and payable, on the date of such payment, prepayment or repayment, or on the date such payment, prepayment or repayment is required to be made, as applicable, and nonrefundable when made. The parties hereto further acknowledge and agree that the Repayment Premium is not intended to act as a penalty or to punish the Borrower for any such payment, repayment or prepayment.

(d) Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Credit Parties and each Specified Additional Guarantor hereby acknowledge and agree that if the Secured Obligations are (i) accelerated for any reason, including because of an Event of Default (including by operation of law or otherwise), the commencement of any insolvency proceeding or other proceeding pursuant to any applicable debtor relief laws, sale, disposition or encumbrance (including that by operation of law or otherwise) or a satisfaction or release by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or (ii) the board of directors (or similar governing body) of any Credit Party (or any committee thereof) adopts or causes the adoption or occurrence of any resolution, written consent or otherwise authorizing any action to approve any bankruptcy or insolvency related event, the Repayment Premium, determined as of the date of such triggering event will also be due and payable as though said Secured Obligations were voluntarily prepaid or repaid as of such date and shall constitute part of the Secured Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits or damages as a result thereof. The Repayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by the Lenders as the result of the applicable triggering event and each Credit Party and each Specified Additional Guarantor agrees that it is reasonable under the circumstances. In the event the Secured Obligations are reinstated in connection with or following any applicable triggering event, it is understood and agreed that the Secured Obligations shall include any Repayment Premium payable in accordance with the Loan Documents. The Repayment Premium shall be immediately due and payable whether or not such triggering event has commenced and without regard to whether such triggering event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Secured Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. EACH OF BORROWER AND EACH CREDIT PARTY AND EACH SPECIFIED ADDITIONAL GUARANTOR HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REPAYMENT PREMIUM AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE, INCLUDING WITHOUT LIMITATION IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. The Borrower, each other Credit Party, each Specified Additional Guarantor and each Secured Party acknowledges and agrees that any Repayment Premium due and payable in accordance with the Loan Documents does not and shall not be deemed to constitute unmatured interest, whether under section 502(b)(2) of the Bankruptcy Code or otherwise. Each Credit Party and each Specified Additional Guarantor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. The parties have agreed on the Repayment Premium because it captures the attractiveness of the investment and the opportunity cost to each Lender for its capital investment because each Lender is an investment fund with limited ability to recycle capital and the Repayment Premium reflects the parties’ view on risk return. All parties to this Agreement agree (and each person that accepts an interest in the Secured Obligations from time to time by their acceptance of such interest agrees) that the Repayment Premium is not to be construed as part of a headline interest rate, but instead as compensation specifically reflecting the Lenders’ agreement to forego receiving additional compensation, fees and pricing on the Closing Date, the Amendment No. 3 Effective Date and the

Amendment No. 4 Effective Date in return for the Credit Parties and each Specified Guarantor agreeing to pay the Repayment Premium and that the payment of such amount reflects each Lender’s capital anticipated to be returned for the specific investment of the Lender’s capital after taking into account all of the circumstances, including the costs of funds, the opportunity cost of capital, the relative risk of the investment, and the operational benefits for the Credit Parties and each Specified Guarantor from continued use of funds as a result of the Lenders’ agreement to receive cash payment of that portion of their compensation at a date later than the Closing Date, the Amendment No. 3 Effective Date and the Amendment No. 4 Effective Date in lieu of additional up-front fees. Each Credit Party and each Specified Additional Guarantor expressly agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate and negotiate the Repayment Premium and the calculations thereof with its advisors and that: (A) the Repayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Repayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the each Credit Party and each Specified Additional Guarantor giving specific consideration in this transaction for such agreement to pay the Repayment Premium, and (D) the Repayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such MOIC Event. Each Credit Party and each Specified Additional Guarantor expressly acknowledges that its respective agreement to pay the Repayment Premium as herein described is a material inducement to the Lenders to provide the Commitments hereunder and to make the Loans. Furthermore, each Credit Party and each Specified Additional Guarantor acknowledges and agrees that it shall be estopped hereafter from claiming differently than as agreed to with respect to the Repayment Premium and each Credit Party and each Specified Additional Guarantor acknowledges and agrees that the Repayment Premium is not intended to act as a penalty or to punish any Credit Party or any Specified Additional Guarantor for any action.

Section 3.02 Interest.

(a) Interest. The Loans shall bear interest during each Interest Period at the Adjusted Term SOFR plus the Applicable Margin; provided that ABR Loans shall bear interest at the ABR plus the Applicable Margin; provided further that the rate of interest on the Loans shall in no event exceed the Highest Lawful Rate. Borrowings of ABR Loans shall be permitted only as expressly set forth in Section 3.03.

(b) Post-Default Rate. If an Event of Default has occurred and is continuing, then (i) all outstanding principal amounts shall bear interest, after as well as before judgment, at a rate per annum equal to four percent (4%) plus the otherwise applicable interest rate (or, in the event there is no applicable rate, four percent (4%) plus the rate otherwise applicable to Loans as provided in Section 3.02(a)) and (ii) any amounts other than principal that is not paid when due shall bear interest, after as well as before judgment, at a rate per annum equal to the ABR plus the Applicable Margin, but, in each case, in no event to exceed the Highest Lawful Rate.

(c) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(b) shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan (including by acceleration or otherwise), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, except (i) interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) if the computation of interest on the basis of a year of 360 days would exceed the Highest Lawful Rate, interest shall instead be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Term SOFR, Term SOFR or ABR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03 Alternate Rate of Interest.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period.

(f) Inability to Determine Rates. Subject to clauses (a), (b), (c), (d) and (e) of this Section 3.03, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) prior to the commencement of any Interest Period for a Borrowing of SOFR Loans that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period, or

(ii) the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent,

(iii) then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (y) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.02.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent in writing (which may be by electronic mail) of any prepayment hereunder not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or any other transaction, in which case, such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice of prepayment, the Administrative Agent shall advise the Lenders of the contents thereof. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 3.03, (ii) with respect to any prepayment which results in the payment in full of the Loans, the Repayment Premium, (iii) the Make-Whole Amount, if applicable, and (iv) any amounts due under Section 5.02. Each partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Each prepayment of Loans made pursuant to Section 3.04(a) shall be applied against the Remaining Scheduled Principal Payments of each Class of Loans (other than Tranche B Loans) in the direct order of maturity.

(c) Mandatory Prepayments.

(i) Indebtedness Incurrence. Upon the incurrence or issuance of any Indebtedness of the Company or its Subsidiaries not expressly permitted by Section 9.02, the Borrower shall, on the next Business Day, prepay the Loans and Incremental Prepayment Amounts in an aggregate amount equal one hundred percent (100%) of the Net Cash Proceeds received in respect of such Indebtedness.

(ii) Causality Events, Dispositions and Unwinds. Within five (5) Business Days following the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds from any Casualty Event, Disposition or series of related Dispositions, (other than Dispositions made pursuant to Section 9.12(a), Section 9.12(b), Section 9.12(c), Section 9.12(e), Section 9.12(f), Section 9.12(g), Section 9.12(j) and Section 9.12(k)) or any Unwind of a Swap Agreement, to the extent that the aggregate amount of all such Net Cash Proceeds received since the Closing Date exceeds the Disposition Threshold, the Borrower shall prepay the Loans and Incremental Prepayment Amounts in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds from such Casualty Event, Disposition or Unwind (or, if less, such excess above the Disposition Threshold).

(iii) Extraordinary Receipts. Within five (5) Business Days following the receipt by the Company or any of its Subsidiaries of any Extraordinary Receipts, to the extent that the aggregate amount of such Extraordinary Receipts received since the Closing Date exceeds the Disposition Threshold, the Borrower shall prepay the Loans and Incremental Prepayment Amounts in an aggregate amount equal to one hundred percent (100%) of such Extraordinary Receipts in excess of the Disposition Threshold.

(iv) Opt-Out of Prepayment. With respect to each prepayment of Loans required pursuant to Section 3.04(c)(ii) as a result of any Unwind of one or more Swap Agreements pursuant to Section 9.12(h), (A) the Administrative Agent shall provide notice of such prepayment to each Lender of Loans and (B) each Lender of Loans shall have the right to refuse such prepayment by giving written notice of such refusal to the Administrative Agent no later than one (1) Business Day prior to such prepayment (such refused amounts, the “Declined Proceeds”); provided that if a Lender fails to timely deliver such refusal notice, such Lender shall be deemed to have accepted such prepayment. The Administrative Agent shall return any Declined Proceeds to the Borrower, and the Borrower may use such Declined Proceeds for any purpose not prohibited by this Agreement.

(v) Application of Prepayments. Each prepayment of the Loans made pursuant to this Section 3.04(c) shall be (A) applied as between Classes of outstanding Loans (other than Tranche B Loans) on a pro rata basis and (B) applied against the Remaining Scheduled Principal Payments of each Class of Loans (other than Tranche B Loans) in the indirect order of maturity.

(vi) Interest to be Paid with Prepayments; Repayment Premium. Prepayments pursuant to this Section 3.04(c) shall be accompanied by (A) accrued interest to the extent required by Section 3.02, (B) with respect to any prepayment which results in the payment in full of the Loans, the Repayment Premium, (C) the Make-Whole Amount, if applicable, and (D) any break funding payments required by Section 5.02 (the sum of clauses (A) through (D), the “Incremental Prepayment Amount”).

(d) Make-Whole Amount. With respect to any Loans that are, or are required to be, prepaid or repaid during the period from and including the Applicable Borrowing Date for such Loans to and including the one-year anniversary of such Applicable Borrowing Date, to the extent such prepayment or repayment is made, or is required to be made, (i) following any acceleration of the Loans pursuant to Section 10.01 (including following an Event of Default pursuant to Section 10.01(h), (i) or (j)) and Section 10.02, (ii) at the Borrower’s option pursuant to Section 3.04(a), or (iii) as a result of a mandatory prepayment required by (A) Section 3.04(c)(i) or (B) Section 3.04(c)(ii), the Borrower shall pay, concurrently with such prepayment or repayment, an amount (the “Make-Whole Amount”) equal to the sum of the aggregate undiscounted interest payments (calculated using a per annum rate of interest equal to the interest rate at the date of prepayment, repayment or acceleration prior to giving effect to any increase in interest rate pursuant to Section 3.02(b)) that would have been paid on the full principal amount of the Loans so prepaid, repaid or accelerated if such principal amount had been outstanding from the date of prepayment, repayment or acceleration through the one-year anniversary of the Applicable Borrowing Date for such Loans.

Section 3.05 Fees.

(a) Administrative Agent Fees. The Borrower agrees to pay to Fortress, in its capacity as Administrative Agent and Collateral Agent, the fees payable in the amounts and at the times set forth in the Fee Letter.

(b) OID. The Tranche A Loans and Tranche B Loans shall be funded net of original issue discount in the amount set forth in the Fee Letter, the Tranche C Loans shall be funded net of original issue discount in the amount set forth in the Amendment No. 3 Fee Letter and the Tranche D Loans shall be funded net of original issue discount in the amount set forth in the Amendment No. 4 Fee Letter. In each case, such discount will be treated as original issue discount on the Loans for U.S. federal income tax purposes and will reduce the net issue price of the Tranche A Loans, Tranche B Loans, Tranche C Loans or Tranche D Loans, as applicable. Notwithstanding anything herein to the contrary, all calculations of interest and fees in respect of the Loans will be calculated on the basis of their full stated principal amount.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 2:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon, but shall be considered received on the date paid for purposes of Section 10.01. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01 and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment or prepayment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and the Guarantors to and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s and each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless and until an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Guarantors and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary or advisable to cause such proceeds to be paid to the Borrower and the Guarantors.

Section 4.04 Payments and Deductions to a Defaulting Lender.

(a) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(a), Section 2.04(a), or Section 4.02, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b) If a Defaulting Lender as a result of the exercise of a set-off shall have received a payment in respect of its Credit Exposure which results in its Credit Exposure being less than its Applicable Percentage of the aggregate Credit Exposures, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the aggregate Credit Exposures. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.04(b), all principal will be paid ratably as provided in Section 10.02(c).

(c) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.

(ii) The Commitment and the outstanding principal balance of the Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that (except as expressly set forth in Section 12.02 and in the next proviso) any waiver, amendment or modification requiring the consent of each affected Lender and which affects such Defaulting Lender, shall require the consent of such Defaulting Lender.

(iii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.02(c) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Event of Default is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.04 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the Lender will, to the extent applicable, purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) shall subject any Lender to any Taxes (other than (A) Indemnified Taxes or Other Taxes indemnified under Section 5.03 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Credit Party to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 1-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If a withholding agent shall be required under applicable law (as determined in the good faith discretion by the applicable withholding agent) to deduct any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions, (ii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for such Other Taxes.

(c) Indemnification by the Borrower. The Borrower and Guarantors shall jointly and severally indemnify the Administrative Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent and such Lender, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error. Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section 5.03 shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation.

(d) Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by the Borrower or a Guarantor to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), Section 5.03(e)(ii)(B) and Section 5.03(e)(ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership), executed copies of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such beneficial owner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower or Guarantors have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower and Guarantors to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(f).

(g) Tax Refunds. If the Administrative Agent or a Lender determines, in its sole discretion (exercised in good faith), that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) For purposes of this Section 5.03, the term Lender shall include the Administrative Agent.

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, modification, consent, discharge or termination that requires the consent of all the Lenders (or the affected Lenders and such Lender is an affected Lender) pursuant to Section 12.02 and with respect to which the Majority Lenders have consented, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (1) an assignment required pursuant to this paragraph (b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

(c) Sanctioned Lenders. If any Lender becomes a Sanctioned Lender, (i) to the extent an Eligible Assignee is willing and able to accept such assignment, the Administrative Agent may require the Sanctioned Lender to assign all its interests, rights and obligations under this Agreement and the other Loan Documents to the Eligible Assignee that shall assume such obligations in accordance with Section 5.04(b), (ii) if the Administrative Agent determines it advisable to comply with applicable law, the Administrative Agent may open a segregated deposit account for the benefit of such Sanctioned Lender and deposit any payments owed to such Sanctioned Lender pursuant to the terms of the Loan Documents, including amounts owed in connection with an assignment pursuant to clause (i) of this paragraph, into such segregated deposit account, the proceeds of which shall be released by the Administrative Agent to the Sanctioned Lender when the Administrative Agent is permitted to do so by applicable law or otherwise applied in accordance with applicable law, and (iii) the Administrative Agent may take any other actions it reasonably determines are advisable to comply with the applicable Sanctions or applicable law, without liability to the Sanctioned Lender, any other Lender or the Borrower, including specifying an effective date for its resignation under Section 11.06(b) that is less than thirty (30) days (but not less than the shorter of (x) fifteen (15) days and (y) the maximum amount of days, as determined by the Administrative Agent, permitted by applicable law) following the date of the Administrative Agent’s notice thereunder. Notwithstanding the foregoing, the Administrative Agent shall not be required to take any action, or refrain for taking any action, under this Agreement or any of the Loan Documents which would result in a violation of applicable Sanctions or applicable law.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Closing Date. The effectiveness of this Agreement is subject to satisfaction or waiver in accordance with Section 12.02 of each of the following conditions:

(a) Credit Agreement. The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(b) Loan Documents.

(i) Execution of Security Instruments. The Administrative Agent shall have received from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit D, including the Swap Intercreditor Agreement, the Guarantee and Collateral Agreement, the Mortgages listed thereon and the Perfection Certificate, in each case executed and delivered by each party thereto.

(ii) Execution of Specified Additional Guarantee Agreements. The Administrative Agent shall have received from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the Specified Additional Guarantee Agreements, in each case, executed and delivered by each party thereto.

(iii) Amendments to Existing Mortgages; Mortgage Recording.

(A) The Administrative Agent shall have received from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the Mortgages in form and substance reasonably acceptable to the Administrative Agent.

(B) The Administrative Agent shall be reasonably satisfied that, upon recording the Mortgages in the appropriate filing offices, it shall have a first priority Lien on at least the Collateral Coverage Minimum.

(iv) Filings, Registrations and Recordings. Each Security Instrument and any other document (including any UCC financing statement) required by any Security Instrument or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Liens permitted by Section 9.03) shall be in proper form for filing, registration or recordation.

(v) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent shall have received (A) the certificates (if any) representing the Equity Interests required to be pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) required to be pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(c) Fees and Expenses. All fees required to be paid to the Administrative Agent, the Arranger and the Lenders on or before the Closing Date shall have been paid. To the extent invoiced at least one (1) Business Day prior to the Closing Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (including the reasonable and documented fees, disbursements and other charges of Sidley Austin LLP, counsel to the Administrative Agent) shall have been paid.

(d) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate duly executed by a Financial Officer.

(e) Secretary’s Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Credit Party, as applicable, to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Credit Party, as applicable, (A) who are authorized to sign the Loan Documents to which such Credit Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers and (iv) the articles or certificate of incorporation and by-laws or other applicable organizational documents of such Credit Party, as applicable, certified by such Responsible Officer as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing such Credit Party, as applicable, to the contrary. For the purposes of this Section 6.01(e), “Credit Party” shall include Parent.

(f) Legal Opinions. The Administrative Agent shall have received an opinion of (i) Latham & Watkins LLP, special counsel for the Credit Parties, and (ii) local counsel in North Dakota, Texas, Colorado and Wyoming where Security Instruments will be recorded to perfect first priority Liens on any Oil and Gas Properties, in each case in form and of substance reasonably acceptable to the Administrative Agent.

(g) Financial Statements; No Other Debt. The Administrative Agent shall have received (i) a certificate of a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent certifying that attached to such certificate is a pro forma unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the most recently ended fiscal quarter ending at least sixty (60) days prior to the Closing Date giving effect to the Transactions and the other transactions contemplated to occur on the Closing Date, which will reflect that the Borrower and the other Credit Parties have no Indebtedness on the Closing Date other than the Secured Obligations or other Indebtedness permitted by Section 9.02 and (ii) the Financial Statements.

(h) Approvals and Consents; No Material Adverse Effect; Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) all governmental and third party consents and approvals necessary in connection with the Transactions and the other transactions contemplated hereby shall have been obtained; (ii) since December 31, 2023, there has been no event, occurrence, development or change that has had or could reasonably be expected to have a Material Adverse Effect; and (iii) the conditions set forth in clauses (q) and (r) of this Section 6.01 have been satisfied.

(i) Reserved.

(j) Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence or good standing, as applicable, of the Borrower and each Guarantor, in each case, in their respective jurisdiction of organization and foreign qualification in any other jurisdiction in which such Person owns Oil and Gas Properties.

(k) Patriot Act; Beneficial Ownership Regulation. Each Lender that has requested in writing the same at least ten (10) Business Days prior to the Closing Date shall have received, at least three (3) Business Days prior to the Closing Date, (i) all documentation and other information in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) to the extent applicable, in connection with the Beneficial Ownership Regulation, a Beneficial Ownership Certification in a form reasonably satisfactory to the Administrative Agent and each requesting Lender.

(l) Title Information. The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to (i) at least eighty percent (80%) of the PV-10 of the PDP Reserves of the Borrower and the Guarantors evaluated in the Initial Reserve Report, (ii) at least eighty percent (80%) of the PV-10 of the Proved Reserves of the Borrower and the Guarantors evaluated in the Initial Reserve Report, (iii) a selected sampling of the PV-10 of the Proved Reserves of the Borrower and the Guarantors evaluated in the Initial Reserve Report in the Administrative Agent’s sole discretion and (iv) all of the PV-10 of the Proved Reserves of the Oil and Gas Properties described in the APOD.

(m) Initial Reserve Report. The Administrative Agent shall have received (i) the Initial Reserve Report and (ii) a Reserve Report Certificate with respect to the Oil and Gas Properties covered by the Initial Reserve Report and covering only the matters described in Section 8.12(d)(A), Section 8.12(d)(B), Section 8.12(d)(C) and Section 8.12(d)(E) with respect thereto.

(n) Production Reports and Lease Operating Statements. The Administrative Agent shall have received production reports and accounting lease operating statements in form and substance reasonably acceptable to the Administrative Agent, setting forth, for the fiscal year ended December 31, 2023 and for each calendar month ended thereafter up to and including the month ended April 30, 2024, on an accounting date basis, the volume of production and sales attributable to production for which cash activity has been recorded (and the prices at which such sales or transactions were made and the revenues derived from such sales or transactions) for each such period from the Oil and Gas Properties evaluated in the Initial Reserve Report, in each case setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such period.

(o) Assignment of Existing Credit Agreement; No Other Liens.

(i) On the Closing Date, or substantially contemporaneously with the Loans advanced hereunder on the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that (A) all Liens under the Existing Credit Agreement have been assigned by the Existing Lender to the Administrative Agent pursuant to the Master Assignment Agreement and (B) all Indebtedness under the Existing Credit Agreement has been assigned by the Existing Lender to the Lenders pursuant to the Master Assignment Agreement.

(ii) The Administrative Agent shall have received evidence satisfactory to it that all Liens on the assets of the Company and its Subsidiaries (other than Liens under the Existing Credit Agreement and Liens permitted by Section 9.03) shall have been (or will be or substantially contemporaneously with the Loans advanced hereunder on the Closing Date) released or terminated and that duly executed recordable releases or terminations in forms reasonably acceptable to the Administrative Agent with respect thereto have been obtained by the Company or its Subsidiaries.

(p) Borrowing Request. The Administrative Agent shall have received a Borrowing Request for the Initial Term Loans and Tranche B Loans in accordance with Section 2.03.

(q) No Default. As of the Closing Date, immediately after giving effect to the Borrowing of Loans funded on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(r) Representations and Warranties. The representations and warranties of the Credit Parties and the Specified Additional Guarantors set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the Closing Date (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).

(s) Ratio Compliance. The Administrative Agent shall have received evidence satisfactory to it that as of June 30, 2024, on a pro forma basis giving effect to the Transactions to occur on the Closing Date and otherwise calculated on a pro forma basis mutually agreed by the Borrower, the Administrative Agent and the Lenders, the Asset Coverage Ratio was greater than or equal to 2.00 to 1.00.

(t) Annual Budget. The Administrative Agent shall have received reasonably detailed forecasts prepared by management of the Company (including projected consolidated balance sheets, income statements, EBITDAX, cash flow statements, the projected production of Hydrocarbons by the Company and its Subsidiaries and the assumptions used in calculating such projections, the Company’s annual operating and capital expenditure budgets and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements of the Company and its Subsidiaries) on a quarterly basis for the 2024 fiscal year, prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof and in form and substance reasonably acceptable to the Administrative Agent.

(u) Material Contracts. The Administrative Agent shall have received copies of all gas gathering and transportation agreements and Material Contracts to which the Borrower or any other Credit Party is party as of the Closing Date.

(v) Initial APOD. The Administrative Agent shall have received the initial APOD (the “Initial APOD”), and the Lenders shall have approved such Initial APOD.

(w) Current Ratio. The Administrative Agent shall have received evidence satisfactory to it that, as of July 31, 2024, the Current Ratio was greater than or equal to 0.9 to 1.00.

(x) Due Diligence. The Administrative Agent and the Lenders shall have completed such business, accounting, environmental, legal and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Credit Parties as the Administrative Agent and the Lenders deems appropriate and shall be satisfied with the results thereof.

(y) Environmental Conditions. The Administrative Agent and the Lenders shall be satisfied with the environmental conditions of the Oil and Gas Properties of the Borrower and the Guarantors and shall have received copies of all existing environmental assessments and other environmental reports related thereto.

(z) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2023.

(aa) Closing Certificate. A certificate from a Responsible Officer of the Company certifying as to the matters set forth in Section 6.01(q), (r), (s), (w) and (z).

(bb) Other Documents. The Administrative Agent and the Lenders shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 6.02 Each Delayed Draw Term Loan Borrowing. Each Delayed Draw Term Lender in its sole and absolute discretion may make a Delayed Draw Term Loan on the occasion of any Borrowing of Delayed Draw Term Loans subject to the satisfaction (or waiver by each Delayed Draw Term Lender) of the following conditions:

(a) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(b) Representations and Warranties. The representations and warranties of the Credit Parties and the Specified Additional Guarantors set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the occasion of the Borrowing of Delayed Draw Term Loans (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).

(c) No Default. At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(d) Financial Covenants. Immediately after giving effect to such Borrowing and the application of proceeds therefrom, the Borrower and its Subsidiaries shall be in compliance with the financial ratios set forth in Section 9.01(a), Section 9.01(b) and Section 9.01(c) on a Pro Forma Basis.

(e) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate duly executed by a Financial Officer.

Each Borrowing of Delayed Draw Term Loans shall be accompanied by a certificate of Responsible Officer certifying as to the matters described in the foregoing clauses (b) through (d).

Section 6.03 Each Amendment No. 4 Delayed Draw Term Loan Borrowing. Each Amendment No. 4 Delayed Draw Term Lender in its sole and absolute discretion may make an Amendment No. 4 Delayed Draw Term Loan on the occasion of any Borrowing of Amendment No. 4 Delayed Draw Term Loans subject to the satisfaction (or waiver by each Amendment No. 4 Delayed Draw Term Lender) of the following conditions:

(a) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(b) Representations and Warranties. The representations and warranties of the Credit Parties and the Specified Additional Guarantors set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the occasion of the Borrowing of Amendment No. 4 Delayed Draw Term Loans (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).

(c) No Default. At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(d) Financial Covenants. Immediately after giving effect to such Borrowing and the application of proceeds therefrom, the Borrower and its Subsidiaries shall be in compliance with the financial ratios set forth in Section 9.01(a), Section 9.01(b) and Section 9.01(c) on a Pro Forma Basis.

(e) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate duly executed by a Financial Officer.

Each Borrowing of Amendment No. 4 Delayed Draw Term Loans shall be accompanied by a certificate of Responsible Officer certifying as to the matters described in the foregoing clauses (b) through (d).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Company, and the Borrower each represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of Parent, the Company, the Borrower and their respective Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all requisite power and authority, and all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of this clause (b), where the failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within Parent’s and each Credit Party’s constituent powers and have been duly authorized by all necessary corporate, limited liability company or partnership, and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Company, the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which a Credit Party, Parent or a Specified Additional Guarantor is a party has been duly executed and delivered by such Credit Party, Parent or such Specified Additional Guarantor, as applicable, and constitutes a legal, valid and binding obligation of such Credit Party, Parent or such Specified Additional Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Parent, any Credit Party or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Specified Additional Guarantor, Parent, the Company or any Subsidiary or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by any Specified Additional Guarantor, Parent, the Company or any Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of any Specified Additional Guarantor, Parent, the Company or any Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Effect.

(a) The Borrower has heretofore furnished to the Lenders (i) the consolidated financial statements of the Company and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2023, reported on by Ramirez Jimenez International CPAs and (ii) the unaudited consolidated balance sheet and statements of income, members’ equity and cash flows of the Company and its Consolidated Subsidiaries as of and for each fiscal quarter ended March 31, 2024. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since December 31, 2023, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has on the Amendment No. 4 Effective Date any material Indebtedness (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments (other than the Gas Balancing Obligations and the Swap Agreements listed on Schedule 1.02(c)) which are not referred to or reflected or provided for in the Financial Statements or the financial statements most recently delivered pursuant to Section 8.01(b).

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting Parent, the Company or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to clauses (b), (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a) no Property of the Company or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority arising under Environmental Law, or any Environmental Laws.

(b) no Property of the Company or any of its Subsidiaries nor the operations currently conducted thereon or, to the knowledge of the Company, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority, or to any remedial obligations, under Environmental Laws.

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any Property of the Company and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or Release of a Hazardous Substance into the environment, have been duly obtained or filed, and the Company and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) all Hazardous Substances, if any, generated at any Property of the Company or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e) the Company and its Subsidiaries have taken all steps reasonably necessary to determine and has determined that no Hazardous Substances have been disposed of or otherwise Released and there has been no threatened Release of any Hazardous Substances on or to any Property of the Company or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) to the extent applicable, all Property of the Company and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and neither the Company nor the Borrower have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g) neither the Company nor any of its Subsidiaries has any known contingent liability or Remedial Work in connection with any Release or threatened Release of any Hazardous Substance into the environment.

Section 7.07 Compliance with Laws and Agreements; No Defaults.

(a) Each of Parent, the Company and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 7.10 ERISA.

(a) Except as could not reasonably be expected to result in a Material Adverse Effect, the Company, the Subsidiaries and each ERISA Affiliate have complied in all respects with the applicable provisions of ERISA, the Code and other applicable federal and state laws with respect to each Plan.

(b) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is, and has been, established and maintained in substantial compliance with its terms and applicable provisions of ERISA, the Code and other applicable federal and state laws.

(c) Except as could not reasonably be expected to result in a Material Adverse Effect, no act, omission or transaction has occurred which would result in imposition on the Company, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) Except as could not reasonably be expected to result in a Material Adverse Effect, full payment when due has been made of all amounts which the Company, the Subsidiaries or any ERISA Affiliate is required under applicable law or the terms of each Plan or Multiemployer Plan to have paid as contributions to such Plan or Multiemployer Plan as of the date hereof.

(e) Neither the Company or any of the Subsidiaries sponsors, maintains, or contributes to, or has any liability with respect to, an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities (except for continuation coverage required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar state law), that may not be terminated by the Company or a Subsidiary in its sole discretion at any time without any material liability other than the payment of accrued benefits or claims incurred prior to the effective date of such termination under such plan.

(f) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six (6)-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11 Disclosure; No Material Misstatements.

(a) None of the reports, financial statements, certificates or other information (other than projections and other forward-looking information and information of a general economic or industry specific nature) furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when furnished contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that actual results may vary from the projected financial information). There is no fact peculiar to the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Company or any Subsidiary on the date hereof in connection with the transactions contemplated hereby. No statements or conclusions exist in any Reserve Report which are based upon or include misleading information or which fail to take into account material information regarding the matters reported therein to the extent such misstatement, misleading information or failure could reasonably be expected to have a Material Adverse Effect.

(b) As of the Closing Date, to the knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 7.12 Insurance. The Company has, and has caused all its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company and its Subsidiaries. Subject to Section 8.21, the Administrative Agent is named as an additional insured in respect of such liability insurance policies and as lender loss payee and mortgagee with respect to Property loss insurance. Subject to Section 8.21, each liability insurance shall name the Administrative Agent as “additional insured” and, to the extent consistent with such insurer’s ordinary business practices, will provide that the insurer will endeavor to give no less than thirty (30) days prior written notice of any cancellation to Administrative Agent (or not less than ten (10) days prior written notice for non-payment).

Section 7.13 Restriction on Liens. Except as otherwise permitted by Section 9.15, none of the Company, nor any of the Subsidiaries is a party to any material agreement or arrangement or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14 Subsidiaries. Schedule 7.14 sets forth a true and completed list of all Subsidiaries as of the Amendment No. 4 Effective Date (as updated from time to time pursuant to Section 8.01(d)) and includes a designation as to whether such Subsidiary is a Guarantor.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) all leases and agreements necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting, in full force and effect, and (ii) there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such leases or agreements.

(b) The rights and Properties presently owned, leased or licensed by the Company and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, except to the extent that the failure to include any such rights could not reasonably be expected to result in a Material Adverse Effect.

(c) All of the Properties of the Company and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except for any such failure to maintain such Properties, individually or in the aggregate, that could not reasonably be expected to result in a Material Adverse Effect.

(d) The Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Company and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.15 Location of Business and Offices. The name as listed in the public records of its jurisdiction of organization, jurisdiction of organization, organizational identification number, principal place of business and chief executive offices, and notice address for the Borrower, and each Guarantor is accurately set forth on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(m)).

Section 7.16 Properties; Titles, Etc.

(a) Each of the Company and the Subsidiaries has good and defensible title to their respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its other personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Company or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Company or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Company’s or such Subsidiary’s net revenue interest in such Property.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Company and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Company and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Company or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Company or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Company or such Subsidiary.

Section 7.18 Gas Imbalances, Prepayments. On a net basis there are no gas imbalances, take or pay or other prepayments which would require the Company or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor in an aggregate amount exceeding $500,000.

Section 7.19 Marketing of Production. Except for contracts listed on Schedule 7.19 and in effect on the date hereof, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist (other than Swap Agreements permitted under this Agreement) which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from the Company’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) (i) pertain to the sale of production at a fixed price for a period that is one (1) month or less and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof or (b) pertain to the sale of production at a fixed price for a period longer than one (1) month.

Section 7.20 Swap Agreements. Schedule 1.02(c) sets forth, as of the date hereof, and after the date hereof, each report required to be delivered by the Company pursuant to Section 8.01(f) or as may otherwise be disclosed in writing to the Administrative Agent, sets forth, a true and complete list of all Swap Agreements of the Company and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21 Use of Loans.

(a) The proceeds of the Loans shall be used solely (i) to pay all amounts owing under the Existing Credit Agreement, (ii) to pay fees and expenses related to the Transactions, this Agreement and the other Loan Documents, (iii) to develop the Oil and Gas Properties of the Company and its Subsidiaries in accordance with the APOD.

(b) Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22 Solvency. Immediately after giving effect the Transactions and the other transactions contemplated hereby and thereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Company and its Subsidiaries, taken as a whole, will exceed the aggregate debt and liabilities (including subordinated liabilities) of the Company and its Subsidiaries on a consolidated basis, as such debt and liabilities (including subordinated liabilities) become absolute and mature, (b) the Company and its Subsidiaries, taken as a whole, will not have incurred or intended to incur, and will not believe that they will incur, debt or liabilities (including subordinated liabilities) beyond their ability to pay such debt and liabilities (including subordinated liabilities) (after taking into account the timing and amounts of cash to be received by the Company and its Subsidiaries and the amounts to be payable on or in respect of their debt and liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such debt and liabilities (including subordinated liabilities) become absolute and mature and (c) the Company and its Subsidiaries, taken as a whole, will not have (and will have no reason to believe that they will have thereafter) unreasonably small capital for the conduct of their business.

Section 7.23 Anti-Money Laundering. The operations of Parent, the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements including those of the Bank Secrecy Act, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where Parent, the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent, the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Borrower, threatened.

Section 7.24 Anti-Corruption Laws. None of Parent, the Company or any of the Subsidiaries, nor any officer, or to the knowledge of Parent, the Company and the Borrower, any Affiliate, director, agent or employee of Parent, the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of any Anti-Corruption Laws, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and Parent, the Company and the Subsidiaries have conducted their business in material compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.25 Anti-Corruption Laws; Sanctions; OFAC.

(a) Parent, the Company and the Borrower have implemented and maintain in effect policies and procedures designed to promote compliance by Parent, the Company, and the Subsidiaries and their respective Affiliates, directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(b) Parent, the Company and the Subsidiaries and their respective Affiliates, officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all respects and are not engaged in any activity that would reasonably be expected to result in any of Holdings, Parent or Credit Party being designated as a Sanctioned Person.

(c) None of Parent, the Company, any Subsidiary or any of their respective Affiliates, directors, officers or employees, or any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Company and the Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing or facilitating the activities or business of, with or for the benefit of, any Sanctioned Person or in a Sanctioned Country, or in any manner that will result in the violation of any applicable Sanctions.

Section 7.26 EEA Financial Institutions. Neither the Company nor any of its Subsidiaries is an EEA Financial Institution.

Section 7.27 Senior Debt Status. Except with respect to the Phoenix 9.0% Reg A Bonds, (a) the Secured Obligations constitute “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any unsecured, senior subordinated or subordinated Indebtedness, and the subordination provisions set forth in each such agreement, if any, are legally valid and enforceable against the parties thereto in favor of the Administrative Agent, the Lenders and any other Secured Parties and (b) the Secured Obligations are expressly superior in rank to any Specified Indebtedness.

Section 7.28 Material Contracts. Schedule 7.28 sets forth, as of the Amendment No. 4 Effective Date, a true and complete list of all Material Contracts (in each case, including a reasonably detailed description as to the revenues and nature thereof) of the Company and each Subsidiary. Other than as set forth in Schedule 7.28, as of the Amendment No. 4 Effective Date, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Neither the Company nor any of its Subsidiaries (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any material respect. As of the Closing Date, the Company has delivered to the Administrative Agent copies of all Material Contracts listed on Schedule 7.28.

Section 7.29 Outbound Investment Rules.

(a) None of Parent, the Company, any Subsidiary or any of their respective Affiliates, directors, officers or employees, or any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a “covered foreign person,” as that term is defined in the Outbound Investment Rules. The Company and the Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing or facilitating any transaction in violation of the Outbound Investment Rules.

(b) The Company and the Borrower will not directly or, to its knowledge, indirectly, engage in any transaction that will in violation of the Outbound Investment Rules.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until Payment in Full, each of the Company, and the Borrower covenants and agrees on behalf of itself and the Subsidiaries that:

Section 8.01 Financial Statements; Other Information. The Company will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than one hundred and twenty (120) days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2024, its audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ramirez Jimenez International CPAs or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except for any such qualification or exception resulting solely from the impending maturity date of the Loans or any anticipated breach of a financial covenant herein, including pursuant to Section 9.01(a), Section 9.01(b) or Section 9.01(c)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than sixty (60) days after the end of each fiscal quarter of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Monthly Debt and Acquisition and Non-Op AFE Schedules and Current Ratio Compliance. Not later than ten (10) days after the end of each calendar month, a certificate signed by a Responsible Officer attaching a schedule setting forth:

(i) all Debt for Borrowed Money (other than the Loans hereunder) outstanding as of the last day of such month, including (A) the outstanding principal amount under each relevant loan agreement, note, indenture or similar agreement or instrument evidencing such Debt for Borrowed Money, (B) the interest rate applicable to such Debt for Borrowed Money, (C) the amortization schedule applicable to such Debt for Borrowed Money and (D) the maturity date applicable to such Debt for Borrowed Money;

(ii) the following information with respect to each acquisition of Material Oil and Gas Properties by the Company and its Subsidiaries during such month: (A) the purchase price of such Oil and Gas Properties, (B) the PV-10 of such Oil and Gas Properties, (C) the Acquisition IRR of each such acquisition of Material Oil and Gas Properties, together with reasonably detailed evidence and calculations supporting such Acquisition IRR (which shall be reasonably acceptable to the Administrative Agent), and (D) a certification that each such acquisition complied with the Asset Acquisition Conditions at the time made (with supporting detail if requested by the Administrative Agent);

(iii) the following information related to each Material Non-Op AFE consented to by the Company or any of its Subsidiaries during such month: (A) a description of such Non-Op AFEs, together with a reasonable description as to the Oil and Gas Properties to which each such Non-Op AFE relates, (B) the Non-Op IRR of each such Material Non-Op AFE, together with reasonably detailed evidence and calculations supporting such Non-Op IRR (which shall be reasonably acceptable to the Administrative Agent), and (C) a certification that each such Non-Op AFE complied with the Non-Op AFE Conditions at the time consented to by the Company or the applicable Subsidiary (with supporting detail if requested by the Administrative Agent); and

(iv) detailed calculations showing compliance with Section 9.01(b).

(d) Certificate of Financial Officer – Compliance.

(i) Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a Compliance Certificate (i) certifying as to whether a Default exists and, if a Default so exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that the Company has provided true and accurate calculation of the APOD Economic Test and is in compliance with the financial covenants contained in Section 9.01(a), Section 9.01(b) and Section 9.01(c) as of the last day of the fiscal period covered by such financial statements and, in connection therewith, setting forth reasonably detailed calculations of the APOD Economic Test and demonstrating compliance with the financial covenants, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) certifying as to whether the Company is in compliance with the covenants contained in Section 9.18 for the most recently ended fiscal quarter, with reasonably detailed supporting information, and (v) either (A) attaching an updated Schedule 7.14 listing all of Company’s Subsidiaries or (B) certifying there have been no changes to Schedule 7.14 since the later of (1) the Amendment No. 4 Effective Date and (2) the last date on which a Compliance Certificate was delivered pursuant to this Section 8.01(c). In the event a Compliance Certificate is required to be delivered during a Disputed Reserve Report Period, such Compliance Certificate shall not be required to include the calculation of the Company’s compliance with the financial covenant contained in Section 9.01(c); provided that the Company shall be required to deliver a new Compliance Certificate with respect to the Company’s compliance with the financial covenant contained in Section 9.01(c) within five (5) Business Days after the final date of the applicable Disputed Reserve Report Period certifying the calculation of the financial covenant contained in Section 9.01(c) based on the Most Recently Delivered Reserve Report.

(ii) Within ten (10) days after the end of each calendar month, a certificate, in form and substance reasonably satisfactory to the Administrative Agent, (x) attaching the APOD Expenditure Report and (y) certifying that the Company is in compliance with (A) Section 9.08 and (B) the financial covenant contained in Section 9.01(b).

(e) Annual Budget. As soon as reasonably practicable, but no later than December 15 of each year (commencing with the fiscal year ending December 31, 2024), reasonably detailed forecasts prepared by management of the Company (the “Annual Budget”) (including projected combined balance sheets, income statements, EBITDAX, cash flow statements, the projected production of Hydrocarbons by the Company and its Subsidiaries and the assumptions used in calculating such projections, the Company’s annual operating and capital expenditure budgets and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements of the Company and its Subsidiaries) on a quarterly basis for the immediately succeeding fiscal year, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof.

(f) Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of each Scheduled Reserve Report under Section 8.12(a) and Section 8.12(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the date used to calculate the Five-Year Strip Price for purposes of such Scheduled Reserve Report, a true and complete list of all Swap Agreements of the Company and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 1.02(c), any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(g) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, or, if no material change to such insurance coverage has occurred since the date of the most recently delivered financial statements under Section 8.01(a), a statement from a Financial Officer to such effect.

(h) Other Accounting Reports. Promptly following receipt thereof, a copy of each other material report or opinion submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary, and a copy of any response by the Company or any such Subsidiary, or the Board of Directors or other governing body of the Company or any such Subsidiary, to such material report or opinion.

(i) Notices Under Material Instruments. Promptly (but in any event with five (5) Business Days) after the furnishing thereof, copies of any (a) financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation (including the Specified Preferred Equity), indenture, loan or credit or other similar agreement and (b) without duplication of clause (a), periodic and other reports, proxy statements and other materials filed by any Loan Party (or filed on behalf of any Loan Party) with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, in each case, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(j) Lists of Purchasers. Concurrently with the delivery of the annual financial statements in accordance with Section 8.01(a), a list of all Persons who collectively purchased at least 80% of the aggregate operated production of Hydrocarbons from the Company and its Subsidiaries during the year presented in such annual financial statements.

(k) Notice of Sales of Oil and Gas Properties and Unwinds of Swap Agreements. In the event that the Company or any Subsidiary intends to sell, transfer, assign, Unwind or otherwise Dispose of any Oil and Gas Properties, Swap Agreements or any Equity Interests in any Subsidiary in accordance with Section 9.12(d), prior written notice (of at least five (5) Business Days or such shorter time as the Administrative Agent may agree in its sole discretion) of such Disposition or Unwind, the price thereof, in the case of Oil and Gas Properties (or any Equity Interests of any Subsidiary), and the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom, in the case of Swap Agreements, and, in each case, the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.

(l) Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days, after the Company obtains knowledge of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $1,000,000.

(m) Information Regarding Credit Parties. At least five (5) Business Days prior to the occurrence thereof (or such later time as the Administrative Agent may agree in its sole discretion), written notice of any change, with respect Parent, the Company and its Subsidiaries, (i) in such Person’s name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of such Person’s chief executive office or principal place of business, (iii) in such Person’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in such Person’s jurisdiction of organization, and (v) in such Person’s federal taxpayer identification number.

(n) Production Report and Lease Operating Statements. Concurrently with any delivery of a Scheduled Reserve Report under Section 8.12(a) and Section 8.12(b), a report setting forth, for each calendar month during the then current fiscal year to the end of such calendar month on a production date basis, the volume of production and sales attributable to production for which cash activity has been recorded (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and in form and substance reasonably acceptable to the Administrative Agent.

(o) Amendments to Organizational Documents. Promptly, but in any event, at least five (5) Business Days prior to the effective thereof (or such later time as the Administrative Agent may agree in is sole discretion), copies of any material amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or, any other organic document of the Company, or any Subsidiary.

(p) Issuance and Incurrences of Indebtedness.

(i) At least five (5) Business Days’ prior written notice of the incurrence, in one transaction or a series of related transactions, by the Company or any Subsidiary of any Material Indebtedness or any other Indebtedness in excess of $2,500,000 (other than Specified Additional Bond Indebtedness), which such notice shall include the principal amount thereof, the anticipated closing thereof and drafts of the definitive documentation therefor.

(ii) At least three (3) Business Day’s prior written notice of any prospectus, private placement memorandum or marketing materials being provided or made available to investors or prospective investors in connection with any Indebtedness (other than Specified Additional Bond Indebtedness).

(iii) Within ten (10) days after the end of each calendar month, notice of the incurrence, in one transaction or a series of related transactions, by the Company or any Subsidiary of any Specified Additional Bond Indebtedness, which such notice shall include the principal amount thereof and the definitive documentation therefor.

(q) Budget. As soon as available, but in any event not later than sixty (60) days after the end of each fiscal quarter (other than any fiscal quarter ending on December 31 of any year), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth updates to the Annual Budget for each fiscal quarter covered by the Annual Budget, including updates to the projected production of Hydrocarbons by the Company and its Subsidiaries and the assumptions used in calculating such projections, the Company’s operating and capital expenditure budgets and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements.

(r) Securities Commission and Other Filings; Reports to Equityholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with any securities commission having jurisdiction over the Company or any Subsidiary, or with any other national securities exchange and distributed by the Company or any Subsidiary to its equityholders.

(s) Material Contracts. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth a true and complete list of all Material Contracts, include descriptions thereof consistent with the descriptions of Material Contracts included on Schedule 7.28. Upon request of the Administrative Agent, the Company shall deliver to the Administrative Agent copies of any such Material Contracts not previously delivered to the Administrative Agent, including any material amendments, modifications, waivers or other material supplements related thereto not previously delivered to the Administrative Agent.

(t) Other Requested Information. Promptly following any request therefor, (i) such other information regarding the properties, operations, business affairs and financial condition of the Company or any Subsidiary (including, without limitation, any joint venture agreements and any Plan and any reports (and subject to Section 8.15) or other information required to be filed by the Company or any of the Subsidiaries under ERISA in respect of any Plan), or any Reserve Report delivered hereunder, or compliance with the terms of this Agreement or any other Loan Document, or such other information of data with respect to any Specified Additional Guarantor, Parent, or Credit Party as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (including compliance by any prospective assignee with applicable “know your customer” and anti-money laundering rules and regulations).

Section 8.02 Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice (but, in any event, within five (5) Business Days) of the following:

(a) Defaults. The occurrence of any Default or Event of Default;

(b) Governmental Matters. The filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Company or any of the Subsidiaries not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that could reasonably be expected to be adversely determined and result in liability in excess of $1,000,000 not fully covered by insurance, subject to normal deductibles; and

(c) Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11. The Company shall at all times remain organized under the laws of the United States of America, any State thereof or the District of Columbia.

Section 8.04 Payment of Obligations. The Company will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Company and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in (i) a Material Adverse Effect or (ii) the seizure or levy of any material Property or material Collateral of the Company or any Subsidiary thereof.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans according to the terms hereof, and the Company will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. Except for matters that could not reasonably be expected to result in a Material Adverse Effect, the Company, at its own expense, will, and will cause each Subsidiary to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except for leases or other agreements which are no longer used or useful in its business as determined in good faith by the Company;

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties;

(e) to the extent the Company or such Subsidiary is not the operator of any Property, use reasonable efforts to cause the operator to comply with this Section 8.06; and

(f) cause each non-Loan Party Affiliate (including Close Affiliates) of the Borrower which operates any of the Credit Parties’ Oil and Gas Properties to subordinate, pursuant to agreements in form and substance satisfactory to the Administrative Agent, any operators’ Liens or other Liens in favor of such non-Loan Party Affiliate (or Close Affiliates) in respect of such Oil and Gas Properties to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

Section 8.07 Insurance. The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to Section 8.21, the loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall (a) name the Administrative Agent as an “additional insured” in respect of liability insurance, (b) name the Administrative Agent as lender loss payee and mortgagee with respect to Property insurance and (c) provide that the insurer will use commercially reasonable efforts to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent, but in any event not less than ten (10) days prior notice of such cancellation.

Section 8.08 Books and Records; Inspection Rights. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided, that, so long as no Event of Default shall have occurred and be continuing, (a) the Administrative Agent and the Lenders shall not exercise their rights under this Section 8.08 more than twice, taken together, in any fiscal year and (b) the Company and its Subsidiaries shall not be required to reimburse the Administrative Agent and the Lenders for more than one inspection during any fiscal year.

Section 8.09 Compliance with Laws and Material Contractual Obligations.

(a) Each of the Company and the Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Company and the Borrower will maintain in effect and enforce policies and procedures regarding compliance by the Company, the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c) The Company will, and will cause each Subsidiary to, perform its obligations under all Material Contracts.

Section 8.10 Environmental Matters.

(a) The Company shall at its sole expense: (i) comply, and shall cause its Properties and operations and Properties of each Subsidiary to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each Subsidiary not to dispose of or otherwise Release, any Hazardous Substance on, under, about or from any of the Properties of the Company or any Subsidiary or any other Property to the extent caused by the operations of the Company or any Subsidiary except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Properties of the Company or any Subsidiary, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Substance on, under, about or from any of the Properties of the Company or any Subsidiary, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the obligations of the Company and each Subsidiary under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Company will promptly, but in no event later than five (5) days after the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Company or any of the Subsidiaries, or their respective Properties, of which the Company has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Company reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $5,000,000, not fully covered by insurance, subject to normal deductibles.

(c) The Company will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with ASTM International standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.11 Further Assurances.

(a) Each of the Company and the Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent and Collateral Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Company or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, if requested, or to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, to reasonably ensure that the Collateral Agent, on behalf of the Secured Parties, has a perfected security interest in the Collateral. In addition, at the Administrative Agent’s reasonable written request, the Company shall, and shall cause any and the Specified Additional Guarantors Credit Party to, at its sole expense, enter into any Security Instruments to evidence the Liens on the Collateral and provide any information requested to identify any Collateral, including an updated Perfection Certificate, exhibits to Mortgages in form and substance reasonably satisfactory to the Administrative Agent (which such exhibits shall be in recordable form for the applicable jurisdiction) or any other information reasonably requested in connection with the identification of any Collateral.

(b) Each of the Company and the Borrower hereby authorizes the Administrative Agent, Collateral Agent or any of their designees to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including the Mortgaged Property) without the signature of any Credit Party and the Specified Additional Guarantors where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral (including the Mortgaged Property) or any part thereof shall be sufficient as a financing statement where permitted by law. Each of the Company and the Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” or “all assets and all personal property of debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” of the applicable Credit Party or Specified Additional Guarantor or words of similar effect as may be required by the Administrative Agent or Collateral Agent.

Section 8.12 Reserve Reports.

(a) On or before March 1 of each year (beginning March 1, 2025), the Company shall furnish to the Administrative Agent, the Technical Agent and the Lenders a Reserve Report prepared by one or more Approved Petroleum Engineers evaluating the Oil and Gas Properties of the Company and its Subsidiaries as of the immediately preceding January 1 and July 1, respectively (each, a “Third-Party Reserve Report”). Additionally, the Technical Agent may request a Third Party Reserve Report with respect to the APOD Wells once per fiscal year.

(b) On or before June 1, September 1 and December 1 of each year (beginning December 1, 2024), the Company shall deliver an update to the most recently delivered Third-Party Reserve Report evaluating the Oil and Gas Properties of the Company and its Subsidiaries as of the immediately preceding April 1, July 1 and October 1, respectively (each, an “Updated Reserve Report”). Each Updated Reserve Report (i) shall be prepared by or under the supervision of the chief engineer of the Company who shall certify such Reserve Report update to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding Third-Party Reserve Report and shall be adjusted to reflect the production levels since the delivery of the most recent Reserve Report (including the removal of any cash flows attributable to the production during the time period prior to the delivery of such Updated Reserve Report), and (ii) shall be based on an updated Five-Year Strip Price as of the date that is five (5) Business Days prior to delivery of such Updated Reserve Report and shall otherwise be “rolled forward” in a manner satisfactory to the Technical Agent and the Supermajority Lenders. Notwithstanding the foregoing, the Company shall not be required to deliver any Updated Reserve Report during any Disputed Reserve Report Period; provided that if the Company did not deliver an Updated Reserve Report as would have otherwise been required pursuant to this Section 8.12(b) on June 1 or December 1, as applicable, due to the existence of a Disputed Reserve Report Period, then the Company shall be required to deliver an Updated Reserve Report as of April 1 or October 1, respectively, within thirty-five (35) days after the delivery of such Replacement Reserve Report.

(c) In that event that the Administrative Agent notifies the Company in writing that any Reserve Report constitutes a Disputed Reserve Report (including an Updated Reserve Report), then such Disputed Reserve Report shall not constitute the Most Recently Delivered Reserve Report for any purpose under this Agreement, and the Administrative Agent may request, and the Company shall engage an Approved Petroleum Engineer that has not delivered a Disputed Reserve Report within ten (10) days of such request, and deliver within thirty (30) days after such engagement of an Approved Petroleum Engineer, a Reserve Report evaluating the Oil and Gas Properties of the Company and its Subsidiaries as of the immediately preceding January 1 or July 1, as applicable (a “Replacement Reserve Report”), prepared by one or more Approved Petroleum Engineers acceptable to the Administrative Agent, so long as such Approved Petroleum Engineer(s) did not deliver such Disputed Reserve Report. From and after the delivery of any Replacement Reserve Report, such Replacement Reserve Report shall constitute the Most Recently Delivered Reserve Report until the next subsequent delivery of a Reserve Report in accordance with the terms hereof. To the extent a Replacement Reserve Report is delivered either (i) after a Compliance Certificate is delivered during a Disputed Reserve Report Period or (ii) after a Compliance Certificate is delivered which includes calculations derived, in any part, from the values included in the Disputed Reserve Report in respect of such Replacement Reserve Report, then in either case, the Company shall deliver, promptly following (and in any event within two (2) Business Days of) the delivery of such Replacement Reserve Report, a Compliance Certificate including calculations based upon the values included in such Replacement Reserve Report.

(d) With the delivery of each Reserve Report, the Company shall provide to the Administrative Agent, the Technical Agent and the Lenders (i) a database of the Oil and Gas Properties evaluated in such Reserve Report and (ii) a certificate substantially in the form of Exhibit H (a “Reserve Report Certificate”) from a Responsible Officer certifying that: (A) the factual information upon which such Reserve Report is based and any factual information included in such Reserve Report prepared by the Company is true and correct in all material respects, (B) the Company or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (C) on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Company or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (D) none of their Oil and Gas Properties evaluated in the previous reserve report have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold other than Hydrocarbons sold in the ordinary course of business and in such detail as reasonably required by the Administrative Agent and the Technical Agent (in consultation with the Supermajority Lenders) and (E) attached thereto is a list of all marketing agreements entered into subsequent to the later of the date hereof or the Most Recently Delivered Reserve Report which the Company could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof.

Section 8.13 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Company shall deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least (w) eighty percent (80%) of the PV-10 of the Proved Developed Producing Reserves of the Company and its Subsidiaries evaluated in such Reserve Report, (x) eighty percent (80%) of the PV-10 of the Proved Reserves of the Company and its Subsidiaries evaluated in such Reserve Report and (y) prior to the APOD Completion Date, all of the PV-10 of the Proved Reserves of the of the Oil and Gas Properties in the APOD, (collectively, the “Title Coverage Minimum”).

(b) If the Company has provided title information for additional Properties under Section 8.13(a), the Company shall, within sixty (60) days (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion) of written notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least the Title Coverage Minimum.

(c) If the Company is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the period of time required by clause (b) above or the Company does not comply with the requirements to provide acceptable title information covering at least the Title Coverage Minimum, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Majority Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after such period of time has elapsed, such unacceptable Mortgaged Property shall not count towards the Title Coverage Minimum requirement, and the Administrative Agent may send a written notice to the Company and the Lenders that the PV-10 and Total PDP PV-10 for purposes of calculating the Asset Coverage Ratio for all purposes hereunder, shall be recalculated as determined by the Administrative Agent to exclude the property subject to a title defect that the Company is unable (or has elected not to) cure. Furthermore, any properties described in such notice shall be excluded from the determination of PV-10 and Total PDP PV-10 for any other purpose of calculation under the Loan Documents unless the applicable title defect is cured to the reasonable satisfaction of the Administrative Agent.

Section 8.14 Additional Collateral; Additional Guarantors.

(a) In connection with each delivery of a Reserve Report, the Company shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(b)) to ascertain whether the Mortgaged Properties represent at least (w) ninety percent (90%) of the PV-10 of the Proved Developed Producing Reserves of the Company and it Subsidiaries evaluated in such Reserve Report, (x) ninety percent (90%) of the PV-10 of the Proved Reserves of the Company and its Subsidiaries evaluated in such Reserve Report (after giving effect to exploration and production activities, acquisitions, dispositions and production) and (y) prior to the APOD Completion Date, all of the Oil and Gas Properties of the Company and its Subsidiaries included in the APOD (collectively, the “Collateral Coverage Minimum”). In the event that the Mortgaged Properties do not represent at least the Collateral Coverage Minimum, then the Company shall, and shall cause its Subsidiaries to, grant, within thirty (30) days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) of delivery of the Reserve Report Certificate required under Section 8.12(c), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof shall be permitted to exist thereupon, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b) From and after the Closing Date, in the event that any Material Subsidiary is formed or acquired by the Company or any of its Subsidiaries (or the Company determines that any existing Subsidiary is a Material Subsidiary (including as a result of the Immaterial Subsidiary Cap being exceeded)), the Company shall promptly, but in no event later than fifteen (15) Business Days after the date on which such Subsidiary was formed or acquired (or, if applicable, determined to be a Material Subsidiary) (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) cause such newly formed or acquired Subsidiary (or such existing Subsidiary, if applicable) to guarantee and secure the Secured Obligations pursuant to the Guarantee and Collateral Agreement. In connection with any such guaranty and security interest grant, the Company shall, or shall cause (i) such Material Subsidiary to, execute and deliver a supplement to the Guarantee and Collateral Agreement executed by such Material Subsidiary, (ii) in the case of any newly formed or acquired Material Subsidiary, the owners of the Equity Interests of such Material Subsidiary who are Credit Parties to pledge all of the Equity Interests of such new Material Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Material Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) The Company will at all times cause the other material tangible and intangible assets of the Borrower and each Guarantor to be subject to a Lien pursuant to and as required by the Security Instruments.

(d) Within thirty (30) days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after any written request of the Administrative Agent, the Company shall execute, or shall cause to be executed, Mortgages or supplements to Mortgages with respect to any Oil and Gas Properties acquired since the Most Recently Delivered Reserve report to the extent not already subject to a Lien of the Security Instruments or otherwise desirable to evidence the Liens in favor of the Collateral Agent, for the benefit of the Secured Parties.

Section 8.15 ERISA Compliance. The Company will promptly furnish and will cause the Subsidiaries to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Company or the Subsidiary, as the case may be, specifying the nature thereof, what action the Company or the Subsidiary is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto if such prohibited transaction could reasonably be expected to result in liability to the Company, the Guarantors or their respective Subsidiaries (whether individually of in the aggregate) in excess of $1,000,000.

Section 8.16 Account Control Agreements; Location of Proceeds of Loans.

(a) The Company will, and will cause each of such Credit Parties to, cause each of its Deposit Accounts, Securities Accounts and Commodities Accounts (other than any such account that constitutes an Excluded Account for so long as it is an Excluded Account) to be a Controlled Account subject to a Control Agreement.

(b) The Company will, and will cause each Credit Party to, until the proceeds of any Loans are transferred to a third party in accordance with the Loan Documents, hold the proceeds of any Loans made under this Agreement in a Controlled Account.

Section 8.17 Marketing Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Proved Reserves during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Proved Reserves of third parties during the period of such contract associated with the of the Company and its Subsidiaries Oil and Gas Properties that the Company or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.18 Keepwell. The Company will, and will cause each Guarantor to, provide such funds or other support as may be needed from time to time by the Company or any Guarantor, as applicable, to honor all of its obligations under this Agreement and any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any other Loan Document, as it relates to the Company, any Subsidiary or any Guarantor, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Credit Party and each Specified Additional Guarantor under this Section 8.18 shall remain in full force and effect until Payment in Full. The Company intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit the Company and any Guarantor, as applicable, for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.19 Required Swap Agreements.

(a)

(i) On the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Company shall enter into and maintain through September 30, 2025, Swap Agreements in form and substance reasonably satisfactory to the Majority Lenders with one or more Approved Counterparties pursuant to which the Company shall hedge notional volumes of not less than 18.75 percent (18.75%) of the reasonably anticipated projected production of crude oil for each month during the twelve (12) month period from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves from Non-APOD Wells based on the Initial Reserve Report, and

(ii) Within ten (10) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Company shall enter into and maintain through September 30, 2025, Swap Agreements in form and substance reasonably satisfactory to the Majority Lenders with one or more Approved Counterparties pursuant to which the Company shall hedge notional volumes of not less than (when aggregated with other such Swap Agreements then in effect) seventy five percent (75%) of the reasonably anticipated projected production of crude oil for each month during the twelve (12) month period from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves from Non-APOD Wells based on the Initial Reserve Report.

(iii) Within thirty (30) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Company shall enter into and maintain through September 30, 2025, Swap Agreements in form and substance reasonably satisfactory to the Majority Lenders with one or more Approved Counterparties pursuant to which the Company shall hedge notional volumes of not less than seventy five percent (75%) of the reasonably anticipated projected production of crude oil for each month during the thirteen (13) month through the (36) month period from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves from Non-APOD Wells based on the Initial Reserve Report.

(b) No later than the last day of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2024), the Company shall enter into, and maintain on a rolling basis, Swap Agreements in form and substance reasonably satisfactory to the Majority Lenders (i) with one or more Approved Counterparties, (ii) that mitigate commodity index price risk and (iii) the notional volumes for which, when aggregated with all other Swap Agreements then in effect, are no less than fifty percent (50%) of the reasonably anticipated projected production of crude oil for each month during the thirty six (36) month period following the end of such fiscal quarter from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves based on the Most Recently Delivered Reserve Report, as updated.

(c) Before or substantially concurrently with the commencement of any completion activities of the wells in any APOD Tranche, the Company shall enter into, and, commencing with the fiscal quarter ending September 30, 2025, maintain on a rolling basis, Swap Agreements in form and substance reasonably satisfactory to the Majority Lenders with one or more Approved Counterparties the notional volumes for which, when aggregated with all other Swap Agreements then in effect, are no less than fifty percent (50%) of the reasonably anticipated projected production of crude oil for each month during the twenty four (24) month period from such Producing APOD Wells which constitute Proved Developed Producing Reserves based on the Most recently delivered Reserve Report, as updated.

Section 8.20 APOD.

(a) Subject to Section 8.20(b), the Company shall, and shall cause its Subsidiaries to, (x) complete development of their respective Oil and Gas Properties that are subject to the APOD substantially as contemplated by the APOD and (y) in all material respects in accordance with the schedule set forth in the APOD; provided that any changes in timing as to when the APOD Wells are developed and any changes to the order in which such wells are developed, to the extent made in the Company’s reasonable discretion, shall not result in a violation of this Section 8.20(a).

(b) If an APOD Revision Event has occurred, the Company shall, and shall cause its Subsidiaries to, immediately cease making any expenditures in respect of the then-current APOD (other than Emergency Capital Expenditures) for the period starting on the date that such APOD Revision Event has occurred and ending on the date when a Proposed APOD is approved after such APOD Revision Event.

Notwithstanding anything to the contrary contained in this paragraph (b), in the event that an APOD Quarterly Test Event has occurred, the Company may provide reasonably detailed written materials to the Administrative Agent and the Lenders regarding the reason for such APOD Quarterly Test Event and request that the Lenders waive such APOD Revision Event resulting from an APOD Quarterly Test Event. An APOD Revision Event may be waived with the consent of all Lenders, in their respective sole discretion, by providing written notice of such waiver to the Company; provided, that if no APOD Revision Event exists at the end of the next succeeding Fiscal Quarter (without an adjustment to the forecasted production of any wells) and the Company is in compliance with the APOD Economic Test, then the Company may resume completion and drilling activities and continue to make expenditures in respect of the APOD without the further consent of any Lender. For the avoidance of doubt, the occurrence of a APOD Revision Event shall not itself constitute a Default or Event of Default under this Agreement.

(c) The Company shall submit a revised APOD or a new APOD, in each case, meeting the APOD Criteria (a “Proposed APOD”) on or prior to the date that is thirty (30) days before the last day of the period covered by the then-current APOD, including a written narrative (i) describing the changes being proposed in such Proposed APOD for review with the Lenders and the Administrative Agent, (ii) describing in reasonable detail compliance with the APOD Criteria by such Proposed APOD and (iii) to the extent the most recently delivered Annual Budget (or Annual Budget update delivered pursuant to Section 8.01(d)(ii)) covers the period covered by such Proposed APOD, describing in reasonable detail any differences in such Proposed APOD from (x) the plan of development and/or (y) the operating and capital expenditure budget, in each case, as set forth in such Annual Budget (or such Annual Budget update). Upon the delivery of a Proposed APOD, the Lenders shall have fifteen (15) calendar days to consent to or reject such Proposed APOD, in either case in writing and in their respective sole discretion (the “APOD Approval Period”). If, upon the expiration of the then-current APOD no Proposed APOD has been approved by the Lenders, then the Company shall, and shall cause its Subsidiaries to, as promptly as possible after such expiration stop all completion and drilling activities and cease making any Capital Expenditures; provided that the Company and its Subsidiaries may continue to make (A) Emergency Capital Expenditures and (B) with respect to any well for which material completion or drilling activities have been performed prior to such expiration, such completion or drilling expenditures that are, as reasonably determined by the Company in good faith, necessary to prevent material harm to such well.

Section 8.21 Post-Closing Covenants.

(a) [Reserved].

(b) Not later than thirty (30) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Company and the Borrower shall file, or cause to be filed, UCC-3 termination or amendment statements reasonably requested by the Administrative Agent or Collateral Agent to the extent necessary to ensure that the only Liens on Collateral are Liens permitted under Section 9.03.

(c) Within the time periods set forth on Schedule 8.21, Holdings and the applicable Credit Parties shall, or shall cause the applicable Person to, to take the actions described on Schedule 8.21.

Section 8.22 Senior Debt Status.

The Company shall ensure, and shall cause each Subsidiary to ensure, that except with respect to the Phoenix 9.0% Reg A Bonds, (a) the Secured Obligations constitute “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any unsecured, senior subordinated or subordinated Indebtedness, and the subordination provisions set forth in each such agreement, if any, are legally valid and enforceable against the parties thereto in favor of the Administrative Agent, the Lenders and any other Secured Parties and (b) the Secured Obligations are expressly superior in rank to any Specified Indebtedness.

ARTICLE IX

NEGATIVE COVENANTS

Until Payment in Full, the Company and the Borrower covenant and agree with the Lenders that:

Section 9.01 Financial Covenants.

(a) Total Secured Leverage Ratio. The Company will not permit the Total Secured Leverage Ratio, as of the last day of each fiscal quarter (i) ending during the period from December 31, 2024 through December 31, 2025, to be greater than 2.00 to 1.00 and (ii) ending March 31, 2026 and thereafter, to be greater than 1.50 to 1.00.

(b) Current Ratio. The Company will not permit the Current Ratio, as of the last day of each calendar month (i) from September 30, 2024 through October 31, 2024, to be less than 0.90 to 1:00, (ii) from November 30, 2024 through November 30, 2025, to be less than 0.80 to 1.00, (iii) from December 31, 2025 through December 31, 2026, to be less than 0.90 to 1:00 and (iv) for each calendar month ending January 31, 2027 and thereafter, to be less than 1.00 to 1.00.

(c) Asset Coverage Ratio. The Company shall not permit the Asset Coverage Ratio, as of the last day of any fiscal quarter (i) ending during the period from June 30, 2024 through December 31, 2024, to be less than 2.00 to 1.00, (ii) ending during the period from March 31, 2025 through September 30, 2025, to be less than 1.70 to 1.00 and (iii) ending during the period from December 31, 2025 and thereafter, to be less than 2.00 to 1.00.

Section 9.02 Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness, except:

(a) the Loans, any Notes or other Secured Obligations arising under the Loan Documents or any Secured Swap Agreement or any guaranty of or suretyship arrangement for the Loans, any Notes or other Secured Obligations arising under the Loan Documents or any Secured Swap Agreement, including any deferred put premiums associated with Swap Agreements entered into with an Approved Counterparty;

(b) Specified Existing Indebtedness in the aggregate outstanding amounts set forth on Schedule 9.02;

(c) Specified Additional Bond Indebtedness, so long as, after giving pro forma effect to the incurrence of such Specified Additional Bond Indebtedness, the Aggregate Weighted Average Life to Maturity of all outstanding Debt for Borrowed Money is greater than the Weighted Average Life to Maturity of the Loans by at least ninety one (91) days;

(d) Specified Additional Factoring Indebtedness in an aggregate outstanding amount not to exceed $10,000,000; provided, that any such Specified Additional Factoring Indebtedness shall be subordinated to the Secured Obligations on terms satisfactory to the Administrative Agent in its sole discretion;

(e) Indebtedness associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties;

(f) Indebtedness between or among the Company and any Subsidiaries to the extent permitted by Section 9.05(e); provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Guarantor and, provided further, that any such Indebtedness owed by the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guarantee and Collateral Agreement; and

(g) Indebtedness with respect to any obligations of the Company or any of its Subsidiaries owed to any Lender or Affiliate of any Lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.

Section 9.03 Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Secured Obligations;

(b) Liens existing on the Closing Date and set forth on Schedule 9.03 securing solely the Specified Existing Indebtedness specified to be secured by such Liens on such Schedule;

(c) Liens on accounts receivable that have been purchased by funding of Specified Additional Factoring Indebtedness and the proceeds thereof securing the payment of such Specified Additional Factoring Indebtedness;

(d) Liens on Collateral securing Indebtedness permitted by Section 9.02(f); provided that any such Liens are subordinated to the Liens securing the Secured Obligations in a manner satisfactory to the Administrative Agent;

(e) [reserved];

(f) Liens on Cash Equivalents securing Indebtedness permitted by Section 9.02(g); and

(g) Liens that constitute Excepted Liens.

No intention to subordinate the first priority Lien granted in favor of the Collateral Agent, for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of Liens permitted under this Section 9.03 or the use of the phrase “subject to” when used in connection with Liens permitted by this Section 9.03 or otherwise.

Section 9.04 Restricted Payments; Repayment of Specified Indebtedness; Restrictions on Amendments of Specified Indebtedness and Specified Preferred Equity.

(a) Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except that:

(i) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); ~~and~~

(ii) so long as there is (x) no Default or Event of Default that has occurred and is continuing or would occur as a result of such payment and (y) immediately after giving effect to such payment, the Borrower and its Subsidiaries shall be in compliance with the financial ratios set forth in Section 9.01(a), Section 9.01(b) and Section 9.01(c) on a Pro Forma Basis, the Company may pay cash dividends with respect to the Specified Preferred Equity pursuant to the Specified Preferred Equity Share Designation; and

(iii) ~~(ii)~~ the Company’s Subsidiaries may declare and pay dividends or any other distributions ratably with respect to their Equity Interests;

provided that salaries and other compensation to the holders of their Equity Interests or any Affiliates (including Close Affiliates) shall not constitute Restricted Payments, but shall be subject to the restrictions in Section 9.18 as G&A Expenses.

(b) Redemptions. The Company shall not, nor shall it permit any Subsidiary to call, make or offer to make any ~~optional or voluntary~~(i) Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Specified Existing Indebtedness or any Specified Additional Bond Indebtedness~~; provided that the~~ or (ii) Redemption of or otherwise Redeem any Specified Preferred Equity, as applicable, except as specified below in this paragraph (b). The Company may Redeem ~~such~~ Specified Existing Indebtedness or Specified Additional Bond Indebtedness so long as (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such Redemption, (ii) the relevant holder of such Indebtedness has requested or caused (in each case, without solicitation by the Company or any of its Subsidiaries), such Redemption to be required in accordance with the terms of the applicable Specified Existing Indebtedness or Specified Additional Bond Indebtedness, (iii) no Disputed Reserve Report Period is continuing and (iv) immediately after giving effect to such Redemption, the Borrower and its Subsidiaries shall be in compliance with the financial ratios set forth in ~~Section 9.01(a) to the extent following the date when the financial statements required to be delivered pursuant to Section 8.01(a) for the fiscal year ended December 31, 2024 are required to be delivered,~~Section 9.01(a,) Section 9.01(b) ~~to the extent following the date when the financial statements required to be delivered pursuant to Section 8.01(a) for the fiscal year ended December 31, 2024 are required to be delivered,~~ and Section 9.01(c) on a Pro Forma Basis. The Company may Redeem Specified Preferred Equity (whether in whole or in part) so long as (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such Redemption, (ii) no Disputed Reserve Report Period is continuing and (iii) immediately after giving effect to such Redemption, the Borrower and its Subsidiaries shall be in compliance with the financial ratios set forth in Section 9.01(a,) Section 9.01(b) and Section 9.01(c) on a Pro Forma Basis.

(c) Restrictions on Specified Indebtedness and Specified Preferred Equity.

(i) ~~(c) Amendments.~~ The Company will not, and will not permit any of its Subsidiaries to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change (including via a side letter) to any Specified Indebtedness if doing so would (~~i~~A) cause such Specified Indebtedness to not meet the requirements of Specified Indebtedness (tested as if such Specified Indebtedness were being issued or incurred at such time) or (~~ii~~B) such amendment, modification, waiver or other change would be adverse in any respect to the interests of the Administrative Agent or the Lenders.

(ii) The Company will not and will not permit any of its Subsidiaries to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change (including via a side letter) to the Specified Preferred Equity Share Designation in a manner that is adverse in any respect to the interests of the Lenders (including, without limitation, by (A) issuing any other series of Equity Interests thereunder, (B) giving the holders of such Specified Preferred Equity the right to elect any directors to the board of the Company; provided that the Company shall be permitted to give such holders the right to elect no more than two (2) directors in the event of a Nonpayment Event or (C) imposing any restriction on transfer or sale of any common or voting Equity Interests), in each case without the prior written consent of the Administrative Agent and the Majority Lenders.

Section 9.05 Investments, Loans and Advances. The Company shall not, nor shall it permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments made on or prior to the Closing Date in the entities described in Schedule 7.14 or as set forth on Schedule 9.05(a);

(b) Investments constituting Permitted Acquisitions;

(c) accounts receivable arising in the ordinary course of business;

(d) Cash Equivalents;

(e) Investments (i) made by the Company in or to the Borrower or the other Guarantors or (ii) made by any Subsidiary in or to the Company, the Borrower or any Guarantor;

(f) Investments expressly contemplated by the APOD;

(g) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Company or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Company or any of its Subsidiaries; provided that the Company shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(g) exceeds $2,500,000; and

(h) Investments in Swap Agreements permitted by Section 9.17.

Section 9.06 Nature of Business. Neither the Company nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas minerals, exploration, development and production company and activities incidental to the foregoing. From and after the date hereof, the Company shall not, and shall not permit any Subsidiary to, own or operate Oil and Gas Properties other than as otherwise permitted in the APOD.

Section 9.07 Amendments to Material Documents; Fiscal Year End. ~~The~~Without limiting Section 9.04, the Company shall not, nor shall it permit any Subsidiary to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified; it being understood that any amendment to such organizational documents of the Company with or without its consent shall be subject to the restrictions in this Section 9.07) its certificate or articles of incorporation, by-laws, any preferred stock designation (other than the Specified Preferred Equity Share Designation, which shall be governed solely by Section 9.04) or any other organic document without the consent of the Majority Lenders and the Administrative Agent (other than immaterial amendments, supplements or other modifications not adverse in any respect to the Administrative Agent or the Lenders; provided that, notwithstanding anything herein to the contrary, any amendment, supplement or other modification to any provision governing, or the creation of any new provision relating to, the transfer, restriction on transfer or required sale of any common or voting Equity Interests of the Company (other than with respect to the Specified Preferred Equity) shall require the consent of the Majority Lenders and the Administrative Agent), (b) modify or otherwise change any of the terms of the Specified Existing Debt, or Specified Additional Indebtedness other than any such amendment, modification, waiver or other change which is not adverse in any respect to any right, privilege or interest of the Administrative Agent, Collateral Agent or any of the Lenders under the Loan Documents or in the Collateral (it being agreed and understood that (i) the terms of the Specified Additional Bond Indebtedness must continue to satisfy the definition of a Specified Additional Bond Indebtedness, (ii) any Specified Additional Factoring Indebtedness must continue to satisfy the definition of Specified Additional Factoring Indebtedness and (iii) any amendments, supplements or modifications made to any Specified Existing Indebtedness that would not satisfy the definition of “Specified Additional Bond Indebtedness” shall be deemed adverse to the rights, privileges and interests of the Administrative Agent, Collateral Agent and the Lenders), or (c) have its fiscal year end on a date other than December 31 or change the its method of determining fiscal quarters. Notwithstanding anything to the contrary in this Section 9.07, on or before the effective date of the Third A&R LLC Agreement, the Administrative Agent and the Majority Lenders shall have an approval right to any changes to the form of the Third A&R LLC Agreement other than administrative changes not adverse in any respect to the Administrative Agent or the Lenders.

Section 9.08 Proceeds of Loans.

(a) Neither the Company nor the Borrower shall permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. None of the Company or the Borrower or any Person acting on behalf of the Company or the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

(b) The Borrower will not request any Borrowing, and the Company shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, directly or indirectly, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of, with, or for the benefit of, directly or indirectly, any Sanctioned Person, or involving, directly or indirectly, any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States of America, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. No Credit Party or Specified Additional Guarantor is engaged in any activity that would reasonably be expected to result in any Credit Party or Specified Additional Guarantor being designated as a Sanctioned Person.

Section 9.09 ERISA Compliance. The Company shall not, nor shall it permit any Subsidiary to, at any time:

(a) engage, or permit any ERISA Affiliate to engage, in any transaction in connection with which the Company, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, either of which would have a Material Adverse Effect.

(b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any such Plan, agreement relating thereto or applicable law, the Company, any Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, if such failure could reasonably be expected to have a Material Adverse Effect.

(c) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities (except for continuation coverage required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar state law), that may not be terminated by such entities in their sole discretion at any time without any material liability other than the payment of accrued benefits under such plan, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code, in either case of clause (i) or clause (ii) if such obligation to contribute would reasonably be expected to have a Material Adverse Effect.

Section 9.10 Sale or Discount of Receivables. Except for (a) accounts receivable sold for payment that constitutes Specified Additional Factoring Indebtedness, (b) accounts receivable obtained by the Company or any Subsidiary out of the ordinary course of business or (c) the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Company nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11 Merger, Etc. The Company shall not, nor shall the Company permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that:

(a) any Subsidiary may participate in a consolidation with the Company, the Borrower or any Guarantor (provided that the Company or the Borrower, as applicable, shall be the continuing or surviving entity in any such transaction involving the Company or the Borrower, and a Guarantor shall be the continuing or surviving entity of any such transaction not involving the Company or the Borrower);

(b) any Guarantor may participate in a consolidation with another Guarantor;

(c) any Subsidiary other than the Borrower may liquidate or dissolve so long as its assets (if any) are distributed to the Borrower or a Guarantor prior to such liquidation or dissolution; or

(d) any Subsidiary other than the Borrower may merge, amalgamate or consolidated with a Person that, prior to the consummation of such merger, amalgamation or consolidated, is not a Subsidiary of the Borrower if (i) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation and such supplements to any Loan Documents preserve the enforceability of the guaranty and the perfection and priority of Liens under the Security Instruments and (ii) such merger, amalgamation or consolidation complies with all the conditions set forth in the definition of the term “Permitted Acquisition”.

Section 9.12 Sale of Properties; Unwinds of Swap Agreements. The Company shall not, and shall not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to Unwind any Swap Agreement in respect commodities, except for:

(a) the sale of Hydrocarbons and geological and seismic data in the ordinary course of business;

(b) the abandonment, farm-out, lease or sublease of undeveloped or underdeveloped acreage (but excluding any acreage in the APOD) which are usual and customary in the oil and gas business;

(c) the sale or transfer of equipment that is worn-out, obsolete or no longer necessary for the business of the Company or such Subsidiary or is damaged as a result of any Casualty Event and is replaced by equipment of at least comparable value and use;

(d) any Disposition of Property, or any series of Dispositions of Properties (excluding, prior to the APOD Completion Date, any Oil and Gas Properties included in the APOD) or any interest therein, or any Unwind of any Swap Agreement (excluding any Required Closing Date Swap Agreement and subject to the requirements of Section 8.19); provided that:

(i) in the case of any Disposition of Property, 100% of the consideration shall be cash and/or Cash Equivalents;

(ii) in the case of any Unwind of a Swap Agreement, 100% of the consideration received in respect of such Unwind shall be cash;

(iii) the consideration received in respect of any such sale or other Disposition or Unwind shall be equal to or greater than the fair market value of the asset subject of such sale or other Disposition or Unwind;

(iv) no Default or Event of Default exists or would result from such Disposition or Unwind;

(v) to the extent required by Section 3.04(c), the Net Cash Proceeds from such Disposition or Unwind shall be applied as a prepayment of Loans;

(vi) if the fair market value of the Property subject to such Disposition (or if the Swap Termination Value of the Swap Agreements being Unwound) is equal to or greater than $2,500,000, the Company shall be in compliance with each of the financial ratios set forth in Section 9.01, calculated on a Pro Forma Basis giving effect to such Disposition or Unwind;

(vii) if any such Disposition is of a Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Subsidiary;

(viii) any such Disposition shall not include operated working interests; and

(ix) the aggregate consideration received in respect sales, Dispositions and Unwinds made since the Closing Date pursuant to this Section 9.12(d) shall not exceed $50,000,000.

(e) sales and other Dispositions of Properties among the Borrower and the Guarantors, including Dispositions to another Person created as a result of a division so long as such other Person created as a result of a division becomes a Guarantor hereunder concurrently with such Disposition;

(f) any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(g) the lapse or abandonment of intellectual property in the ordinary course of business, which in the reasonable good faith determination of the Company is not material to the conduct of the business of Credit Parties and their Subsidiaries, taken as a whole;

(h) the Unwinding or termination of (i) any commodity Swap Agreement to the extent necessary to comply with the requirements set forth in Section 9.17(d), but only to the extent that, as a result thereof, future hedging volumes in respect of the Company’s and its Subsidiaries’ Proved Developed Producing Reserves satisfy the requirements of Section 8.19 on a pro forma basis and are equal to or less than 90% of reasonably anticipated projected production from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves for each of crude oil and natural gas for the then-current and any succeeding fiscal quarter based on the Most Recently Delivered Reserve Report, as Updated, or (ii) any interest rate Swap Agreement; provided that any Net Cash Proceeds received from any such Unwind or termination pursuant to this Section 9.12(h) are applied as a prepayment of Loans to the extent required by Section 3.04(c); provided further that reasonably anticipated projected production from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves shall be calculated under this Section 9.12(h) in a manner consistent with Section 9.17(d);

(i) any sale or discount of receivables permitted pursuant to Section 9.10;

(j) to the extent constituting a Disposition, Investments permitted pursuant to Section 9.05(e);

(k) if no Default or Event of Default then exists, sales and other dispositions of Properties not otherwise permitted above having a fair market value not to exceed $1,000,000 in the aggregate since the Closing Date.

(l) any exchanges of Oil and Gas Properties with a third party, or any series of exchanges of Oil and Gas Properties with third parties (excluding, prior to the APOD Completion Date, any Oil and Gas Properties included in the APOD) or any interest therein; provided that:

(i) no more than 20% of the consideration received in respect of any such exchange shall be cash and/or Cash Equivalents;

(ii) the consideration received in respect of any such exchange shall be equal to or greater than the fair market value of the Oil and Gas Properties subject of such exchange;

(iii) the Oil and Gas Properties received in respect of any such exchange shall be for “like” category or better than the Oil and Gas Properties subject of such exchange (for example, for the avoidance of doubt, any Oil and Gas Properties constituting PDP Reserves shall only be exchanged for Oil and Gas Properties constituting PDP Reserves); provided that PDP Reserves may be exchanged for non-PDP Reserves in an amount not to exceed $10,000,000 in the aggregate;

(iv) if the Oil and Gas Properties subject of such exchange is Mortgaged Property, within ten (10) days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the consummation of such exchange, the Company shall execute, or shall cause to be executed, Mortgages or supplements to Mortgages with respect the Oil and Gas Properties received in respect of such exchange to evidence the Liens in favor of the Collateral Agent, for the benefit of the Secured Parties;

(v) no Default or Event of Default exists or would result from such exchange;

(vi) to the extent required by Section 3.04(c), the Net Cash Proceeds from such exchange shall be applied as a prepayment of Loans;

(vii) if the fair market value of the Oil and Gas Properties subject to such exchange is equal to or greater than $2,500,000, the Company shall be in compliance with each of the financial ratios set forth in Section 9.01, calculated on a Pro Forma Basis giving effect to such exchange;

(viii) the aggregate fair market value of the Oil and Gas Properties exchanged pursuant to this Section 9.12(l) shall not exceed $50,000,000.

Section 9.13 Environmental Matters. The Company shall not, nor shall it permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service or the making of any payment, with any Affiliate (other than the Guarantors) or Close Affiliate except for (a) transactions otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate or Close Affiliate, as applicable, (b) any Restricted Payment permitted by Section 9.04(a), and (c) any Investment permitted by Section 9.05(e), and (d) any G&A Expenses, so long as such G&A Expenses are otherwise permitted to be incurred by Section 9.18.

Section 9.15 Negative Pledge Agreements; Dividend Restrictions. The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Secured Parties or restricts any Subsidiary from paying dividends or making distributions to the Company, the Borrower or any Guarantor or prohibits Parent, or any direct or indirect parent company thereof, from making capital contributions to the Company or the Company from making capital contributions to the Borrower, or which requires the consent of or notice to other Persons in connection therewith; provided, however, the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases, licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or Disposition of all or substantially all of the Equity Interests or Property of such Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or Disposition to the extent such sale is permitted under this Agreement, (d) customary provisions with respect to the distribution of Property of a joint venture contained in joint venture agreements entered into in the ordinary course of business with respect to such joint venture, (e) conditions, prohibitions, encumbrances or other restrictions imposed by Governmental Requirements, (f) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business~~,~~ and (g) conditions, prohibitions, encumbrances or other restrictions imposed by any agreement relating to secured Indebtedness permitted by Section 9.02 or Indebtedness (including guarantees) under Finance Leases permitted by Section 9.02; provided that such prohibitions, encumbrances or other restrictions apply only to the assets securing such Indebtedness, do not apply to the Collateral and do not otherwise adversely affect the interest of the Secured Parties.

Section 9.16 Gas Imbalances, Take-or-Pay or Other Prepayments. The Company shall not, nor shall it permit any Subsidiary to, allow the aggregate amount of gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Company or any Subsidiary that would require the Company or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed $500,000 at any time.

Section 9.17 Swap Agreements.

(a) The Company shall not, nor shall it permit any Subsidiary to, enter into any Swap Agreements with any Person other than:

(i) (A) Swap Agreements in respect of commodities entered into by the Company or its Subsidiaries with one or more Approved Counterparties for the purpose of hedging reasonably anticipated projected production from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves, the notional volumes for which, when aggregated with all other commodity Swap Agreements of the Company and its Subsidiaries then in effect in respect of the Company’s and its Subsidiaries’ Proved Developed Producing Reserves, do not exceed, as of the date such Swap Agreement is executed, 95% of the reasonably anticipated projected production of crude oil and natural gas (calculated separately) from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves for each month during the succeeding twelve (12) month period based on the Most Recently Delivered Reserve Report, as Updated, and (B) in consultation with and with the written consent of the Administrative Agent, other Swap Agreements in respect of commodities entered into by the Company or its Subsidiaries with one or more Approved Counterparties for the purpose of hedging reasonably anticipated projected production from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves.

(ii) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (A) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated and netted with all other Swap Agreements of the Company and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Company’s Indebtedness for borrowed money which bears interest at a fixed rate and (B) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated and netted with all other Swap Agreements of the Company and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 50% of the then outstanding principal amount of the Company’s Indebtedness for borrowed money which bears interest at a floating rate.

(b) In no event shall any Swap Agreement entered into by the Company or any Subsidiary (i) contain any requirement, agreement or covenant for the Company or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than pursuant to the Security Instruments or (ii) have a tenor longer than sixty (60) months.

(c) In no event shall the Company or any Subsidiary enter into any Swap Agreement in respect of physical commodities constituting a forward sale of commodities at a fixed price for which the delivery date is later than one (1) month after the date such Swap Agreement is executed.

(d) If the aggregate volume of all Swap Agreements in respect of commodities for which settlement payments were calculated during any fiscal quarter (commencing with the fiscal quarter ending September 30, 2024) exceeds 95% of actual production of crude oil and natural gas (calculated separately) in such fiscal quarter, then the Company shall as soon as possible (but in any event within ten (10) Business Days) following the last day of such fiscal quarter (or such later time to which the Administrative Agent may agree in its sole discretion) terminate, create off-setting positions, allocate volumes to other production the Company or any Subsidiary is marketing, or otherwise Unwind existing Swap Agreements such that, at such time, future hedging volumes in respect of the Company’s and its Subsidiaries’ Proved Reserves will not exceed 90% of reasonably anticipated projected production from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves for each of crude oil and natural gas (calculated separately) for the then-current and any succeeding fiscal quarter; provided that for purposes of calculating reasonably anticipated projected production from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves under this Section 9.17(d), the Company shall, but may only, include the reasonably anticipated projected production of crude oil and natural gas from each non-producing well that the Company in good faith estimates will become a producing well within three (3) months after the applicable date of determination.

(e) If the aggregate notional amount of all Swap Agreements pursuant to Section 9.17(a)(ii) exceeds 50% of the then outstanding principal amount of the Company’s Indebtedness of borrowed money as of the end of any fiscal quarter, then the Company shall as soon as possible (but in any event within ten (10) Business Days) after the end of such fiscal quarter terminate, create off-setting positions or otherwise Unwind existing Swap Agreements such that, at such time, the aggregate notional amount of such Swap Agreements does not exceed 50% of the then outstanding principal amount of the Company’s Indebtedness of borrowed money for the then-current and any future fiscal quarter.

(f) The Company shall not, and shall not permit any Subsidiary to, Unwind any Required Closing Date Swap Agreement except to comply with the requirements contained in Section 9.17(d).

(g) For calculating the limits in Section 9.17(a) and Section 9.17(d), such limits are calculated without giving effect to basis differential swaps on volumes hedged pursuant to other commodity Swap Agreements and Swap Agreements providing for floors. For purposes of entering into or maintaining Swap Agreement trades or transactions under Section 9.17(a), forecasts of reasonably anticipated production from the Borrower’s and the Subsidiaries’ Oil and Gas Properties constituting Proved Developed Producing Reserves as set forth on the Most Recently Delivered Reserve Report delivered pursuant to the terms of this Agreement shall be revised to account for any increase or decrease therein anticipated because of information obtained by the Borrower or any of the Subsidiaries and delivered to the Administrative Agent subsequent to the publication of such Reserve Report including the Borrower’s or any of the Subsidiaries’ internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and completed acquisitions coming on stream or failing to come on stream.

(h) The Company shall not, and shall not permit any Subsidiary to, enter into any Swap Agreement (i) with any Person other than a Secured Swap Provider, (ii) that does not constitute an Approved Swap Agreement or (iii) that is a Non-Conforming Hedge Agreement which, when aggregated with all other Non-Conforming Hedge Agreements then in effect, hedges more than twenty two and one half percent (22.50%) of the reasonably anticipated projected production of crude oil and natural gas (calculated separately) from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and natural gas, each calculated separately, for each month during the succeeding thirty-six (36) month period based on the Most Recently Delivered Reserve Report, as Updated; provided, that, if the aggregate volume of all Non-Conforming Hedge Agreements then in effect, hedges more than twenty two and one half percent (22.50%) of the actual production of crude oil and natural gas (calculated separately) in such month, then the Company shall as soon as possible (but in any event within ten (10) Business Days) following the last day of such month (or such later time to which the Administrative Agent may agree in its sole discretion) terminate, create off-setting positions, allocate volumes to other production the Company or any Subsidiary is marketing, or otherwise Unwind existing Non-Conforming Hedge Agreements such that, at such time, future hedging volumes in respect of the Company’s and its Subsidiaries’ Proved Reserves will not exceed twenty two and one half percent (22.50%) of the reasonably anticipated projected production of crude oil and natural gas (calculated separately) from the Company’s and its Subsidiaries’ Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and natural gas (calculated separately) for the then-current month and any succeeding month.

Section 9.18 G&A Expenses; Specified Financing Costs.

(a) The Company and its Subsidiaries shall not incur any Specified G&A Expenses to the extent the incurrence would cause the aggregate amount of Specified G&A Expenses to exceed (i) from the fiscal quarter ending September 30, 2024 through the fiscal quarter ending December 31, 2024, to exceed $7,500,000 and (ii) for the fiscal quarter ending March 31, 2025 and thereafter, to exceed the lesser of (x) $15,000,000 and (y) ten percent (10%) of the aggregate revenue paid to the Company and its Subsidiaries during any fiscal quarter; provided that upon the occurrence of any Event of Default, such amount shall be reduced to $4,000,000 per fiscal quarter on a go-forward basis from the date of the occurrence of such Event of Default (and shall be calculated on a proportional basis for the remaining portion of the fiscal quarter in which such Event of Default has occurred).

(b) The Company and its Subsidiaries shall not incur any Specified Financing Costs to the extent the incurrence would cause the aggregate amount of Specified Financing Costs to exceed, for each annual period commencing on August 1 of each year and ending on July 31 of the following year (commencing with the annual period beginning on August 1, 2024), the lesser of (i) fifteen percent (15%) of the net proceeds of all Specified Additional Bond Indebtedness incurred by the Company and its Subsidiaries during such period and (ii) $70,000,000.

(c) Notwithstanding Section 9.18(b), upon the occurrence of any Event of Default, the Company shall, and shall cause its Subsidiaries to, stop incurring Specified Financing Costs that have not been consented to in writing after such Event of Default by the Administrative Agent in its sole discretion.

Section 9.19 Capital Expenditures and other Asset Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, make any Capital Expenditures or acquire any Oil and Gas Properties other than (a) Capital Expenditures in support of the APOD, (b) Permitted Capital Expenditures, (c) Emergency Capital Expenditures, (d) acquisitions of Oil and Gas Properties so long as at the time of and immediately after giving effect to such acquisition, the Asset Acquisition Conditions are satisfied, (e) Capital Expenditures approved by the Administrative Agent in its sole discretion; and (f) other Capital Expenditures in an aggregate amount not to exceed $500,000 per fiscal year.

Section 9.20 Minimum Volume Commitments; Well Service Contracts.

(a) The Company shall not, nor shall it permit any Subsidiary to, enter into or permit to exist any Minimum Volume Commitments (except for any Minimum Volume Commitments existing prior to the Closing Date that have been disclosed in writing to the Lenders and the Administrative Agent).

(b) The Company shall not, nor shall it permit any Subsidiary to, enter into any agreement to provide services relating to the drilling or completion of any oil and gas well that (i) has a tenor of greater than six (6) months with any Person or (ii) contemplates the provision of any such services after the APOD Completion Date.

Section 9.21 Subsidiaries. The Company shall not, and shall not permit any Subsidiaries to, have any Subsidiaries which are not Wholly-Owned Subsidiaries. The Company will not, and will not permit any Person other than the Borrower or another Guarantor, to own any Equity Interests in any Guarantor. The Company shall not, and shall not permit any other Subsidiary to, have any Foreign Subsidiaries.

Section 9.22 Drilling and Completion Activities.

(a) The Company shall not, nor shall it permit any Subsidiary to, conduct in its role as operator, any drilling or completion activities not otherwise contemplated under the APOD; provided, that, during the continuance of an Event of Default, the Company shall, and shall cause its Subsidiaries to cease all completion and drilling activities and cease making any Capital Expenditures.

(b) Notwithstanding Section 9.22(a), the Company and its Subsidiaries may continue to make expenditures in connection with (i) Emergency Capital Expenditures and (ii) the maintenance of Oil and Gas Properties in a manner consistent with customary and prudent industry practices.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) The Borrower shall fail to pay any interest on any Loan or any Credit Party or Specified Additional Guarantor shall fail to pay any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) Any representation or warranty made or deemed made by or on behalf of any Credit Party or Specified Additional Guarantor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, that (i) was subject to a materiality qualifier (by reference to Material Adverse Effect or otherwise) shall prove to have been incorrect when made or deemed made or (ii) was not subject to a materiality qualifier shall prove to have been incorrect in any material respect when made or deemed made.

(d) Any Credit Party or Specified Additional Guarantor and, in the case of Section 8.21, Intermediate Holdings, shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02(a), Section 8.03 (with respect to the Credit Party’s existence only), Section 8.14, Section 8.16, Section 8.19(a), Section 8.21 or in ARTICLE IX.

(e) Any Credit Party or Specified Additional Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders) or (ii) a Responsible Officer of any Credit Party (or such Specified Additional Guarantor) otherwise becoming aware of such default.

(f) Any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (to the extent the aggregate outstanding principal amount of all Material Indebtedness for which any payment default described in this clause (f) exists exceeds $5,000,000) prior to the longer of (i) three (3) Business Days after the same shall become due and payable or (ii) the expiration of any applicable grace or notice period, if any, specified in the relevant document for such Material Indebtedness.

(g) Any other event or condition occurs that results in any Material Indebtedness (to the extent the aggregate outstanding principal amount of all Material Indebtedness for which any event or condition described in this clause (g) has occurred exceeds $5,000,000) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any applicable grace periods) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require any Credit Party to make an offer in respect thereof (other than in connection with Redemptions described in clause (c)(ii)(B) of the definition of Specified Additional Bond Indebtedness (other than as a result of, or during, a default or event of default under such Specified Additional Bond Indebtedness) and clause (C) of the definition of Specified Additional Bond Indebtedness).

(h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect any Credit Party or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) Any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing or (vii) any owner of the Equity Interests of the Company or the Borrower shall make any request or take any action for the purpose of calling a meeting of such owners to consider a resolution to dissolve and wind-up the Company’s or the Borrower’s affairs, or an order or a resolution is passed effecting any of the foregoing.

(j) Any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) One or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance provided by reputable insurers as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Credit Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment.

(l) The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Credit Party or Specified Additional Guarantor that is party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Credit Party shall so state in writing.

(m) a Change in Control shall occur.

(n) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans, and Notes, if any, then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties and the Specified Additional Guarantors accrued hereunder and under the Loans, the Repayment Premium, Make-Whole Amount, if any, the Notes, if any, and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Credit Party and Specified Additional Guarantor and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it, the Lenders under the Loan Documents and applicable law; and in the case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Loans, and Notes, if any, and the principal of the Loans then outstanding, together with accrued interest thereon, the Repayment Premium or, if applicable, the Make-Whole Amount with respect thereto and all fees and the other obligations of the Credit Parties and the Specified Additional Guarantors accrued hereunder and under the Loans, the Notes, if any, and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Specified Additional Guarantor.

(b) In the case of the occurrence and continuation of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) Subject to the Swap Intercreditor Agreement, all proceeds realized from the liquidation or other Disposition of collateral or otherwise received after maturity of the Loans, whether from the Borrower, another Credit Party, by acceleration or otherwise, shall be applied by the Administrative Agent as follows:

(i) first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of (A) charges and accrued interest on the Loans and (B) accrued fees, premiums and scheduled periodic payments owing to any Secured Swap Providers under any Secured Swap Agreements;

(iv) fourth, pro rata to principal outstanding on the Loans and Secured Obligations referred to in clause (b) of the definition of “Secured Obligations”;

(v) fifth, to any other Secured Obligations; and

(vi) sixth, any excess shall be paid to the Company or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Technical Agent, acting in such capacity, as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby authorizes and directs the Administrative Agent to enter into the Loan Documents, including without limitation, the Security Instruments, on behalf of such Lender, in each case, as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable Security Instrument. Without limiting the provisions of Section 11.02 and Section 12.03, each Lender hereby consents to each Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against such Agent, or any such successor, arising from the role of the such Agent or such successor under the Loan Documents so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct.

Section 11.02 Duties and Obligations of the Agents. The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents as are specifically delegated or granted to such Agent. In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the such Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by bank serving as an Agent or any of its Affiliates in any capacity. Additionally, each Lender agrees that it will not assert any claim against any Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement and/or the transactions contemplated hereby. Nothing in this Agreement or any Loan Document shall require the any Agent to account to any Lender for any sum or the profit element of any sum received by the any Agent for its own account. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the applicable Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be items) expressly required to be delivered to the applicable Agent or as to those conditions precedent expressly required to be to the applicable Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Company and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by any Credit Party or Specified Additional Guarantor or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 11.03 Action by Agents. Neither Administrative Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the such Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 5.04(b), Section 8.13(c) or Section 12.02) and in all cases each Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 5.04(b), Section 8.13(c) or Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by such Agent shall be binding on all of the Lenders. If a Default or Event of Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall any Agent be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. No Agent shall (i) be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders, the Supermajority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 5.04(b), Section 8.13(c) or Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct (the absence of which is to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Specified Additional Guarantor, Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Credit Party or Specified Additional Guarantor to perform its obligations hereunder or thereunder.

Section 11.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (which writing may be a fax, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each Credit Party or Specified Additional Guarantor and the Lenders hereby waives the right to dispute such Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of the Notes, if any, as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent may rely on the Register to the extent set forth in Section 12.04(b). No Agent makes any warranty or representation to any Lender and no Agent shall be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Company or any Subsidiary in connection with this Agreement or any other Loan Document.

Section 11.05 Subagents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the applicable Agent. No Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 11.06 Resignation of an Agent.

(a) Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the other Agent, the Lenders and the Borrower; provided that, Fortress shall resign as Technical Agent if it (i) is no longer a Lender and (ii) no longer holds any Secured Obligations. Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed (provided that no such consent of the Borrower in respect of such resignation shall be required upon the occurrence and during the continuation of an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i)), to appoint a successor from among the Lenders. If no successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the other Agent and the Lenders, appoint a successor Administrative Agent from among the Lenders, or an Affiliate of any such bank. Upon acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

(b) Notwithstanding Section 11.06(a), in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days (or such lesser number of days as the Administrative Agent may specify pursuant to Section 5.04(c)) after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the other Agent, the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Majority Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender.

Section 11.07 Agent as a Lender. Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Technical Agent, as applicable, and such bank and its Affiliates may accept deposits from, lend money to own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The terms “Lenders”, “Majority Lenders”, “Supermajority Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and the Technical Agent, as applicable, in its individual capacity as a Lender or as one of the Majority Lenders or Supermajority Lenders, as applicable.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon any Agent, any Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender, or any Related Parties of any of the foregoing and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Company or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent, the Technical Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Sidley Austin LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document that is explicitly required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date under this Agreement or any other Loan Document.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Except as specifically contemplated herein, nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or other Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender or other Secured Party in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral and Liens. Each Lender and each other Secured Party hereby authorizes the Administrative Agent to release or subordinate or direct the release or subordination of any collateral held directly by the Administrative Agent or indirectly through the Collateral Agent that is permitted to be sold or released or subordinated pursuant to the terms of the Loan Documents, including irrevocably authorizing the Administrative Agent to comply with the provisions of Section 12.19, in each case without requirement of notice to or consent of any Person except as expressly required by Section 12.02(b). Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Company, at the Borrower’s sole cost and expense, any and all release or subordination directions to the Collateral Agent, releases of the Administrative Agent from the Security Instruments or other documents reasonably requested by the Company in connection therewith. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 11.10 or Section 12.19.

Section 11.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Credit Party or any Specified Additional Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.12 The Arranger. The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder (if it is a Lender).

Section 11.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Secured Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. For the avoidance of doubt, Secured Obligations under a Secured Swap Agreement shall not be subject to a credit bid without the prior written consent of the relevant Secured Swap Provider.

Section 11.14 Posting of Communications.

(a) Each of the Company and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Company and the Borrower each acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Company and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY CREDIT PARTY OR SPECIFIED ADDITIONAL GUARANTOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR SPECIFIED ADDITIONAL GUARANTOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND BY A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Company and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 11.15 No Third Party Beneficiaries. The provisions of this ARTICLE XI are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent and the release of collateral, in each case, pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates (or Close Affiliates), shall have any rights as a third party beneficiary under any such provisions.

Section 11.16 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or Person (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.16 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such Person, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.16(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.16(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency

Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. for the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(i) Subject to Section 12.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Credit Party or Specified Additional Guarantor; provided that this Section 11.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Secured Obligations.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 11.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing (i) delivered by hand or overnight courier service, mailed by certified or registered mail, (ii) sent by telecopy or (iii) sent by email, as follows:

(A) if to a Credit Party, to it at 18575 Jamboree Road, Suite 830, Irvine, CA 92612, Attention: Curtis Allen, email address: CA@phxcapitalgroup.com;

(B) if to a Specified Additional Guarantor, to it at its address, email or phone number set forth in the applicable Specified Additional Guarantee Agreement;

(C) if to the Administrative Agent, to it at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, email address: CreditOperations@fortress.com and gc.credit@fortress.com Attention: Credit Operations and General Counsel; and a copy to email address:dshea@fortress.com Attention: Daniel Shea;

(D) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by Approved Electronics Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Credit Party or Specified Additional Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by a Credit Party or Specified Additional Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 3.03, Section 4.04 and Section 12.02(c), neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the applicable Credit Parties or Specified Additional Guarantors party thereto and the Majority Lenders or by the applicable Credit Parties or Specified Additional Guarantors party thereto and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender affected thereby,

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (except in connection with any amendment or waiver of the applicability of any post-default increase in interest rates, which shall be effective with the written consent of the Supermajority Lenders),

(iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, reduce the amount of, waive or excuse any such payment, or postpone or extend the scheduled date of expiration of the Commitment, or postpone or extend the Maturity Date without the written consent of each Lender (other than any Defaulting Lender) directly and adversely affected thereby,

(iv) change Section 4.01(b) or Section 4.01(c) or any other provisions in the Loan Documents in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby,

(v) waive or amend Section 6.01 or change the definition of “Applicable Percentage”, without the written consent of each Lender directly and adversely affected thereby,

(vi) release any Credit Party (except as set forth in the Guarantee and Collateral Agreement or as otherwise permitted hereby) or Specified Additional Guarantor or release all or substantially all of the Collateral, in each case, without the written consent of each Lender directly and adversely affected thereby,

(vii) modify the terms of Section 12.24(b) without the written consent of Fortress,

(viii) modify the terms of Section 10.02(c), Section 12.14 or Section 12.19 without the written consent of the Supermajority Lenders,

(ix) change (A) any of Section 12.02(b)(i), Section 12.02(b)(iii), Section 12.02(b)(iv), Section 12.02(b)(v), Section 12.02(b)(vi), this Section 12.02(b)(ix), Section 12.02(b)(xi), Section 12.02(b)(xii) without the written consent of each Lender, (B) Section 12.02(b)(vii), or Section 12.02(b)(xi) without the written consent of the Supermajority Lenders, (C) the definitions of “Majority Lenders” or “Supermajority Lenders”, without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender) or (D) any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly and adversely affected thereby; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Technical Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Technical Agent, as the case may be,

(x) (A) amend the definitions of “Five-Year Strip Price” or “Reserve Report” or (B) amend, modify, terminate or waive any provision of Section 8.19, Section 9.01 or Section 9.18, in each case, without the written consent of the Supermajority Lenders and the Technical Agent,

(xi) (A) amend the definitions of “Approved Petroleum Engineer”, “Disputed Reserve Report”, “Material Subsidiary”, “Immaterial Subsidiary”, “Replacement Reserve Report”, or “Technical Agent” or (B) amend, modify, terminate or waive any provision of Section 8.12, without the consent of the Supermajority Lenders and the Technical Agent,

(xii) subordinate the Liens securing any of the Secured Obligations on all or substantially all of the Collateral to the Liens securing any other Indebtedness or other obligations or subordinate the Secured Obligations in contractual right of payment to any other Indebtedness or other obligations, in each case, other than in connection with a debtor-in-possession financing, without the written consent of each Lender (other than any Defaulting Lender).

Notwithstanding the foregoing, any supplement to Schedule 7.05 (Litigation) Schedule 7.14 (Subsidiaries), Schedule 7.18 (Gas Imbalances), Schedule 7.19 (Marketing Contracts), or Schedule 1.02(c) (Existing Swap Agreements) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c) Notwithstanding anything to the contrary contained in the Loan Documents, (A) in the case of clauses (i) through (iv) below, the Administrative Agent and the applicable Credit Parties or, in the cash of the Specified Additional Guarantee Agreement the Specified Additional Guarantors, thereto, or (B) in the case of clause (v) below, the Administrative Agent, in each case may amend, modify or supplement any Loan Document without the consent of any Lender in order to (i) correct, amend, cure or resolve any jointly identified ambiguity, omission, defect, typographical error, inconsistency or other manifest error therein, (ii) add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders, (iii) make minor administrative or operational changes not adverse to any Lender, (iv) adhere to any local Governmental Requirement on advice of local counsel or (v) implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b).

(d) Notwithstanding anything to the contrary contained in any Loan Documents, the Commitment of any Defaulting Lender may not be increased without its consent.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, Collateral Agent, the Arranger, the Technical Agent, Fortress, in its capacity as a Lender, and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent and Collateral Agent (provided that counsel shall be limited to (x) one (1) counsel to such Persons, taken as a whole, one (1) local counsel in each relevant jurisdiction and one (1) regulatory counsel to all such Persons with respect to a relevant regulatory matter, taken as a whole and

(y), solely in the event of a conflict of interest, one (1) additional counsel (and, if necessary, one (1) regulatory counsel and one (1) local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected indemnified persons), the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, including all expenses associated with any Approved Electronic Platform, and the cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of this Agreement, preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent or Collateral Agent as to the rights and duties of the Administrative Agent, the Collateral Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions or the transactions contemplated hereby or thereby shall be consummated) and including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs in connection therewith, (ii) all reasonable and documented out-of-pocket expenses incurred by the Lenders, other than Fortress (the “Other Lenders”), and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Other Lenders, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, including all expenses associated with any Approved Electronic Platform, and the cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of this Agreement, preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Other Lenders as to the rights and duties of the Lenders) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions or the transactions contemplated hereby or thereby shall be consummated), (iii) all costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein or conducting of title reviews, mortgage matches and collateral review and (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Technical Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Technical Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, any other Loan Document or any Collateral, including its rights under this Section 12.03 and in connection with the preservation of the Lien of, or the rights of the Collateral Agent or any other Secured Party under the Security Instruments, any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding and/or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, this Section 12.03(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE TECHNICAL AGENT, THE ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, LITIGATIONS, INVESTIGATIONS, PROCEEDINGS AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (PROVIDED THAT COUNSEL SHALL BE LIMITED TO (X) ONE (1) COUNSEL TO SUCH INDEMNITEES, TAKEN AS A WHOLE, ONE (1) LOCAL COUNSEL IN EACH RELEVANT JURISDICTION AND ONE (1) REGULATORY COUNSEL TO ALL SUCH INDEMNITEES WITH RESPECT TO A RELEVANT REGULATORY MATTER, TAKEN AS A WHOLE AND (Y), SOLELY IN THE EVENT OF A CONFLICT OF INTEREST, ONE (1) ADDITIONAL COUNSEL (AND, IF NECESSARY, ONE (1) REGULATORY COUNSEL AND ONE (1) LOCAL COUNSEL IN EACH RELEVANT JURISDICTION OR FOR EACH MATTER) TO EACH GROUP OF SIMILARLY SITUATED AFFECTED INDEMNITEES), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS, RIGHTS OR REMEDIES HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT (INCLUDING THE ARRANGEMENT AND SYNDICATION OF THE COMMITMENTS OR THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT TO COLLATERAL), (ii) THE FAILURE OF ANY CREDIT PARTY OR SPECIFIED ADDITIONAL GUARANTOR TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT ANY CREDIT PARTY OR SPECIFIED ADDITIONAL GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES BY THE COMPANY AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE COMPANY OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE,

TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS SUBSTANCES ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING THAT MAY BE BROUGHT BY ANY CREDIT PARTY OR SPECIFIED ADDITIONAL GUARANTOR, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON OR ENTITY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, Collateral Agent or the Technical Agent under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Technical Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, Collateral Agent or the Technical Agent in its capacity as such.

(d) All amounts due under this Section 12.03 shall be payable not later than five (5) days after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company and the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no

Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 (and any attempted assignment or transfer not complying with the terms of this Section 12.04, including an assignment to a Person that is not an Eligible Assignee, shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each Agent and each of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not prohibit any Lender from assigning all or a proportionate part of its rights and obligations in respect of any Class of Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (1) an Assignment and Assumption or (2) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Subsidiaries and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) the assignee must not be (x) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (y) a Defaulting Lender or (z) the Borrower, any other Credit Party, or any Affiliate (or Close Affiliate) (including a Specified Additional Guarantor) of the Borrower or any other Credit Party.

(iii) Subject to Section 12.04(b)(iv), and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders of, and principal amount of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and, at its election, forward a copy of such revised Annex I to the Borrower and each Lender.

(v) Upon its receipt of (A) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (B) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), Section 4.02 or Section 12.03(a), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (other than any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Credit Party) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (iii), (iv), and (vi) of the proviso to Section 12.02(b) that affects such Participant and for which such Lender would have consent rights. In addition, such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to clause (i) of this Section 12.04(c), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant agrees to be subject to the provisions of Section 5.04 as if it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation to a Participant agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04 with respect to such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(iii) A Participant must not be a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Credit Party.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by or on behalf of the Company or any Subsidiary herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders and other Secured Parties to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this

Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower or any Guarantor owed to such Lender or its Affiliates now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of each Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT, THE NOTES (IF ANY) AND ANY LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR ANY OF THE AGENTS, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES (PROVIDED, THAT THIS WAIVER SHALL NOT LIMIT RECOVERY BY AN INDEMNITEE PURSUANT TO SECTION 12.03 FOR INDEMNIFICATION OF EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES PAID TO, OR ASSERTED BY, A THIRD PARTY); (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality and Publicity.

~~.~~ (a) Each of the Administrative Agent, the Technical Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (~~a~~i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (~~b~~ii) to the extent requested by any regulatory authority, (~~c~~iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (~~d~~iv) to any other party to this Agreement or any other Loan Document, (~~e~~v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (~~f~~vi) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (~~i~~1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any pledge or assignment permitted under Section 12.04(d) or (~~ii~~2) any actual or prospective counterparty (or its advisors) to any Swap Agreement or any credit insurance provider, in each case relating to any Credit Party and its obligations, (~~g~~vii) with the consent of any Credit Party, (~~h~~viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (~~i~~ix) to the extent such Information (~~i~~1) becomes publicly available other than as a result of a breach of this Section 12.11 or (~~ii~~2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (~~j~~x) on a confidential basis to a rating agency in connection with rating any Credit Party or the credit facilities provided for herein. For the purposes of this Section 12.11, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Company or any Subsidiary and other than information pertaining to this Agreement routinely provided by the Arranger to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Without the express written consent of Fortress, each Loan Party shall not, and shall ensure its Affiliates and employees shall not (including through any investor marketing materials, on any websites or other media outlets (including, without limitation, newspapers, periodicals and other publicly disseminated marketing materials), (i) publicize any relationship with, or endorsement by, Fortress or its Affiliates, other than, when discussing the debt of the Loan Parties, a factual reference to Fortress and its Affiliates as secured lenders, without further commentary, or (ii) use in any publicity Fortress’ or its Affiliates’ logo. For the avoidance of doubt, the forgoing shall not prohibit a Loan Party from disclosing Fortress’ or its Affiliates’ role in connection with the transactions to the extent required by law or requested by any regulatory authority, including by any subpoena or similar legal process.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, the State of New York and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans, until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.11 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.11.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements; Swap Intercreditor Agreement.

(a) Subject to the Swap Intercreditor Agreement, the benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available on a pro rata basis to any Secured Swap Provider, in each case, after giving effect to all netting arrangements relating to any Secured Swap Agreements between the Borrower or any other Credit Party and such Secured Swap Provider. Except as expressly set forth in this Agreement, no Person shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Secured Swap Agreements.

(b) EACH LENDER HEREBY (i) INSTRUCTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER THE SWAP INTERCREDITOR AGREEMENT ON ITS BEHALF, (ii) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT’S RIGHTS AND TO COMPLY WITH ALL OF ITS OBLIGATIONS UNDER THE SWAP INTERCREDITOR AGREEMENT, (iii) AGREES THAT THE ADMINISTRATIVE AGENT

MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE SWAP INTERCREDITOR AGREEMENT, AND (iv) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE SWAP INTERCREDITOR AGREEMENT SUCH LENDER (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF. EACH LENDER ACKNOWLEDGES THAT IT HAS REVIEWED AND IS SATISFIED WITH THE TERMS AND PROVISIONS OF THE SWAP INTERCREDITOR AGREEMENT AND ACKNOWLEDGES AND AGREES THAT SUCH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE SWAP INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE SWAP INTERCREDITOR AGREEMENT.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Company, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against any Agent or any Lender for any reason whatsoever. Other than the Indemnitees, there are no third party beneficiaries.

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties and the Specified Additional Guarantors, which information includes the name and address of the Credit Parties and the Specified Additional Guarantors and other information that will allow such Lender to identify the Credit Parties and the Specified Additional Guarantors in accordance with the Patriot Act.

Section 12.17 Flood Insurance Provisions. Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (a) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (b) the Company shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Liens permitted by Section 9.03.

Section 12.18 No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this Section 12.18, the “Lenders”), may have economic interests that conflict with those of the Company and its Subsidiaries and their stockholders and/or their Affiliates. The Company, for itself and on behalf of its Subsidiaries, agrees that nothing in this Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Company or its Subsidiaries, their stockholders or their Affiliates, on the other. The Company, for itself and on behalf of its Subsidiaries, acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Company and its Subsidiaries, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Company, the Company or its Subsidiaries, their stockholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Company or its Subsidiaries, their stockholders or their Affiliates on other matters) or any other obligation to the Company or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Company or any of its Subsidiaries, their management, stockholders, creditors or any other Person. The Company, for itself and its Subsidiaries, acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company, for itself and its Subsidiaries, agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Subsidiary, in connection with such transaction or the process leading thereto.

Section 12.19 Releases.

(a) Release Upon Payment in Full. Upon Payment in Full, at the written request and expense of the Borrower, the Administrative Agent will (i) provide notice of Payment in Full to the Collateral Agent and take such other actions as may be reasonably requested by the Borrower to effect the release of the Liens under the Security Instruments insofar as they secure the Administrative Agent and (ii) release any guaranties and Collateral held directly by the Administrative Agent (or deliver such Collateral to the Collateral Agent to the extent contemplated by the Intercreditor Agreement). Nothing in this paragraph (a) shall require the Administrative Agent to release the Liens held by the Collateral Agent securing Non-Sender Secured Swap Providers under the Intercreditor Agreement.

(b) Release Upon Disposition. If any Collateral shall be sold, transferred or otherwise Disposed of by the Company or any Subsidiary in a transaction permitted by (or if not addressed, not prohibited by) the Loan Documents, or the release or subordination of any Liens on any Collateral is otherwise expressly contemplated and permitted by the Loan Documents, at the request and sole expense of the Company and the applicable Subsidiary, and to the extent permitted by the Intercreditor Agreement, the Administrative Agent shall (i) direct the Collateral Agent to release or subordinate the Liens of the Collateral Agent in the applicable Collateral or (ii) to the extent the Collateral is held by the Administrative Agent release or subordinate the Liens on the Collateral held directly by the Administrative Agent. If all the capital stock or other Equity Interests of any Guarantor (other than the Company or the Borrower, which shall not be released as Guarantors) shall be sold, transferred or otherwise Disposed of in a transaction permitted by the Loan Documents, at the request and sole expense of the Company and the applicable Guarantor, and to the extent permitted by the Intercreditor Agreement, the Administrative Agent shall direct the Collateral Agent to release the applicable Guarantor from its obligations under the Security Instruments. For the avoidance of doubt, no Guarantor shall be released from its guarantee obligations under the Loan Documents if less than all of its capital stock and Equity Interests are sold or otherwise Disposed of. It shall be a condition precedent to the Administrative Agent taking any actions under this paragraph (b) that the Company shall have delivered to Administrative Agent, at least five (5) Business Days prior to the date of the proposed release or subordination, a written request for release or subordination identifying the relevant Collateral and the terms of such transaction in reasonable detail, together with a certification by Company stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of the transaction, if any, will be applied in accordance with this Agreement and the other Loan Documents.

Section 12.20 Material Non-Public Information.

Each of the Company and the Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company, the Borrower or its or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Company and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Company or the Borrower hereunder and under the other Loan Documents (collectively, “Company Materials”) that may be distributed to the Public Lenders and that (a) all such Company Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Company Materials “PUBLIC,” the Company and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company, the Borrower or its or their Affiliates or its or their securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Company Materials constitute Information, they shall be subject to Section 12.11); (c) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated “Public Side Information;” and (d) the Administrative Agent and the Arranger shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

Section 12.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.24 Intercreditor Agreement and Specified Additional Guarantee Agreements.

(a) In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

(b) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the obligation of the Specified Additional Guarantors under the Specified Additional Guarantee Agreements to guarantee the Loan Obligations are solely for the benefit of Fortress and it is expressly understood that no other Secured Party is intended to be a third-party beneficiary of the provisions of the Specified Additional Guarantee Agreements.

Section 12.25 Existing Credit Agreement.

(a) On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect.

(b) On and after the Closing Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement as amended and restated hereby (as it may be further amended, modified or restated), (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, modified or restated).

(c) The Existing Lender is deemed to reallocate its Existing Loans and its Existing Commitments to the Lenders as contemplated by this Agreement. On the Closing Date and after giving effect to such reallocation and adjustment of such Existing Commitments, the Commitments of each Lender shall be as set forth on Schedule 1.02(b) or Schedule 1.02(d), as applicable, hereto. The reallocation and adjustment to the Existing Loans and such Commitments of each Lender as contemplated by this Section 12.25(c) shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit E hereto as if each of the Lenders had executed an Assignment and Assumption with respect to such reallocation and adjustment. The Credit Parties, and the Specified Additional Guarantors and the Administrative Agent hereby consent to such reallocation and adjustment of the Existing Loans and such Commitments.

(d) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless specifically amended hereby or by any other Loan Document.

(e) From and after the Closing Date, (i) the Existing Lender shall not be a party to this Agreement, (ii) the Existing Lender shall not have any obligations or liabilities under this Agreement with respect to the period from and after the Closing Date and, without limiting the foregoing, the Existing Lender shall not have any Commitment under this Agreement and (iii) the Existing Lender shall not have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

(f) Each of the Credit Parties hereby (a) ratifies, confirms and reaffirms any and all Liens that it previously granted to the Existing Lender pursuant to the “Loan Documents” or “Loan Papers” (each as defined in the Existing Credit Agreement) which it has assigned to the Administrative Agent hereunder and acknowledges and agrees that none of such Liens has expired or has been terminated or released, except if and to the extent, if any, expressly provided in such “Loan Documents” or “Loan Papers” or as may have been previously and expressly terminated or released by the Existing Lender, and (b) acknowledges and agrees that each of such Liens is valid and enforceable in accordance with its terms and continues in full force and effect to secure the payment and performance of the entirety of the Secured Obligations.

[SIGNATURES BEGIN NEXT PAGE]

Exhibit 10.2

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PHOENIX ENERGY ONE, LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of PHOENIX ENERGY ONE, LLC (the “Company”), is effective as of the Effective Time, among each Person who is or becomes a Shareholder of the Company from time-to-time. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, the Company is currently governed by the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 23, 2025 (as amended or supplemented prior to the date hereof, the “Second Amended and Restated LLC Agreement”);

WHEREAS, pursuant to the Second Amended and Restated LLC Agreement and immediately prior to the effectiveness of this Agreement, Phoenix Equity Holdings, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Phoenix Holdings”), is the sole member of the Company and owns 100% of the limited liability company interests in the Company; and

WHEREAS, all requirements and conditions to amend and restate the Second Amended and Restated LLC Agreement have been satisfied and fulfilled, and Phoenix Holdings desires to amend and restate the Second Amended and Restated LLC Agreement in its entirety on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Second Amended and Restated LLC Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Adjusted Capital Account” means, with respect to any Shareholder, the Capital Account maintained for such Shareholder as of the end of the applicable fiscal year of the Company after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Shareholder is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or (y) or deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account such Shareholder’s share of the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The Adjusted Capital Account of a Shareholder in respect of any Company Interest shall be the amount that such Adjusted Capital Account would be if such Company Interest were the only interest in the Company held by such Shareholder from and after the date on which such Company Interest was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 4.1(d).

“Adverse Consequence” has the meaning assigned to such term in Section 3.6(a).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of (a) Contributed Property means the fair market value of such property or other consideration at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case determined by the Board of Directors. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Third Amended and Restated Limited Liability Company Agreement of the Company, including all exhibits hereto and each Share Designation, as it may be amended, supplemented or restated from time to time.

“Appraised Value” means, with respect to any Common Share(s) as of any specified date, the fair market value of such Common Share(s) as of such date, as determined by an independent, third-party appraisal firm selected by the Board and retained by the Company pursuant to Section 3.7.

“Attorney” has the meaning assigned to such term in Section 5.13.

“Attorney-in-Fact” has the meaning assigned to such term in Section 2.7(a).

“Authorized Signatory” has the meaning assigned to such term in Section 5.13.

“Board of Directors” or “Board” has the meaning assigned to such term in Section 5.1(a).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Shareholder’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Shareholder’s Capital Account balance as maintained pursuant to Section 4.1 and the hypothetical balance of such Shareholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

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“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of California shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Shareholder pursuant to Section 4.1. The “Capital Account” of a Shareholder in respect of any Company Interest shall be the amount that such Capital Account would be if such Company Interest were the only interests in the Company held by such Shareholder from and after the date on which such Company Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Shareholder contributes to the Company, with the approval of the Board of Directors, pursuant to this Agreement.

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion, amortization and other cost recovery deductions charged to the Shareholders’ Capital Accounts in respect of such property and (b) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. In the case of any oil and gas property (as defined in Section 614 of the Code), adjusted basis shall be determined pursuant to Treasury Regulations Section 1.613A-3(e)(3)(iii)(C). The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.1(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board of Directors.

“Certificate” means a certificate (a) in global form in accordance with the rules and regulations of the Depositary or (b) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares; provided, however, that the Shares shall not be certificated unless otherwise determined by the Board of Directors.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.6, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning assigned to such term in Section 5.2(c).

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor Law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares.

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“Company” means Phoenix Energy One, LLC, a Delaware limited liability company.

“Company Group” means the Company and each Subsidiary of the Company. For the avoidance of doubt, Phoenix Holdings is not part of the Company Group.

“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Company Interest” means any class or series of limited liability company interest in the Company (but excluding any Derivative Securities), including without limitation, Common Shares and Series A Preferred Shares.

“Conflict Matter” has the meaning assigned to such term in Section 5.17.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.1(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.2(d)(ix).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company (and its successors or assigns) or any other securities depositary selected by the Board of Directors.

“Derivative Securities” means any options, rights, warrants, appreciation rights or other securities whose value is derived, directly or indirectly, from Shares.

“Designated Individual” has the meaning assigned to such term in Section 7.4(a).

“Director” means a member of the Board of Directors of the Company; and Directors shall constitute “managers” of the Company within the meaning of, and for all purposes of, the Delaware Act.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Time” means [●], 2025, the date upon which this Agreement became effective and amended and restated the Second Amended and Restated LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

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“Fair Value” means, with respect to any Shares (or fraction thereof) as of a specified date, (a) if such Shares are not traded on any National Securities Exchange, the fair market value per Share as determined by the Board of Directors or (b) if such Shares are traded on any National Securities Exchange, the last sales price per Share as of the close of trading of such National Securities Exchange or, if there is no such last sales price, the average of the bid and ask price per such Share, in each case, for the eight (8) trading days prior to such date.

“Fraud” means, with respect to any Person, an intentional misrepresentation of material facts or an intentional omission or concealment of material facts by such Person, in each case (i) where such misrepresentation, omission or concealment is made by such Person with (x) actual knowledge or belief that such representation was materially false or such omission or concealment was material (i.e., scienter) and (y) the intention to induce another Person to act or refrain from acting, and (ii) where such other Person acted or failed to act in justifiable reliance upon such misrepresentation, omission or concealment, resulting in material damage to such other Person.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Gross Liability Value” means, with respect to any Liability of the Company described in Treasury Regulations Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group Member” means a member of the Company Group.

“Indemnitee” means (i) each current and former Director, (ii) each current and former Officer, (iii) any or other Person that may be designated by the Board of Directors from time to time as an “Indemnitee” for purposes of this Agreement, (iv) the current and any former Partnership Representative (and, if applicable, any Designated Individual), and (v) any Person that the Board designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Company Group’s business and affairs.

“Law” means any federal, state, local, non-U.S. or other law (including common law), statute, code, ordinance, rule or regulation or other requirement enacted, promulgated, issued, entered or put into effect by a Governmental Entity.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Liquidation Preference” means a liquidation preference for each Series A Preferred Share initially equal to $25.00 per Series A Preferred Share (subject to adjustment for any splits, combinations or similar adjustments to the Series A Preferred Shares), which liquidation preference shall be subject to increase by the per Series A Preferred Share amount of any accumulated and unpaid distributions with respect to the Series A Preferred Shares (whether or not such distributions shall have been declared).

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“Liquidator” means the Board of Directors, or such other Person or Persons selected and appointed by the Board of Directors to act as a liquidating trustee of the Company and perform the functions described in Section 8.3 in connection with the winding up of the Company.

“Loan Document” has the meaning given to such term in the Senior Secured Credit Agreement.

“National Securities Exchange” means the NYSE American LLC, or such other securities exchange registered with the Commission under the Exchange Act on which any of the Company’s Shares are listed for trading from time to time.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any Liabilities either assumed by the Company upon such contribution or to which such property or other consideration is subject when contributed and (b) in the case of any property distributed to a Shareholder by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 4.1(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Shareholder upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.1(b) and shall include Simulated Gain (as provided in Section 4.2(e)(iii), but shall not include Simulated Depletion, Simulated Loss or any items specially allocated under Section 4.2(d).

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.1(b) and shall include Simulated Gain (as provided in Section 4.2(e)(iii)), but shall not include Simulated Depletion, Simulated Loss or any items specially allocated under Section 4.2(d).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Shareholders pursuant to Section 4.2(c) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

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“Officers” has the meaning assigned to such term in Section 5.19(a).

“Outstanding” means, with respect to any Shares, as of any date, all of such Shares that are issued by the Company and reflected as outstanding in the records of the Transfer Agent or the Company, as applicable, as of such date.

“Partnership Representative” has the meaning assigned to such term in Section 7.4(a).

“Percentage Interest” means as of any date of determination as to any Shareholder or assignee holding Common Shares, the quotient obtained by dividing (A) the number of Common Shares held by such Shareholder or assignee by (B) the total number of all Outstanding Common Shares. The Percentage Interest with respect to a Series A Preferred Share shall at all times be zero.

“Pro Rata” means (a) when modifying Shares or any class thereof (including Series A Preferred Shares), apportioned equally among all such designated Shares in accordance with their relative Percentage Interests, (b) when modifying Shareholders and assignees (other than Series A Preferred Shareholders), apportioned among all Shareholders and assignees in accordance with their relative Percentage Interests, and (c) solely when modifying Series A Preferred Shareholders, apportioned equally among all Series A Shareholders in accordance with the relative number or percentage of Series A Preferred Shares held by each such Series A Preferred Shareholder.

“Person” means any individual, corporation, firm, partnership (including a limited partnership), joint venture, limited liability company, estate, trust, association, organization, custodian, nominee, Governmental Entity or other entity (or series thereof).

“Phoenix Holdings” has the meaning assigned to such term in the Recitals.

“Preferred Shares” means a class or series of Shares that entitles the holders thereof to a preference or priority over Common Shares with respect to (a) the right to share in Company distributions, or (b) rights upon dissolution or liquidation of the Company.

“Purchase Notice” means a notice of a determination of the Board of Directors to either (i) cause the Company to redeem a Shareholder’s Shares, or (ii) require a Shareholder to sell Shares to the Company or such other Person as the Board of Directors shall determine, in each case, pursuant to Section 3.7, which notice shall specify the date on which any such Shares are to be redeemed or purchased and the price at which such Shares are to be redeemed or purchased (which price shall be the Fair Value of such Shares).

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders of Shares entitled to (i) notice of, attend and vote at any meeting of Shareholders, (ii) act by consent of Shareholders, (iii) receive any distribution of cash or other assets that may be declared by the Board of Directors or (iv) participate in any subdivision, combination, split recapitalization or any offer to holders of such Shares or (b) the identity of the Record Holders for any other purpose.

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“Record Holder” or “holder” means (a) with respect to any Common Share, the Person in whose name such Share is registered on the books of the Company or Transfer Agent, as applicable, as of the opening of business on a particular Business Day, and (b) with respect to any Share of any other class or series, the Person in whose name such Share is registered on the books that the Company has caused to be kept as of the opening of business on a particular Business Day.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Loss under Section 4.2(a) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.2(d)(i), 4.2(d)(ii), 4.2(d)(iii), 4.2(d)(vi) , 4.2(d)(v), 4.2(d)(vi) or 4.2(d)(viii).

“Required Sale” has the meaning set forth in Section 3.7(c).

“Required Seller” has the meaning set forth in Section 3.7(b).

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Company property pursuant to Section 4.1(d).

“Revised Audit Rules” means the revised partnership audit rules under the United States Bipartisan Budget Act of 2015 and any sections of the Code or Treasury Regulations promulgated thereunder and with respect thereto, each as amended from time to time, and any similar state and local rules and regulations.

“Second Amended and Restated LLC Agreement” has the meaning assigned to such term in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Senior Secured Credit Agreement” means that certain Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2024, among the Company, Phoenix Operating LLC, a Delaware limited liability company, as borrower, each of the lenders from time to time party thereto and Fortress Credit Corp., as administrative agent for the lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Series A Preferred Share Designation” means the Share Designation with respect to the Series A Preferred Shares, attached hereto as Exhibit A.

“Series A Preferred Shares” has the meaning assigned to such term in Section 3.2(b).

“Series A Preferred Shareholder” means a Shareholder of Series A Preferred Shares.

“Share” means any Company Interest designated as a “share” issued by the Company, and shall include Common Shares and Preferred Shares, that evidences a Shareholder’s rights, powers (including voting power), preferences, limitations, restrictions, qualifications, duties and obligations with respect to the Company pursuant to this Agreement. The Shares of the Company shall constitute “limited liability company interests” of the Company within the meaning of, and for all purposes of, the Delaware Act. Shares may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(f) and, for the avoidance of doubt, includes the Series A Preferred Share Designation.

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“Shareholder” means each Record Holder of a Share. The Shareholders shall constitute “members” the Company within the meaning of, and for all purposes of, the Delaware Act.

“Shareholder Approval” means approval of any matter by holders of Common Shares (and any other Voting Shares), voting together as a single class (unless otherwise provided for herein, including in any Share Designation), either (A) at a meeting of Shareholders at which a quorum is present, upon the affirmative vote of holders of a majority of the voting power represented by the Common Shares (and any other Voting Shares) present at such meeting or (B) by action by consent of the Shareholders, acting pursuant to Section 11.10, upon consent of holders of a majority of the voting power represented by all Outstanding Common Shares (and any other Voting Shares).

“Shareholder Nonrecourse Debt” has the meaning of “partner nonrecourse debt” as set forth in Treasury Regulation Section 1.704-2(b)(4).

“Shareholder Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” as set forth in Treasury Regulation Section 1.704-2(i)(2).

“Shareholder Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Shareholder Nonrecourse Debt.

“Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

“Simulated Depletion” means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with U.S. federal income tax principles set forth in Treasury Regulations Section 1.611-2(a)(1) (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulations Section 1.704-1(b) (2)(iv)(k)(2), applying the cost depletion method. For purposes of computing Simulated Depletion with respect to any oil and gas property (as defined in Section 614 of the Code), the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis. If the Carrying Value of an oil and gas property is adjusted pursuant to Section 4.1 during a taxable period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Carrying Value.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of an oil or gas property (as defined in Section 614 of the Code) over the Carrying Value of such property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the excess, if any, of the Carrying Value of an oil or gas property (as defined in Section 614 of the Code) over the amount realized from the sale or other disposition of such property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person (i) holds or otherwise controls the voting of, directly or indirectly,

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more than fifty percent (50%) of the outstanding voting equity interests of such Person or (ii) is or has the power, by contract or otherwise, directly or indirectly, to designate the sole general partner, the sole manager, the managing member or a majority of the other governing body of such Person.

“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to Common Shares (or any other class or series of Shares issued after the Effective Time that are listed on a National Securities Exchange), such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class or series of Shares; provided that, if no Transfer Agent is specifically designated for such class or series of Shares, the Company shall act in such capacity for such class or series. As of the Effective Time, the Company shall act in the capacity of the Transfer Agent with respect to the Common Shares until otherwise determined by the Board of Directors.

“Treasury Regulations” means one or more United States Department of Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.1(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.1(d) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.1(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.1(d)).

“Voting Shares” means the Common Shares and any other class or series of Shares issued after the Effective Time that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Shareholders under this Agreement.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to “Articles” and “Sections” refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; (d) the terms “herein,” “hereof” and “hereunder” (and terms of similar import) are references to this Agreement in its entirety, and not to any particular provision; (e) the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative; and (f) the terms “in writing,” “written communications,” “written notice,” and words of similar import shall be deemed satisfied under this Agreement by use of email and other forms of electronic communication or transmission.

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ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. The rights, powers (including voting power), limitations, restrictions, duties and obligations of the Shareholders, in their capacity as such (including with respect to their interest in the Company and the Shares), and the governance, management and internal affairs of the Company, shall be governed exclusively by this Agreement. Unless expressly set forth in this Agreement, no Shareholder Approval shall be required with respect to any matter relating to the Company, including any matter with respect to which members of limited liability companies have default approval rights under the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes, and no Shareholder shall have any interest in any Company property.

Section 2.2 Name. The name of the Company is “Phoenix Energy One, LLC” and the Company’s business shall be conducted under such name and any other names as may be determined by the Board of Directors from time to time. The Board of Directors may change the name of the Company at any time and from time to time, without the approval of Shareholders, by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Shareholders of such change.

Section 2.3 Registered Office; Registered Agent; Other Offices. The registered office of the Company in the State of Delaware is located at 251 Little Falls Drive, Wilmington, DE 19808, and the name of the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Service Company, unless and until changed by the Board of Directors by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the registered office and registered agent of the Company). The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purposes. The purposes of the Company shall be to (a) conduct or engage in, directly or indirectly through subsidiaries, any business, purpose or activity that lawfully may be conducted by a limited liability company formed pursuant to the Delaware Act, and (b) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. To the extent that the Board of Directors

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determines that any filing or other action is necessary or appropriate for the Company’s continuation, qualification and operation as a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property, the Board of Directors shall direct the appropriate Officers to make such filings or take such other actions that are necessary or appropriate, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Shareholder.

Section 2.7 Power of Attorney.

(a) Each Shareholder hereby constitutes and appoints each of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the Secretary of the Company, any Director and, if a Liquidator shall have been appointed pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, division, transfer, assignment, election or otherwise) (each, an “Attorney-in-Fact”) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as such Shareholder’s true and lawful agent and attorney-in-fact, with full power and authority in such Shareholder’s name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(1) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments and restatements hereof or thereof) relating to the admission, withdrawal, resignation, removal or substitution of any Shareholder pursuant to, or other events described in, this Agreement;

(2) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(3) all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, subject to the provisions of Article IX;

(4) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

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(5) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Shares issued pursuant to Section 3.2; and

(6) all certificates, documents and other instruments (including agreements and a certificate of merger, division, conversion or consolidation) relating to a merger, division, consolidation or conversion of the Company pursuant to Article X; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (1) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or (2) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement requires the Shareholders of any class or series to take any action, an Attorney-in-Fact may exercise the power of attorney made in this Section 2.7(a)(ii) to take such action, only after the necessary vote, consent, approval, agreement or other action of the Shareholders or of the Shareholders of such class or series, as applicable.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives. Each Shareholder hereby agrees to be bound by any representation made by any Attorney-in-Fact, acting pursuant to such power of attorney; and each Shareholder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Attorney-in-Fact, taken under such power of attorney in accordance with this Section 2.7. Each Shareholder shall execute and deliver to an Attorney-in-Fact, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any such Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8 Term. The Company’s term shall be perpetual, unless and until the Company is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9 Title to the Company’s Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in any of the Company’s assets or any portion thereof. Title to any or all of the Company’s assets may be held in the name of the Company, any Subsidiary of the Company or one or more nominees, as the Board of Directors may determine. All of the Company’s assets shall be recorded as the property of the Company (either directly or indirectly through any of its Subsidiaries) in the books and records of the Company Group, irrespective of the name in which record title to such assets is held.

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ARTICLE III

SHAREHOLDERS AND SHARES

Section 3.1 Shareholders. A Person shall be admitted as a Shareholder and shall automatically become bound by the terms, restrictions, duties, obligations and conditions of this Agreement immediately upon such Person’s purchase or other acquisition of any Share in accordance with the terms and conditions of this Agreement and the registration of such Person’s ownership in the register of the Company, without any requirement that such Person execute this Agreement. A Person may become a Shareholder without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share.

(a) The name and address (including email address) of each Shareholder shall be listed on the books and records of the Company or the Transfer Agent, as applicable, maintained for such purpose. The Secretary of the Company or the Transfer Agent, as applicable, shall update such books and records from time to time as necessary to reflect accurately the information contained therein. The Company shall be entitled to obtain such other information about each Shareholder (and each beneficial owner of Shares) as shall be necessary or appropriate in connection with such Shareholder’s ownership of Shares and in order to permit the Company to carry out its obligations hereunder, including pursuant to Section 7.1.

(b) Except as otherwise required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

(c) Except to the extent expressly provided in this Agreement (including any Share Designation), a Shareholder shall not have any right to resign or withdraw from the Company; provided, that when a Shareholder transfers its Shares, such Shareholder shall cease to have any rights with respect to such Shares transferred and, upon any transfer by a Shareholder of all of its Shares, such transferring Shareholder shall cease to be a member of the Company and shall have no further rights as a Shareholder or otherwise under this Agreement from and after the effective date of such transfer.

(d) Except to the extent expressly provided in this Agreement (including any Share Designation), (i) no Shareholder shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) no Shareholder shall have priority over any other Shareholder either as to profits, losses or distributions or upon dissolution of the Company; (iii) no interest shall be paid by the Company on any Capital Contributions; and (iv) no Shareholder, in its capacity as such, shall participate in the conduct, management or control of the Company’s business, transact any business in the Company’s name or have the power to execute documents for or otherwise bind the Company by reason of being a Shareholder.

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(e) Any Shareholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or of any duty to the Company or any other Shareholder that may be otherwise existing at Law or in equity. Neither the Company nor any of the other Shareholders shall have any rights by virtue of this Agreement in any such business interests or activities of any Shareholder. No Shareholder, in its capacity as such, shall owe fiduciary duties to the Company or any other Shareholder; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

Section 3.2 Shares.

(a) The Company is authorized to issue, and the Board of Directors shall have the authority to cause the Company to issue, Shares, for any purpose at any time and from time to time, to such Persons and for such consideration (which may be cash, property, services or any other consideration) or for no consideration, and on such terms and conditions as the Board of Directors shall determine, whether or not greater consideration could be received upon the issue or sale of (i) the same number of Shares of such class or series to another Person or (ii) the same number of Shares of another class or series. Each Share shall be governed by the provisions set forth in this Agreement (including any Share Designation). For the avoidance of doubt, this Agreement, including each Share Designation, shall constitute the limited liability company agreement of the Company for all purposes of the Delaware Act and otherwise. Except to the extent expressly provided in any Share Designation, no Share shall entitle any Shareholder to any preemptive, subscription, preferential or similar rights with respect to the issuance of Shares.

(b) As of the Effective Time, the authorized classes of Shares consist of: Common Shares and Preferred Shares. The authorized number of (i) Common Shares is 100,000,000, and (ii) Preferred Shares is 20,000,000, of which 3,750,000 are designated as a series of Preferred Shares denominated Series A Cumulative Redeemable Preferred Shares (“Series A Preferred Shares”) with the terms of the Series A Preferred Shares set forth in the Series A Preferred Share Designation attached hereto as Exhibit A, which, for the avoidance of doubt, is the Share Designation for the Series A Preferred Shares.

(c) As of the Effective Time, the limited liability company interests of the Company held by Phoenix Holdings in accordance with the Second Amended and Restated LLC Agreement shall be, and hereby are, automatically converted into 100,000,000 Common Shares and Phoenix Holdings is the only Shareholder holding Common Shares.

(d) Except to the extent expressly provided otherwise in this Agreement, on all matters voted or consented upon by Shareholders, each Common Share shall entitle the Record Holder thereof to cast one (1) vote for such Common Share held as of the applicable Record Date.

(e) [Reserved]

(f) Subject to Section 11.15, the Board of Directors shall have the authority to create and issue additional Shares, including Preferred Shares or additional classes or series of Common Shares, in one or more classes or series, with such voting powers, full or limited, or no

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voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares) and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors and reflected in a document approved by the Board of Directors in compliance with Section 5.1 (each, a “Share Designation”). Without limiting the generality of the foregoing, a Share Designation of any class or series of Shares may provide for: (i) the distinctive designation of such class or series and the number of Shares which shall constitute such class or series; (ii) the rights to distributions of such Shares and the preferences with respect thereto (if any), the distribution payment dates, the periods in respect of which distribution are payable, whether such distribution shall be cumulative and, if cumulative, the date or dates from which distribution shall accumulate, and whether such distributions may be payable in cash or in kind; (iii) the voting rights (if any) of such Shares, including the number of votes per Share, the matters upon which such Shares are entitled to vote and any restrictions or limitations upon any voting rights of such Shares; (iv) the terms, if any, on which Shares of such class or series may be redeemed, including, without limitation, the redemption price or prices for such class or series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of Shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption; (v) the terms and amount of any sinking fund provided for the purchase or redemption of Shares of such class or series; (vi) the amount or amounts which shall be paid to the holders of Shares of such class or series upon the liquidation, dissolution or winding up of the Company; (vii) the terms, if any, upon which the holders of Shares of such class or series may convert or exchange such Shares into Shares of any other class or series of Shares or into other securities; (viii) whether or not the holders of such class or series of Shares, in such capacity, shall have any preemptive or preferential rights to subscribe for or purchase Shares of any class or series of the Company, whether now or hereafter authorized, or any securities convertible into, or warrant or other evidences of optional rights to purchase or subscribe for, Shares of any class or series of the Company, whether now or hereafter authorized; and (ix) whether or not the issuance of additional Shares of such class or series, or of any Shares of any other class or series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications thereof.

A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the number of Shares of any class or series, but not below the number of Shares of such class or series then outstanding. The Board of Directors is authorized to change the voting powers, designations, preferences and other rights, as well as the qualifications, limitations and restrictions, of any class or series of Shares created pursuant to a Share Designation if no Shares authorized and created pursuant to such Share Designation are outstanding. The rights conferred upon the holders of existing Shares shall be deemed not to be varied, amended or modified by the creation and issuance of any additional class or series of Shares in accordance with this Section 3.2(f). Notwithstanding any other provision of this Agreement, the Series A Preferred Share Designation is effective at the Effective Time. In the case of any conflict between the terms of this Agreement and the terms of a Share Designation, the terms of such Share Designation shall control.

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(g) Subject to Section 11.15, the Board of Directors shall have the authority to cause the Company to issue any Derivative Securities at any time and from time to time, to any Person or Persons (including any Shareholder) for such consideration (or no consideration) as the Board of Directors shall determine, and any such Derivative Securities shall have such rights, powers, restrictions, qualifications and limitations as shall be determined by the Board, including, without limitation, the terms and conditions, if any, upon which such Derivative Securities may be exercised, exchanged or converted into Shares of any class or series.

(h) Subject to the requirements of applicable Law (including, without limitation, Sections 18-607 and 18-804 of the Delaware Act), the Company shall have the power to (i) issue Shares on terms that they may be redeemed, or are required to be redeemed, at the option of the Company or the holder of such Shares, on such terms and in such manner as the Board of Directors may determine and (ii) purchase Shares of any class or series (including redeemable Shares) from such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of (1) the same number of Shares of such class or series from another Person or (2) the same number of Shares of another class or series, and as otherwise permitted by Law. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company, receive distributions or vote or consent upon any matter from and after the date specified as the date of redemption in the notice of redemption.

Section 3.3 Certificates. Unless otherwise determined by the Board, all Shares shall be uncertificated and no Shareholder shall be entitled to a Certificate for any or all of such Person’s Shares. In the event that a Share is represented by a Certificate, no such Certificate shall be valid for any purpose until it has been countersigned by, and registered on the books of, the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing such Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile or other electronic signature or electronic transmission. The Board of Directors shall have the power and authority to make all rules and regulations concerning the issue, transfer and registration or the replacement of Certificates.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual notice or other notice thereof, except as otherwise provided by Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Shares, as between the Company, on the one hand, and such other Person, on the other, such representative Person shall be deemed the Record Holder of such Shares.

Section 3.5 Registration and Transfer of Shares.

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(a) Subject to the terms of this Agreement (including Section 3.6), Shares are freely transferable. The Officers shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares; provided, that the Company may from time to time appoint a Transfer Agent for the purpose of registering Shares. In the absence of manifest error, the register kept by or on behalf of the Company shall be conclusive as to the identity of the holders of Shares.

(b) The Company shall not recognize any transfer of Shares, and the transferor shall be deemed to remain the holder of the Shares being transferred, until the transfer is registered on the books of the Company or the Transfer Agent, as applicable; provided, that in the event that any Shares are represented by Certificates, no distributions shall be paid in respect of any such transferred certificated Shares until the Certificates evidencing such Shares are surrendered to the Transfer Agent. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the registration of any transfer, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) No transfer of a Share shall entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Shareholder pursuant to this Article III.

Section 3.6 Restrictions on Transfer.

(a) The Board of Directors may decline to recognize, approve or authorize the registration of any transfer of Shares if the Board of Directors shall determine that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any other Group Member, or any other direct or indirect holder of Shares, or their respective Affiliates, would result from such transfer (an “Adverse Consequence”), including if such transfer would:

(i) violate applicable Law, including U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other applicable Laws of any Governmental Entity with jurisdiction over the Company Group or such transfer, or have the effect of rendering unavailable any exemption under applicable Laws (including securities Laws) relied upon for a prior transfer of Shares;

(ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation or any other jurisdiction in which the Company, directly or indirectly, conducts business or owns assets; or

(iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be treated as other than a partnership for U.S. federal income tax purposes, in either case, to the extent the Company is not already so treated.

(b) The Board of Directors (i) may decline to recognize, approve or authorize the registration of any transfer of any Share unless: (x) such transfer has been registered under the Securities Act or (y) an opinion from counsel acceptable to the Board of Directors shall have been delivered to the Company to the effect that registration of such transfer under the Securities Act is not required and (ii) shall decline to recognize, approve or authorize the registration of any transfer of any Share if such transfer shall not have been approved by applicable Governmental Entities if

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such approval is required; provided, that nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

(c) The Board of Directors may impose additional restrictions on the transfer of Shares other than those set forth in this Agreement if, on the opinion of counsel, such restrictions are necessary or advisable to avoid a significant risk of the Company becoming treated as an association taxable as a corporation or otherwise to be treated as other than a partnership for U.S. federal income tax purposes. The Board of Directors may impose such restrictions by amending this Agreement without the approval of the Shareholders.

(d) The Board of Directors shall have the authority to request from any direct or indirect holder of Shares, and such holder shall provide, such information as the Board of Directors may request for the purpose of determining whether to decline to recognize, approve or authorize the registration of any transfer of Shares in accordance with this Section 3.6. If such information is not provided to the Board’s satisfaction, the Board of Directors may decline to recognize, approve or authorize the registration of such transfer. Any purported transfer of any Shares in violation of this Agreement shall, to the fullest extent permitted by law, be null and void ab initio and of no force or effect.

(e) If the Board of Directors refuses to recognize, approve or authorize the registration of any transfer, it shall, within ten (10) Business Days after the date on which the transfer request was lodged with the Company, send to the transferor and the transferee notice of such refusal.

(f) Notwithstanding anything to the contrary in this Agreement, for so long as the Senior Secured Credit Agreement remains in effect, the restrictions on transfers and the requirement that the Board of Directors recognize any such transfer as provided for under this Section 3.6 shall not apply to the transfer of any Common Share to or by any Person receiving or having received such Common Shares upon the foreclosure of the pledges of any such Common Share made in connection with the Senior Secured Credit Agreement and the other Loan Documents.

Section 3.7 Required Sale of Shares.

(a) If the Board of Directors determines at any time that any Shareholder’s ownership of Shares would result in an Adverse Consequence, the Company shall have the option, but not the obligation, to (i) redeem, (ii) repurchase, or (iii) assign to a third party the right to purchase the minimum number of Shares held by such Person that is necessary to eliminate such Adverse Consequence, in each case at a price equal to the Fair Value of such Shares. For the avoidance of doubt, the Board of Directors shall have full power and authority, without any requirement for approval or consent of any Shareholders, to make determinations under this Section 3.7 and no action by any Shareholder shall be required to effect any redemption, repurchase or assignment of Shares pursuant to this Section 3.7. Any Shares redeemed or repurchased in accordance with this Section 3.7 shall be cancelled upon tender of the purchase price to the applicable Shareholder in accordance with this Section 3.7.

(b) If the Board of Directors determines, pursuant to this Section 3.7, to redeem, repurchase or assign to a third party the right to purchase Shares of any Shareholder (such Shareholder, in such capacity, a “Required Seller”), the Company shall provide a Purchase Notice to such Required Seller. The Company may revoke the Purchase Notice at any time prior to the closing of such sale or redemption.

(c) The closing of a sale or redemption of Shares pursuant to this Section 3.7 (a “Required Sale”) shall take place at a location and date selected by the Company and set forth in

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the Purchase Notice, which shall be delivered at least five (5) Business Days prior to the closing date specified therein; provided, however, that such closing date shall be no earlier than the later of: (i) five (5) Business Days after a Purchase Notice is given with respect to such Required Sale; and (ii) in the event that a Shareholder objects to the Board’s determination of Fair Value contained in a Purchase Notice pursuant to Section 3.7(d), five (5) Business Days after the date of determination of Appraised Value. Payment of the purchase price for such Required Sale shall be by wire transfer at such closing.

(d) If the Required Seller objects to the Board’s determination of the Fair Value of the Shares to be sold in a Required Sale, the Company shall retain an independent appraisal firm to determine the Appraised Value of such Shares, and the decision of such appraisal firm making such determination of Appraised Value shall be final and binding on the Company and the Required Seller. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of: (a) the value derived from a hypothetical sale of the Company as a going concern by a willing seller to a willing buyer (neither under any compulsion); and (b) the liquidation value of the Company.

(e) Notwithstanding anything to the contrary in this Agreement, for so long as the Senior Secured Credit Agreement remains in effect, the provisions of this Section 3.7 shall not apply to the any Common Share held by any Person having received such Common Share upon the foreclosure of the pledges of any such Common Share made in connection with the Senior Secured Credit Agreement and the other Loan Documents.

Section 3.8 Transmission of Shares.

(a) Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a holder thereof shall, upon such evidence being produced as may from time to time be required by the Board of Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being so registered, to make such transfer of the Share as the deceased or bankrupt Person could have made, subject to Section 3.6 and Section 3.7.

(b) A Person becoming entitled to a Share by reason of the death or bankruptcy of a holder thereof shall be entitled to the same distributions and other advantages to which such Person would be entitled if it were the registered Shareholder holding such Share notwithstanding that such holder is not a Shareholder, except that such Person shall not, before being registered as a Shareholder in respect of the Share, be entitled to exercise any voting rights or other rights conferred by ownership of such Share in relation to meetings of the Company.

Section 3.9 Splits and Combinations.

(a) Subject to Section 11.15, the Board of Directors may cause the Company to make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a split, subdivision or combination of Shares of any class or series.

(b) Whenever such a distribution, split, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date for determining the holders of Shares entitled to receive such distribution or have their Shares be subject to such split, subdivision or combination, and a date as of which the distribution, split, subdivision or combination shall be effective. Notice of a distribution, split, subdivision or combination of Shares shall be given promptly, and in accordance with the rules of any National Securities Exchange on which Shares are then listed for trading, to each Record Holder as of such date selected by the Board of Directors. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, split, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

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Section 3.10 Fractional Shares. Subject to Section 11.15, the Board of Directors may cause the Company to issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to, and carry the corresponding fraction of, the rights, powers (including voting power), preferences, qualifications, limitations, restrictions, obligations, duties and other attributes of a whole Share. If more than one fraction of a Share of the same class or series is issued to or acquired by the same holder, such fractions shall be accumulated. Notwithstanding the foregoing, if any Share distribution or forward or reverse Share split would otherwise result in the issuance of fractional Shares, the Board of Directors may decide to (i) round each such fractional Share to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share), (ii) pay cash in lieu of such fractional Shares equal to the Fair Value of such fractional Shares or (iii) cause all such fractional shares to be aggregated and sold on a National Securities Exchange and distribute the proceeds thereof pro rata to the Shareholders otherwise entitled to receive such fractional Shares.

Section 3.11 Fully Paid and Non-Assessable Nature of Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall represent validly issued, fully paid and non-assessable limited liability company interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Establishment and Maintenance of Capital Accounts.

(a) There shall be established for each Shareholder (or a beneficial owner of Company Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Directors) on the books of the Company owning a Company Interest as of the date such Shareholder becomes a Shareholder, a capital account (each, a “Capital Account”). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Company Interest and, if any, on the date such Capital Contribution is made to the Company, (ii) such Shareholder’s allocable share of any Net Income (or items thereof) of the Company (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.1(b), and allocated with respect to such Company Interest pursuant to Section 4.2, and (iii) the portion of any amount realized from the disposition of an oil and gas property that constitutes Simulated Gains allocated with respect to such Company Interest in accordance with Section 4.2(e)(iii). Such Capital Account shall be decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Company Interest (provided that the Capital Account of a Series A Preferred Shareholder will not be reduced by any distributions with respect to the Series A Preferred Shares), (y) all items of Company deduction and loss computed in accordance with Section 4.1(b) and allocated with respect to such Company Interest pursuant to Section 4.2, and (z) Simulated Depletion and Simulated Loss in accordance with Section 4.1(e)(ii). The initial Capital Account balance in respect of each Series A Preferred Share on the issue date of such Series A Preferred Share shall be equal to the amount paid for such Series A Preferred Share.

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(b) For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss that is to be allocated pursuant to Section 4.2 and is to be reflected in the Shareholders’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, however, that:

(i) Solely for purposes of this Section 4.1 and except as otherwise determined by the Board of Directors, the Company shall be treated as owning directly its proportionate share of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii) All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Company Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Shareholders pursuant to Section 4.2.

(iii) The computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made (x) except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Company and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.

(iv) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code (including pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(v) Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(vi) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an

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adjustment pursuant to Section 4.1(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment. Simulated Depletion shall be computed in accordance with the provisions of the definition of Simulated Depletion.

(vii) The Gross Liability Value of each Liability of the Company described in Treasury Regulations Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).

(c) Except as otherwise provided in this Section 4.1(c), a transferee of a Company Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Company Interest so transferred.

(d) Issuance of Additional Company Interests.

(i) In accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Company Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Company Interests as consideration for the provision of services (including upon the lapse of a “substantial risk of forfeiture” with respect to a Share), the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property; provided, however, that in the event of the issuance of a Company Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by such Company Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Company property immediately after the issuance of such Company Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property and the Capital Accounts of the Shareholders shall be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided further, that in the event of an issuance of Company Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Company Interest or in the event of an issuance of a de minimis amount of Company Interests as consideration for the provision of services, the Board of Directors may determine that such adjustments are unnecessary for the proper administration of the Company. In determining such Unrealized Gain or Unrealized Loss, the fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Company Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Company Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the Board of Directors using such method of valuation as it may adopt.

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(ii) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual distribution to a Shareholder of any Company property (other than a distribution of cash that is not in redemption or retirement of a Company Interest), the Capital Accounts of all Shareholders and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property; provided, however, that in the event of a distribution to a Shareholder of a de minimis amount of Company property, the Board of Directors determine that such an adjustment is unnecessary for the proper administration of the Company. In determining such Unrealized Gain or Unrealized Loss the fair market value of all Company property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution other than one made pursuant to Section 12.4, be determined in the same manner as that provided in Section 4.1(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 8.3, be determined by the Liquidator using such method of valuation as it may adopt.

Section 4.2 Allocations.

(a) Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Shareholders among themselves, the Shareholder’s items of income, gain, loss, deduction and Simulated Gain (computed in accordance with Section 4.1(b)) for each taxable period shall be allocated among the Shareholders, and the Capital Accounts of the Shareholders shall be adjusted for Simulated Depletion and Simulated Loss, as provided herein below. Except as explicitly provided in Section 4.2(b) and Section 4.2(c), no allocations pursuant to Section 4.2 shall be allocated to Series A Preferred Shareholders.

(b) Net Income. After giving effect to the special allocations set forth in Section 4.2(d) and Capital Account adjustments pursuant to Section 4.2(e)(ii), Net Income for each taxable period and all items of income, gain, loss and deduction and, to the extent provided in Section 4.2(e)(iii), Simulated Gain, taken into account in computing Net Income for such taxable period shall be allocated as followed:

(i) First, 100% Pro Rata to the Shareholders (other than Series A Preferred Shareholders), in proportion to, and to the extent of Net Loss allocated to such Shareholders pursuant to Section 4.2(c)(iv);

(ii) Second, to all Series A Preferred Shareholders, in proportion to, and to the extent of the Net Loss allocated to such Series A Preferred Shareholders pursuant to Section 4.2(c)(iii) for all previous taxable years, until the aggregate amount of Net Income allocated to such Series A Preferred Shareholder pursuant to this Section 4.2(b)(ii) for the current and all previous taxable years is equal to the aggregate Net Loss allocated to such Series A Preferred Shareholders pursuant to Section 4.2(c)(iii) for all previous taxable years; provided, that in no event shall Net Income be allocated to any such Series A Preferred Shareholder to cause its Capital Account in respect of a Series A Preferred Share to exceed the Liquidation Preference in respect of such Series A Preferred Shares;

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(iii) Third, to the Shareholders (other than Series A Preferred Shareholders), in in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Shareholders pursuant to this Section 4.2(b)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Shareholders pursuant to Section 4.2(c)(ii) for all previous taxable years; and

(iv) Fourth, the balance, if any, 100% Pro Rata to the Shareholders (other than Series A Preferred Shareholders) in accordance with their respective Percentage Interests.

(c) Net Loss. After giving effect to the special allocations set forth in Section 4.2(d) and Capital Account adjustments pursuant to Section 4.2(e)(ii), Net Loss for each taxable period and all items of income, gain, loss and deduction and, to the extent provided in Section 4.2(e)(iii), Simulated Gain, taken into account in computing Net Loss for such taxable period shall be allocated as follows:

(i) First, to the Shareholders (other than Series A Preferred Shareholders), Pro Rata in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 4.2(c)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Shareholders pursuant to Section 4.2(b)(iv) for all previous taxable years, provided, that the Net Losses shall be allocated pursuant to this Section 4.2(c)(i) to the extent of, the positive balances in the Shareholders respective Adjusted Capital Accounts at the end of such taxable year;

(ii) Second, 100% to the Shareholders (other than Series A Preferred Shareholders) in accordance with their respective Percentage Interests; provided, that Net Losses shall be allocated pursuant to this Section 4.2(c)(ii) to the extent of, the positive balances in the Shareholders (other than Series A Preferred Shareholders) respective Adjusted Capital Accounts (other than Series A Preferred Shareholders) at the end of such taxable year;

(iii) Third, to all Series A Preferred Shareholders, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series A Preferred Share then Outstanding has been reduced to zero;

(iv) Fourth, the balance, if any, 100% Pro Rata to the Shareholders (other than Series A Preferred Shareholders) in accordance with their respective Percentage Interests.

(d) Regulatory Allocations. Notwithstanding any other provision of this Section 4.2, the following special allocations shall be made for each taxable period:

(i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.2, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Shareholder shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i),

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or any successor provision. For purposes of this Section 4.2(d), each Shareholder’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.2(d) with respect to such taxable period (other than an allocation pursuant to Sections 4.2(d)(v) and 4.2(d)(vi)). This Section 4.2(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Shareholder Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 4.2 (other than Section 4.2(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Shareholder Nonrecourse Debt Minimum Gain during any Company taxable period, any Shareholder with a share of Shareholder Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.2(d), each Shareholder’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.2(d), other than Section 4.2(d)(i) and other than an allocation pursuant to Sections 4.2(d)(v) and 4.2(d)(vi), with respect to such taxable period. This Section 4.2(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Shareholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulation, any deficit in the Adjusted Capital Account as quickly as possible; provided, however, that an allocation pursuant to this Section 4.2(d)(iii) shall be made only if and to the extent that such Shareholder would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(d)(iii) were not in this Agreement. This Section 4.2(d)(iii) is intended to comply with the qualified income offset provision in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

(iv) Gross Income Allocations. In the event any Shareholder has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Shareholder is required to restore pursuant to the provisions of this Agreement and (B) the amount such Shareholder is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Shareholder shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.2(d)(iv) shall be made only if and to the extent that such Shareholder would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(d)(iv) were not in this Agreement.

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(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Shareholders Pro Rata. If the Board of Directors determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the other Shareholders, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Shareholder Nonrecourse Deductions. Shareholder Nonrecourse Deductions for any taxable period shall be allocated 100% to the Shareholder that bears the Economic Risk of Loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Shareholder bears the Economic Risk of Loss with respect to a Shareholder Nonrecourse Debt, such Shareholder Nonrecourse Deductions attributable thereto shall be allocated between or among such Shareholders in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. For purposes of Treasury Regulations Section 1.752-3(a)(3), the Shareholders agree that Nonrecourse Liabilities of the Company in excess of the sum of (1) the amount of Company Minimum Gain and (2) the total amount of Nonrecourse Built-in Gain shall be allocated among the Shareholders Pro Rata.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(1) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Shareholders that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.2(d)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account

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balance such Shareholder would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Shareholders.

(2) The Board of Directors shall, with respect to each taxable period, (A) apply the provisions of Section 4.2(d)(ix)(1) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (B) divide all allocations pursuant to Section 4.2(d)(ix)(1) among the Shareholders in a manner that is likely to minimize such economic distortions.

(e) Simulated Basis; Simulated Depletion and Simulated Loss; Simulated Gain.

(i) Simulated Basis. For purposes of determining and maintaining the Shareholder’ Capital Accounts, (i) the initial Simulated Basis of each oil and gas property (as defined in Section 614 of the Code) of the Company shall be allocated among the Shareholders Pro Rata and (ii) if the Carrying Value of an oil and gas property (as defined in Section 614 of the Code) is adjusted pursuant to Section 4.1, the Simulated Basis of such property (as adjusted to reflect the adjustment to the Carrying Value of such property), shall to the Shareholders Pro Rata.

(ii) Simulated Depletion and Simulated Loss. For purposes of applying clause (z) of Section 4.1(a), Simulated Depletion and Simulated Loss with respect to each oil and gas property (as defined in Section 614 of the Code) of the Company shall reduce each Shareholder’s Capital Account in proportion to the manner in which the Simulated Basis of such property is allocated among the Partners pursuant to Section 4.2(e)(i).

(iii) Simulated Gain. For purposes of applying clause (iii) of Section 4.2(e), Simulated Gain for any taxable period shall be treated as included in either Net Income or Net Loss and allocated pursuant to Section 4.2(b) or Section 4.2(c), as appropriate.

(f) For the proper administration of the Company and for the preservation of uniformity of the Shares (or any class or series thereof), the Board of Directors, as it determines in its sole discretion is necessary or appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, may (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any class or classes thereof); and (iv) adopt and employ methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments, if any, under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Shareholders, (E) the provision of tax information and reports to the Shareholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares and (J) tax

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compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies.

(g) The Board of Directors may adopt and employ such conventions and methods as it determines in its sole discretion to be appropriate for the determination for federal income tax purposes of each item of Company income, gain, loss, and deduction and the allocation of such items among Shareholders and between transferors and transferees under this Agreement and pursuant to the Code (including Section 706 of the Code) and the regulations or rulings promulgated thereunder. The Board of Directors may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) The Board of Directors shall determine all matters concerning allocations for tax purposes not expressly provided for herein.

(i) Allocations that would otherwise be made to a Shareholder under the provisions of this Section 4.2 shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.

Section 4.3 Allocations for Tax Purposes. Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss, deduction and amount realized shall be allocated among the Shareholders in the same manner as its correlative item of “book” income, gain, loss, deduction or amount realized is allocated pursuant to Section 4.2.

(a) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for U.S. federal income tax purposes separately by the Shareholders rather than by the Company in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 4.3(c), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Company under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) that is (i) a Contributed Property shall initially be allocated among the non-contributing Shareholders, Pro Rata, but not in excess of any such Shareholder’s share of Simulated Basis as determined pursuant to Section 4.2(e)(i), and (ii) not a Contributed Property or an Adjusted Property shall initially be allocated to the Shareholders in proportion to each such Shareholder’s share of Simulated Basis as determined pursuant to Section 4.2(e)(i). Further, for purposes of Treasury Regulations Sections 1.704-1(b)(2)(iv)(k)(2) and 1.704-1(b) (4)(iii), the amount realized on the disposition of any oil and gas property (as defined in Section 614 of the Code) of the Company shall be allocated (i) first to the Shareholders in an amount equal to the remaining Simulated Basis of such property in the same proportions as the Simulated Basis of such property was allocated among the Shareholders pursuant to Section 4.2(e)(i), and (ii) any remaining amount realized shall be allocated to the Shareholders in the same ratio as Simulated Gain from the disposition of such oil and gas property is allocated pursuant to Section 4.2(b) or Section 4.2(c).

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(b) Each Shareholder shall separately keep records of his, her or its share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his, her or its gain or loss on the disposition of such property by the Company.

(c) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Shareholders in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the Board of Directors; provided, however, that the Board of Directors shall apply “remedial allocation method” in accordance with the principles of Treasury Regulations Section 1.704-3(d) in all events. For purposes of applying the “remedial allocation method” to oil and gas properties (i) the amount by which any Shareholder’s Capital Account is adjusted for Simulated Depletion shall be treated as an amount of book depletion allocated to such Partner and (ii) the amount of cost depletion computed by such Shareholder under Section 613A(c)(7)(D) of the Code shall be treated as an amount of tax depletion allocated to such Partner.

(d) The Board of Directors may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulations Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board of Directors determines that such reporting position cannot reasonably be taken, the Board of Directors may adopt depreciation and amortization conventions under which all purchasers acquiring Company Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board of Directors chooses not to utilize such aggregate method, the Board of Directors may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Company Interests, so long as such conventions would not have a material adverse effect on the Shareholders or the Record Holders of any class or classes of Company Interests.

(e) In accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Shareholders upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4.3, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Company for U.S. federal income tax purposes and allocated to the Shareholders in accordance

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with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board of Directors) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Company income, gain, loss and deduction, for U.S. federal income tax purposes, shall be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Shareholders as of the opening of the National Securities Exchange on which the Company Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Company or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Board of Directors, shall be allocated to the Shareholders as of the opening of the National Securities Exchange on which the Company Interests are listed or admitted to trading on the first Business Day of the month in which such gain or loss is recognized for U.S. federal income tax purposes. The Board of Directors may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder, and the Shareholders hereby agree that any such methods selected by the Board of Directors are made by the “agreement of the Partners” within the meaning of Treasury Regulations Section 1.706-4(f).

(h) Allocations that would otherwise be made to a Shareholder under the provisions of this Article IV shall instead be made to the beneficial owner of Company Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.

Section 4.4 Distributions to Record Holders.

(a) Subject to the applicable provisions of the Delaware Act and the terms of any Share Designation, distributions of cash or other assets of the Company may be paid to the Shareholders out of the Company’s assets legally available therefor only when, as and if determined by the Board of Directors.

(b) Distributions shall be declared and paid to holders of Preferred Shares in accordance with the terms of the applicable Share Designation, and, with respect to any distributions that may be declared by the Board of Directors with respect to Common Shares shall be paid to the holders of Common Shares on a Pro Rata basis.

(i) Notwithstanding this Section 4.3, following the dissolution of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(ii) Pursuant to Section 7.3, the Company is authorized to withhold from payments or other distributions to the Shareholders, and to pay over to any U.S. federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other Law. All amounts withheld with respect to any payment or other distribution by the Company to the Shareholders and paid over to any

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U.S., federal, state or local government or any non-U.S. taxing authority shall be treated as amounts paid to the Shareholders with respect to which such amounts were withheld pursuant to this Section 4.3(b) or Section 8.3 for all purposes under this Agreement.

(iii) No distribution shall bear interest.

(c) Notwithstanding anything to the contrary in this Agreement, each distribution in respect of any Shares shall be made by the Company, directly or through the Transfer Agent or through any other Person, only to the Record Holder of such Shares as of the Record Date set for such distribution. Any distribution in accordance with the foregoing shall constitute full payment and satisfaction of any liability that the Company might have in respect of such distribution, regardless of any claim of any Person who may have an interest in such distribution by reason of an assignment or otherwise.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Power and Authority of Board of Directors

(a) Except as set forth in Section 11.1(e) and for such other matters that, pursuant to the express provisions of this Agreement, require Shareholder Approval, the Company shall be exclusively managed by or under the direction of a board of directors (the “Board of Directors” or “Board”), which shall have the power and authority to manage and oversee the conduct of the Company’s business and affairs. As provided in Section 1.1, the Directors shall constitute “managers” of the Company within the meaning of, and for all purposes of, the Delaware Act; provided, however, that notwithstanding the last sentence of Section 18-402 of the Delaware Act, no Director, in his or her capacity as such, shall have the authority to bind the Company except with the approval of the Board of Directors. As provided in Section 5.19(a), the Board of Directors shall have the power and authority to appoint the Officers and delegate such power and authority to Officers as shall be determined by the Board of Directors. No Shareholder, by virtue of its status as such, shall have any power or authority to conduct or manage the business and affairs of the Company. No resolution passed by the Company at a meeting of Shareholders shall invalidate any prior act of the Board of Directors that would have been valid if such resolution had not been passed.

(b) Except as otherwise expressly provided in this Agreement, in addition to the powers that now or hereafter can be granted to managers under the Delaware Act and all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority, without any requirement for approval or consent of any Shareholders, to take all actions, and direct the Officers to take all actions, as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including, without limitation, the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

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(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Company or its assets;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company;

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the Company’s purposes (as set forth in Section 2.4), including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Shareholder of the Company or any of its Subsidiaries;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi) the declaration and payment of distributions of cash or other assets to the Shareholders;

(vii) the selection and dismissal of any Officer, employee, agent, outside attorney, accountant, advisor, consultant and contractor and the determination of their compensation and other terms of employment or engagement;

(viii) the creation and operation of employee benefit plans, employee programs and employee practices;

(ix) the maintenance of insurance for the benefit of the Company Group and the Indemnitees, including any long term incentive plan;

(x) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity (or series thereof) or arrangement;

(xi) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

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(xii) the indemnification of any Person against liabilities and contingencies to the extent permitted by Law;

(xiii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such National Securities Exchange;

(xiv) the issuance, sale or other disposition, and the purchase or other acquisition, of any Shares or Derivative Securities;

(xv) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(xvi) the undertaking of any merger, division, consolidation or other similar transaction involving the Company with or into another Person, or the conversion of the Company into a corporation or other entity (except to the extent set forth in Article X); and

(xvii) the execution and delivery of agreements with Affiliates of the Company to render services to a Group Member.

Section 5.2 Number, Qualification, Term and Election of Directors.

(a) The Board of Directors shall consist of not less than one (1) nor more than seven (7) Directors, the exact number of which shall be determined from time to time by the Board of Directors, subject to the terms of any Share Designation

(b) As of the Effective Time, the size of the Board of Directors is fixed at five (5) Directors. As of the Effective Time, each individual nominated to serve as a Director will serve in accordance with the terms of this Agreement until their successors have been duly elected or their earlier death, resignation, disqualification or removal.

(c) The Board of Directors may, from time to time, elect a Director to serve as the chairman of the Board of Directors (such Director, in such capacity, the “Chairman of the Board”), who shall have such power and authority, in his capacity as Chairman of the Board, as set forth in this Agreement. The Board of Directors may also from time-to-time delegate to the Chairman of the Board such other power and authority as shall be determined by the Board of Directors from time to time. As of the Effective Time, the Chairman of the Board is Daniel Ferrari. Notwithstanding anything to the contrary contained in this Agreement, the Chairman of the Board shall have the power and authority to delegate any right, power or authority contained in this Agreement delegated to the Chairman of the Board to the Chief Executive Officer of the Company provided that the Chief Executive Officer is a Director at the time of such delegation.

(d) Each Director shall serve a one (1) year term of office, and shall be elected annually at each annual meeting of Shareholders (or any special meeting of Shareholders called for the purpose of electing Directors), in accordance with the terms of this Agreement. A Director need not be a Shareholder to serve in such capacity.

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(e) Subject to such rights as may be provided in any Share Designation with respect to the right of Shareholders of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances, individuals nominated for election as Directors in accordance with Section 5.9 or Section 11.14, if applicable, shall be elected to serve on the Board of Directors by a plurality of the voting power of the Outstanding Voting Shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of the Shareholders.

(f) Except as may be permitted by applicable Law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which any of the Company’s Shares are listed for trading (including, for the avoidance of doubt, any cure periods provided for therein), the Board of Directors (and each committee thereof) shall at all times that the Company has Shares listed for trading on a National Securities Exchange contain a sufficient number of independent Directors such that the Board of Directors complies with the requirements of the National Securities Exchange on which the Company’s Shares are then listed as well as the requirements of the Exchange Act and any other applicable Law relating to “independent directors,” in each case, unless an exception or exemption thereto applies to the Company (in which case the Board of Directors shall at all times contain at least that number of “independent directors” that is required for companies for whom such exception or exemption applies).

Section 5.3 [Reserved]

Section 5.4 Resignations and Removals of Directors.

(a) Any Director may resign from the Board of Directors (or any committee thereof) at any time, by delivering notice thereof to the Chairman of the Board, if there be one, or to the Chief Executive Officer or the Secretary of the Company and, in the case of a Board committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately. Unless otherwise specified in such notice of resignation, the acceptance of such resignation by the Board of Directors, the Company or otherwise shall not be required to make such resignation effective. Upon the effectiveness of any Director’s resignation from the Board of Directors, such Director shall automatically cease to be a member of any and all Board committees.

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(b) Subject to any rights provided in any Share Designation with respect to the removal of Directors elected by any holders of any class or series of Shares, any Director may be removed from office at any time, with or without cause, with Shareholder Approval.

Section 5.5 Vacancies.

(a) Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director.

(b) Subject to such rights as may be provided in any Share Designation with respect to the rights of Shareholders of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances, any vacancies resulting from the death, resignation or removal of a Director shall be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director.

(c) Any Director elected to fill a vacancy shall hold office until the next annual meeting of Shareholders, and until such Director’s successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

Section 5.6 Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware, and may adjourn and otherwise regulate their meetings and procedures as they shall determine. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, with each Director entitled to one (1) vote on all matters; provided, that in the event of a tie vote, the Chairman of the Board shall be entitled to cast the deciding vote. Regular meetings of the Board of Directors or any committee thereof may be held at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively; provided however, that the Board of Directors shall at least meet once per calendar quarter or as more frequently as required by any applicable law or regulation of any National Securities Exchange. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or by a majority of the Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, by a Director that is also the Chief Executive Officer of the Company, if applicable, or a majority of the Directors serving on such committee. Notice of any regular or special meeting stating the place, date and hour of the meeting and the general nature of the business to be considered at such meeting shall be given to each Director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances; provided, that such notice requirements shall be waived by any Director who actually attends such meeting.

Section 5.7 Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board or the chairman of such committee, as the case may be, or, in

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his or her absence or if there be none, a Director chosen by a majority of the Directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Company shall act as secretary at each meeting of the Board of Directors and of each committee thereof unless otherwise determined by the Chairman of the Board or the chairman of such committee, as the case may be. In case the Secretary of the Company shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary of the Company and all the Assistant Secretaries of the Company, the chairman of the meeting may appoint any Person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any Person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Company may, but need not if such committee so elects, serve in such capacity.

Section 5.8 Quorum. Except as otherwise required by applicable Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the Directors in office or a majority of the Directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for that meeting.

Section 5.9 Nomination of Directors. Except as may be otherwise provided in any Share Designation with respect to the right of Shareholders of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances, only persons who are nominated for election to the Board of Directors (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by Shareholders meeting the requirements, and in accordance with the procedures, set forth in Section 11.14, shall be eligible for election as Directors of the Company.

Section 5.10 Actions of the Board by Consent. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a majority of the Directors then in office, or a majority of the members then serving on such committee, as the case may be, execute and deliver one or more consents thereto, and such consent is recorded with the minutes of proceedings of the Board of Directors or such committee. For the avoidance of doubt, any such consent may be executed by a Director by electronic signature, which consent may be delivered to the Company by electronic transmission.

Section 5.11 Remote Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone, video, electronic or similar communication by way of which all Persons participating in such meeting can communicate with each other simultaneously, and participation in a meeting pursuant to this Section 5.11 shall constitute presence in person at such meeting.

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Section 5.12 Committees.

(a) The Board of Directors may, by resolution from time to time, designate one (1) or more committees of the Board, with each committee to consist of one (1) or more Directors of the Company. Members of each Board committee shall be selected by the Board of Directors from time to time. Notwithstanding the foregoing, each member of a committee must be a Director meeting the requirements for membership on such committee, if any, imposed by applicable Law and any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading.

(b) The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to applicable Law and any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors, of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

(c) [Reserved]

(d) Any committee, to the extent permitted by applicable Law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Subject to any requirements or procedures set forth in the resolution of the Board of Directors establishing such committee, matters arising at any meeting of a committee shall be determined by a majority of the votes of the committee members present and voting; provided, that in the event of a tie vote, the chairman of such committee shall be entitled to cast the deciding vote. Each committee may meet and adjourn as it determines, and shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article V, the resolution of the Board of Directors establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in this Agreement and, to the extent that there is any inconsistency between this Agreement and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 5.13 Attorneys; Authorized Signatories. The Board of Directors may, from time to time and at any time, by power of attorney or otherwise, appoint any Person or body of Persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys (each, an “Attorney”) or authorized signatory or authorized signatories (each, an “Authorized Signatory”) of the Company for such purposes and with such powers, authorities and discretion

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(not exceeding those vested in or exercisable by the Board of Directors under this Agreement) and for such period and subject to such conditions as the Board of Directors may determine, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may determine, and may also authorize any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in such Person.

Section 5.14 Compensation. The Directors may be reimbursed or advanced their expenses incurred in connection with or relating to their services on the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or a stated annual salary or such other compensation for service as a Director, payable in cash or securities, as may be determined by the Board of Directors (or a duly authorized committee thereof) at any time and from time to time by resolution. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Chairpersons or members of special or standing committees may be allowed like compensation for such services.

Section 5.15 Elimination of Fiduciary Duties; Standard of Conduct.

(a) Notwithstanding any duties, including any fiduciary duties, otherwise existing at Law or in equity, no Indemnitee shall have any duties, including any fiduciary duties, to the Company, any Shareholder, any other holder of a Share or any other Person bound by this Agreement, arising out of, relating to, or in connection with the Company, the conduct of the Company’s business and affairs, or any action or omission taken or omitted to be taken, or consent or approval given or withheld, in each case, in such Person’s capacity as an Indemnitee, whether pursuant to this Agreement or otherwise, other than those duties (if any) expressly set forth in this Agreement. Each Shareholder shall be deemed to have notice of and to have consented to the provisions of this Section 5.15(a) and to the elimination of duties set forth herein, and renounces any and all rights such Shareholder or other holder of a Share may have to challenge any action (or inaction) by any Indemnitee on the basis of any duty eliminated pursuant to this Section 5.15(a).

(b) Notwithstanding any other provision of this Agreement, any applicable provision of Law or in equity or any duties, including any fiduciary duties, that may exist at Law or in equity, whenever the Board of Directors or any Indemnitee takes any action (or omits to take any action), or is permitted or required to make any decision or determination with respect to the Company or its business and affairs, whether pursuant to the terms of this Agreement or otherwise, then, to the fullest extent permitted by Law, the Board of Directors and each Indemnitee shall be entitled to take such action (or omit to take such action), or to make such decision or determination, in its sole and absolute discretion, and shall be entitled to consider only such interests and factors as it desires, including its own interests, may take actions that may adversely affect the Company, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any of the Shareholders, any of their respective Affiliates or any other Person, and shall not be subject to any other or different standards that may otherwise apply under applicable Law or in equity.

(c) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either

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directly or by or through the duly authorized Officers, consultants, advisors and agents of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer, consultant, advisor, or agent.

Section 5.16 Exculpation and Indemnification.

(a) To the fullest extent permitted by law, no Indemnitee, shall be liable to the Company, any Shareholder, any other holder of a Share or any other Person (including any Person who holds any Derivative Securities) bound by this Agreement for monetary damages for breach of duties (including fiduciary duties, which, for the avoidance of doubt, shall not apply, as provided in Section 5.15), except if and to the extent that there has been a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10, that, in connection with the matter in question, such Indemnitee engaged in Fraud.

(b) To the fullest extent permitted by law, each Indemnitee shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred in connection with, or arising out of, any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), and whether formal or informal and including appeals, in which such Indemnitee is, was or may be involved, or is threatened to be involved, as a party, a witness or otherwise, by reason of such Person’s status as an Indemnitee, whether arising from any act or omission, any consent or approval given or withheld, or otherwise relating to the Company or its business and affairs; provided, however, that no Indemnitee shall be indemnified or held harmless if and to the extent that there has been a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10, that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.16, the Indemnitee engaged in Fraud. Notwithstanding the foregoing, except as otherwise provided in Section 5.16(d), the Company shall not be required to indemnify an Indemnitee in connection with any claim, demand, action, suit or proceeding commenced (i) by such Person, unless the commencement of such claim, demand, action, suit or proceeding by such Person was authorized by the Board of Directors or (ii) by the Company against such Person upon the prior approval of the Board of Directors, in each case, except if and to the extent that, in a proceeding brought in accordance with Section 12.10, there is a final, non-appealable determination that such Indemnitee is successful on the merits.

(c) Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in connection with any claim, demand, action, suit or proceeding that may be subject to indemnification pursuant to Section 5.16(b) shall, from time to time and to the fullest extent permitted by law, be advanced by the Company within thirty (30) days after a written request therefor, prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified pursuant to this Section 5.16.

(d) If a claim for indemnification or advancement of expenses under this Section 5.16 is not paid in full within thirty (30) days after a written claim therefor by an

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Indemnitee has been received by the Company, such Indemnitee may file a claim, in a proceeding brought in accordance with Section 12.10, to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.

(e) The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.16 shall not be deemed exclusive of, nor be deemed in limitation of, any other rights to which any Indemnitee may be entitled under this Agreement, or any other agreement, vote of Shareholders or disinterested Directors or otherwise, and such indemnification and advancement of expenses shall continue as to an Indemnitee who has ceased to serve in such capacity. For the avoidance of doubt, and without limiting the generality of the foregoing, to the fullest extent now or hereafter permitted by applicable Law, the Company may enter into one or more agreements with any Person that provide for indemnification greater than or different than that provided pursuant to this Section 5.16.

(f) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Indemnitee or any other Person against any liability asserted against such Person and incurred by such Person in any capacity in connection with the Company or its business and affairs, or arising out of an Indemnitee’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.16.

(g) This Section 5.16 shall not limit the right of the Company, to the fullest extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees (including, for the avoidance of doubt, any employee or agent of the Company or any director, manager, officer, partner, employee, consultant or agent of any Group Member).

(h) Each Indemnitee shall, in the performance of his or her duties, or in taking any action (or omitting to take any action) or in connection with any consent or approval given or withheld, or otherwise relating to the Company or its business and affairs, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company, or committees of the Board of Directors, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors) as to matters that the Indemnitee reasonably believes are within such Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Any action taken or omitted to be taken in reliance upon the opinion or advice (including an opinion of counsel) of such Persons shall be conclusively presumed to have been taken or omitted in good faith. Each Indemnitee may rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document presented to the Board of Directors or such other Indemnitee and believed by such Director or other Indemnitee to be genuine and to have been signed or presented by the appropriate party or parties.

(i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.16 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was not otherwise prohibited by the terms of this Agreement.

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(j) The provisions of this Section 5.16 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan, any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the United States Department of Labor, restitutions to such plan, trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.16, to the maximum extent permitted by Law.

(l) Any indemnification pursuant to this Section 5.16 shall be made only out of the assets of the Company. In no event shall any of the Shareholders or any other Indemnitee be subject to personal liability by reason of any claim for indemnification by any Person, whether pursuant to the indemnification provisions set forth in this Agreement or otherwise.

(m) The provisions of this Section 5.16 shall be deemed to be a contract between the Company and each Indemnitee for so long as this Section 5.16 and the relevant provisions of applicable Law remain in effect, and, to the fullest extent permitted by law, no amendment, modification or repeal of this Section 5.16 or any other provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to receive indemnification and advancement of expenses from the Company, nor the obligations of the Company to indemnify, or advance the expenses of, any such Indemnitee under and in accordance with the provisions of this Section 5.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) is dissolved, then, in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations of the Company set forth in this Section 5.16.

(n) If this Section 5.16 or any portion of this Section 5.16 shall be invalidated on any ground by a final, non-appealable determination, in a proceeding brought in accordance with Section 12.10, the Company shall nevertheless indemnify each Indemnitee, to the fullest extent permitted by any applicable portion of this Section 5.16 that shall not have been invalidated.

(o) The provisions of this Agreement shall supersede, to the fullest extent permitted by law, the duties (fiduciary or otherwise) and liabilities of an Indemnitee to the Company and/or any Shareholder otherwise existing at law or in equity. Further, the provisions

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of this Section 5.16, any policy, practice or procedure established pursuant to Section 5.17 and any other exculpation or indemnification provisions of this Agreement do not restore or create, whether in contract or otherwise, any such duties or liabilities of an Indemnitee.

Section 5.17 Resolution of Conflicts of Interest. The Board of Directors shall establish a policy, practice or procedure to review actual or potential conflicts of interests in connection with any transaction, activity, arrangement, circumstance or other matter between one or more Shareholders, Officers or Directors, or any of their respective Affiliates, on the one hand, and the Company or any Group Member, on the other hand (each, a “Conflict Matter”). For the avoidance of doubt, unless otherwise required by applicable Law or to comply with any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which any of the Company’s Shares are listed for trading, matters regarding executive compensation shall not be Conflict Matters.

Section 5.18 Loans and Contributions Between Group Members. Notwithstanding any duty, including any fiduciary duty, that may exist at Law or in equity, any Group Member may lend or contribute funds to any other Group Member, and any Group Member may borrow funds from any other Group Member, in each case, on terms and conditions approved by the Board of Directors. The foregoing authority shall be exercised by the Board of Directors and shall not create any right or benefit in favor of any Group Member or any other Person.

Section 5.19 Officers.

(a) The Board of Directors or any duly authorized committee thereof shall have the power and authority to appoint from time to time any Person, whether or not a Director, to hold such office in the Company as the Board of Directors or such committee deems necessary for the administration of the Company, including a Chief Executive Officer, Chief Financial Officer, and any number of Chiefs, Executive Vice Presidents, Vice Presidents, Secretaries or Assistant Secretaries as the Board of Directors or such committee shall determine. The Board of Directors, or any such duly authorized committee, may from time-to-time delegate to the Chief Executive Officer the power and authority to appoint any Officers, and to prescribe their respective powers, authorities and duties. Such Persons so appointed by the Board of Directors or any duly authorized committee thereof (or by the Chief Executive Officer, as applicable) shall be referred to as “Officers.” Any number of offices may be held by the same Person, unless otherwise prohibited by the Delaware Act or this Agreement. The Officers need not be Shareholders nor Directors of the Company. For the avoidance of doubt, the Board of Directors shall have the power and authority to delegate any power and authority as it determines to be necessary or appropriate with respect to the conduct of the business of the Company on a day-to-day basis to the Chief Executive Officer or other Officers of the Company, including the delegation of any such powers set forth in Section 5.1(b) hereof.

(b) Each Officer shall have such title, power, authority and duties as determined from time to time by the Board of Directors (or any duly authorized committee thereof) or (other than with respect to Chief Executive Officer) by the Chief Executive Officer. Unless the Board (or any duly authorized committee thereof) or (other than with respect to Chief Executive Officer) the Chief Executive Officer decides otherwise; provided that, and notwithstanding Section 5.1(b), if the title assigned to an Officer is one commonly used for officers of a business corporation formed

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under the General Corporation Law of the State of Delaware, the assignment of such title to an Officer shall constitute the delegation to such person appointed to such office of the rights, power and duties that are normally associated with that office. The Chairman of the Board, if there be one, shall preside at all meetings of Shareholders and meetings of the Board of Directors; provided however, if the Chief Executive Officer of the Company is a Director, the Chairman of the Board may delegate such right to the Chief Executive Officer.

(c) The Officers shall hold their offices for such terms as shall be determined from time to time by the Board of Directors (or any duly authorized committee thereof) or (other than with respect to Chief Executive Officer) by the Chief Executive Officer. Each Officer shall hold office until such Officer’s successor is elected and qualified, or until such Officer’s earlier death, resignation or removal. Any Officer may resign at any time upon delivery of notice to the Company. Any Officer, agent or employee of the Company may be removed at any time with or without cause by the Board of Directors (or duly authorized committee thereof) or (other than with respect to Chief Executive Officer) by the Chief Executive Officer. The appointment of any Director to the office of Chairman of the Board shall ipso facto terminate if such Chairman of the Board ceases for any reason to be a Director. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors (or duly authorized committee thereof) or (other than with respect to Chief Executive Officer) by the Chief Executive Officer. The compensation (whether by way of salary, commission, participation in profits, any combination of the foregoing or otherwise) of all Officers shall be fixed (i) by the Board of Directors (or a duly authorized committee thereof) or (ii), other than with respect to the Chief Executive Officer or any other Officer(s) of the Company to whom such authority has been delegated by the Board of Directors (or a duly authorized committee thereof), the Chief Executive Officer. As of the Effective Time, the Officers of the Company shall be the same as the persons currently serving in such capacity as an officer of the Company immediately prior to the Effective Time.

(d) Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by any Officer authorized to do so by the Board of Directors, and any such Officer may, in the name of and on behalf of the Company, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of securityholders of any corporation or other entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. Each of the foregoing instruments may be executed by electronic signature and may be delivered by electronic transmission. The Board of Directors may, by resolution, from time to time, confer like powers upon any other Person or Persons.

Section 5.20 Business Opportunities.

(a) The Company and each Shareholder recognizes and anticipates that, notwithstanding any duties, including any fiduciary duties, otherwise existing at Law or in equity, Shareholders and Directors who are not Officers or employees of the Company or any other Group Member (“Non-Employee Directors”) and the Affiliates of such Shareholders and Non-Employee Directors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company or any other Group Member, directly or indirectly,

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may engage or other business activities that overlap with or compete with those in which the Company or any other Group Member, directly or indirectly, may engage, except to the extent otherwise set forth in a binding agreement entered into between a Shareholder or Non-Employee Director, on one hand, and the Company or any other Group Member, on the other hand.

(b) Notwithstanding any duties, including any fiduciary duties, otherwise existing at Law or in equity, none of the Shareholders or Non-Employee Directors, nor any of their respective Affiliates (collectively, the “Identified Persons” and, individually, an “Identified Person”), shall have any obligation or duty to refrain from, directly or indirectly, (i) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Company or any of its Affiliates, except to the extent otherwise set forth in a binding agreement entered into between an Identified Person, on one hand, and the Company or any other Group Member, on the other hand. Notwithstanding any duties, including any fiduciary duties, otherwise existing at Law or in equity, the Company and each Shareholder hereby renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be available to an Identified Person and the Company or any of its Affiliates, except as provided in Section 5.20(c). Subject to Section 5.20(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be available to it, her or him and the Company or any of its Affiliates, such Identified Person shall, notwithstanding any duties, including any fiduciary duties, otherwise existing at Law or in equity, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates.

(c) Notwithstanding the foregoing provisions of this Section 5.20 or any other provision of this Agreement, the Company and the Shareholders do not renounce any interest in any business opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a Director, and the provisions of Section 5.20(b) shall not apply to any such business opportunity.

(d) Except as set forth in Section 5.20(c) and except to the extent otherwise set forth in a binding agreement entered into between a Shareholder or Non-Employee Director, on one hand, and the Company or any other Group Member, on the other hand, and notwithstanding any duties, including any fiduciary duties, otherwise existing at Law or in equity, (i) each Identified Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at Law, in equity or otherwise to the Company, any Group Member or any Shareholder; (ii) the Identified Persons shall have no obligation under this Agreement or as a result of any duty otherwise existing at Law, in equity or otherwise to present business opportunities to the Company or any Group Member; and (iii) neither the doctrine of “corporate opportunity” nor any analogous doctrine shall apply to any Identified Person.

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(e) Each Shareholder shall be deemed to have notice of and to have consented to the provisions of this Section 5.20.

Section 5.21 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) and any Officer authorized in accordance with this Agreement to act on behalf of and in the name of the Company, has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors (or such committee) or any Officer as if the Board of Directors (or such committee) or the Officer were the Company’s sole party in interest, both legally and beneficially. Each Shareholder hereby irrevocably waives, to the fullest extent permitted by Law, any and all defenses or other remedies that may be available against any Person to contest, negate or disaffirm any action of the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) or any Officer in connection with any dealing. In no event shall any Person dealing with the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) or any Officer be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board of Directors (or such committee) or any Officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors (or any duly authorized committee thereof, acting within the scope of its authority granted pursuant to Section 5.12) or any Officer, each of which may be so executed by electronic signature and delivered by electronic transmission, shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1 Records and Accounting. The Board of Directors shall cause to be kept appropriate books and records with respect to the Company’s business and affairs. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Shareholders, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device.

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Section 6.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31, unless otherwise required by the Code or determined by the Board of Directors, as permitted by Law.

Section 6.3 Reports; Confidential Information.

(a) The Shareholders’ rights to information shall be limited to such information as shall be included in reports and other documents filed by the Company with the Commission from time to time, and such tax information (if any) required to be provided by the Company to its Shareholders, and no Shareholder shall have any right to obtain or access any other information, including any books and records, of the Company or the other Group Members. Each Shareholder is deemed to have notice of and to have consented to the restrictions set forth in this Section 6.3 and pursuant to Section 18-305(g) of the Delaware Act, the rights to information granted in this Section 6.3 shall replace, to the fullest extent permitted by Law, any rights to information provided for in Section 18-305(a) of the Delaware Act or otherwise provided under applicable Law.

(b) The Company may keep confidential from the Shareholders, for such period of time as the Company determines, (i) any information that the Company reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Company believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by Law or by agreement with any third party to keep confidential. The Company may, in its sole discretion, require any Shareholder to execute a confidentiality agreement prior to sharing any confidential information of any Group Member with such Shareholder.

ARTICLE VII

TAX MATTERS

Section 7.1 Tax Returns and Information. The Company shall use commercially reasonable efforts to timely file all returns of the Company that are required for U.S. federal, state and local income tax purposes. The Officers shall use commercially reasonable efforts to furnish to all Shareholders necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company directly or indirectly holds an interest. Each Shareholder hereby agrees that, to the fullest extent permitted by applicable Law, none of the Company, the Directors, the Officers, or the Indemnitees shall have any liability to any Shareholder for any errors, omissions, inaccuracies, mis-statements, delays, failures, or any other faults with respect to any tax information with respect to the Company delivered, or failed to be delivered, to any Shareholder (including, for the avoidance of doubt, any IRS Schedule K-1). Each Shareholder agrees to file all U.S. federal, state and local tax returns required to be filed by it in a manner consistent with the information provided to it by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal, state and local income tax purposes.

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Section 7.2 Tax Elections.

(a) The Company shall make the election under Section 754 of the Code in accordance with applicable Treasury Regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board of Director’s determination that such revocation is in the best interests of the Shareholders. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Directors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Company Interest will be deemed to be the lowest quoted closing price of the Company Interests on any National Securities Exchange on which such Company Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 4.2(i) without regard to the actual price paid by such transferee.

(b) Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections permitted by the Code.

Section 7.3 Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required, necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. Law, including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution to any Shareholder (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from or with respect to such Shareholder or the amounts paid over as an expense of the Company to be borne by Shareholders generally.

Section 7.4 Partnership Representative.

(a) For each taxable year of the Company, the Board of Directors shall cause the Company to appoint a “partnership representative” of the Company within the meaning of Section 6223 of the Code (the “Partnership Representative”). For each taxable year, the Tax Representative shall designate a “designated individual” within the meaning of Treasury Regulations Section 301.6223-1(b)(3) (the “Designated Individual”). The Tax Representative and the Designated Individual shall have, in their sole discretion, any and all authority as the “partnership representative” and “designated individual,” as the case may be, under the Code to act on behalf of the Company in any audit or tax-related examinations or administrative and judicial proceedings brought by taxing authorities, including, without limitation, (i) binding the Company and the Shareholders with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code. The Company and the Shareholders shall be bound by the actions taken by the Tax Representative or the Designated Individual in such capacity.

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(b) The Partnership Representative is authorized to take any actions specified under the Revised Audit Rules or any applicable state or local law, and the Company shall comply with any requirements necessary to effect such designation. The Partnership Representative’s representation of the Company shall be at the Company’s expense, and the Partnership Representative is authorized to expend Company funds for professional services and costs associated therewith.

(c) The Partnership Representative shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the IRS or any other tax authority and in connection with all subsequent administrative and judicial proceedings arising out of such audit. Each Shareholder agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably required by the Partnership Representative to conduct such proceedings. Notwithstanding the foregoing, it shall be the responsibility of the Board of Directors and of each Shareholder, at their expense, to employ tax counsel to represent their respective separate interests.

(d) The Company shall reimburse the Tax Representative and the Designated Individual for expenses incurred in connection with such Person’s discharge of its obligations as Tax Representative or Designated Individual, as appropriate.

(e) Each Shareholder agrees to (i) timely provide the Tax Representative or the Designated Individual with any information, statements or executed Internal Revenue Service forms reasonably requested by the Tax Representative or the Designated Individual and (ii) cooperate with the Tax Representative or the Designated Individual and to do or refrain from doing any or all things reasonably requested by the Tax Representative or Designated Individual (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Partnership’s affairs by any federal, state or local tax authorities, including resulting administrative and judicial proceedings.

Section 7.5 Relief from Inadvertent Terminations as a Partnership. In the event that the Board of Directors determines that the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, then the Company and each Shareholder shall agree to any adjustments required by the tax authorities, and the Company shall pay any such amounts as may be required by the applicable tax authorities, to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes.

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ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution.

(a) The Company shall not be dissolved by the admission of substitute or additional Shareholders. The Company shall dissolve, and its affairs shall be wound up, only:

(i) upon the approval of the Board of Directors to dissolve the Company; or

(ii) at any time when there are no remaining Shareholders of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

(b) To the fullest extent permitted by law, each Shareholder hereby waives any and all right to seek judicial dissolution of the Company pursuant to Section 18-802 of the Delaware Act or otherwise.

Section 8.2 Liquidator. Upon dissolution of the Company, the Board of Directors (or any duly authorized committee thereof) shall select one or more Persons (which may be the Board of Directors (or any committee thereof) or a Shareholder (or any Affiliate of a Shareholder)) to act as Liquidator. The Liquidator (if other than the Board of Directors or any committee thereof) shall be entitled to receive such compensation for its services as may be approved by Shareholder Approval. The Liquidator (if other than the Board of Directors or any committee thereof) shall be permitted to resign at any time, but only after providing the Company with twenty (20) Business Days’ prior written notice thereof, and may be removed at any time, with or without cause, by the Board of Directors. Upon the dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors (or any duly authorized committee thereof). The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3 Liquidation. Following the dissolution of the Company the Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

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(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Shareholders on such terms as the Liquidator and such Shareholder or Shareholders may agree. If any property is distributed in kind, the Shareholder receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value as determined by the Board of Directors or the Liquidator, in its sole discretion, and contemporaneously therewith, appropriate cash distributions must be made to the other Shareholders. Notwithstanding anything to the contrary contained in this Agreement, the Shareholders understand and acknowledge that a Shareholder may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Shareholder exceeds the percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions from the Company. The Liquidator may defer distribution of the Company’s assets for a reasonable period of time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Shareholders. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Shareholders; provided, that no Shareholder shall be compelled to accept any assets whereon there is any liability.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts owed to Shareholders other than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) and that are required to satisfy the Liquidation Preference provided for under Section 8 of the Series A Preferred Share Designation shall be distributed to the Shareholders in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 8.3(c)) for the taxable period of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 calendar days after said date of such occurrence).

(d) Subject to the terms of any Share Designation, if the assets of the Company distributable among the holders of any one or more classes or series of Preferred Shares that (i) are entitled to a preference over the holders of the Common Shares upon the dissolution of the Company and (ii) rank equally in connection with any such distribution, are insufficient to pay in full the preferential amount to which such holders of Preferred Shares are entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of such applicable classes or series of Preferred Shares ratably in accordance with the amounts that would otherwise have been payable upon such distribution if all sums payable were discharged in full.

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Section 8.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of the Company’s cash and property as provided in Section 8.3 in connection with the winding up of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5 No Right to Return of Contributions. Neither any Director nor any Officer (nor any of their respective Affiliates) shall be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of any Capital Contributions of the Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6 Waiver of Partition. To the maximum extent permitted by Law, each Shareholder hereby waives any right to partition of the Company property.

Section 8.7 Capital Account Restoration. No Shareholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation or dissolution of the Company.

ARTICLE IX

AMENDMENT OF AGREEMENT

Section 9.1 General.

(a) Any and all amendments to this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, shall require the prior approval of, and may be proposed only by, the Board of Directors (except to the extent provided otherwise in any Share Designation); provided, however, that the Board of Directors shall have no duty or obligation whatsoever, at any time, to propose any amendment to this Agreement. If any Shareholder or other Person shall request the Board to propose any amendment to this Agreement, the Board of Directors may decline to do so, free of any duty or obligation whatsoever to the Company or any Shareholder or other Person and, in declining to propose any amendment, to the fullest extent permitted by applicable Law, shall not be required to act pursuant to any standard.

(b) If the Board of Directors desires to amend any provision of this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, the Board shall (i) adopt a resolution setting forth the amendment proposed and declaring its advisability, and (ii) unless approval of or consent to such amendment by the Shareholders is not required pursuant to Section 9.2, submit such proposed amendment to the Shareholders for their approval or disapproval by either (x) calling a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such proposed amendment, (y) directing that the proposed amendment be considered at the next annual meeting of the Shareholders or (z) seeking the consent of the Shareholders to such proposed amendment. Any such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement, which notice shall set forth the text of such amendment in full and a summary

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of the changes to be effected thereby. A proposed amendment, whether by merger, division, operation of law or otherwise, that requires approval or consent of the Shareholders shall be effective upon Shareholder Approval thereof, unless a different standard for obtaining the approval or consent of Shareholders (or any class or series of Shareholders) is required under Section 9.3 or pursuant to any Share Designation.

Section 9.2 Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1, each Shareholder agrees that the Board of Directors, without the approval of any Shareholder or any other Person, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record any documents that may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Shareholders in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the existence or qualification of the Company as a limited liability company under the laws of the jurisdiction in which the Company is formed or any jurisdiction in which the Company conducts business or owns or operates assets;

(d) a change that the Board of Directors determines to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e) a restriction on the transfer of Shares pursuant to Section 3.6(c);

(f) a change that the Board of Directors determines to be necessary or appropriate for the proper administration of the Company as a partnership for U.S. federal income tax purposes, to preserve or achieve uniformity of a class of Shares for U.S. federal income tax purposes or to facilitate the preparation and delivery to Shareholders of the tax information pursuant to Section 7.1;

(g) a change that the Board of Directors determines to be necessary or appropriate following any change in the classification of the Company for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-1, et seq. or Section 7704 of the Code;

(h) a change that the Board of Directors determines (i) does not materially and adversely affect the Shareholders (or the holders of any particular class or series of Shares), (ii) to be necessary to address changes in any applicable Laws, (iii) to be necessary or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.9 or (v) is required to effect the intent expressed in this Agreement;

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(i) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(j) an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, representatives or agents from having a material risk of, in any manner, being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(k) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Shares, or Derivative Securities, pursuant to Section 3.2 (including an amendment pursuant to a Share Designation);

(l) an amendment expressly permitted in this Agreement to be made by the Board of Directors, acting alone;

(m) an amendment effected, necessitated or contemplated by an Agreement and Plan of Merger or Consolidation adopted in accordance with Section 10.2;

(n) a merger, division, conversion or conveyance pursuant to Section 10.2(b), including any amendment permitted pursuant to Section 10.3; or

(o) any other amendments substantially similar to the foregoing.

Section 9.3 Additional Amendment Requirements.

(a) Notwithstanding the provisions of Sections 9.1 and 9.2, no provision of this Agreement that provides Shareholders with the right to approve or consent to any action shall be amended, altered, changed, repealed or rescinded, whether by merger, operation of law or otherwise, in any respect that would have the effect of eliminating or reducing such approval or consent right unless such amendment is approved by the consent or the affirmative vote of the Shareholders whose aggregate Outstanding Voting Shares constitute not less than the consent or voting requirements necessary to approve such action.

(b) Notwithstanding the provisions of Sections 9.1 and 9.2, no amendment to this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, may impose personal liability or a Capital Contribution obligation on any Shareholder without such Shareholder’s consent.

(c) In addition to any other vote required by this Agreement (including Section 11.15) or by applicable Law, if any amendment to this Agreement, including any amendments in connection with any merger or division, by operation of law or otherwise, would materially and adversely alter or change the rights, powers (including voting power) preferences, qualifications, limitations or restrictions of the Shares of any class or series in a manner that is disproportionate

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to the effect of such amendment on other classes or series of Shares, then such amendment shall not take effect unless approved by the holders of a majority of the Outstanding Shares of such adversely affected class or series of Shares. For the avoidance of doubt, (i) the issuance by the Company of Shares having rights superior to those of any class or series of Outstanding Shares, (ii) the issuance of Shares having a dilutive effect on any class or series of Outstanding Shares, or (iii) the issuance of Shares having any particular rights, powers (including voting power) preferences, qualifications, limitations or restrictions set forth in a duly adopted Share Designation, shall not be deemed to adversely affect the rights, preferences, qualifications, limitations or restrictions of, and shall not require the approval of, any such class or series of Shares.

(d) For the avoidance of doubt, no provision of this Article IX shall be amended, including any amendments in connection with any merger or division, by operation of law or otherwise, without approval of the Board of Directors and Shareholder Approval.

ARTICLE X

MERGER, CONSOLIDATION, CONVERSION OR DIVISION; SALE OF ASSETS

Section 10.1 Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, convert into any such other business entity, whether such entity is formed under the laws of the State of Delaware or any other jurisdiction, or divide into two (2) or more Delaware limited liability companies (or to the extent permitted by applicable Law, any other business entities), pursuant to an agreement and plan of merger or consolidation (an “Agreement and Plan of Merger or Consolidation”), a plan of conversion (a “Plan of Conversion”), or a plan of division (a “Plan of Division”), respectively, in accordance with the Delaware Act and this Article X.

Section 10.2 Approval of Merger, Consolidation, Conversion, Division or Sale of All or Substantially All of the Company’s Assets.

(a) Except as provided in Section 10.2(b), the Agreement and Plan of Merger or Consolidation, Plan of Conversion or Plan of Division, and the merger, consolidation, conversion or division contemplated thereby, shall require approval of the Board of Directors and Shareholder Approval, subject to the terms of any Share Designation that shall require the additional approval of any class or series of Shares.

(b) Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is hereby authorized, upon approval by the Board of Directors and without Shareholder Approval (or approval of any other Person), to (i) convert the Company into a different limited liability entity (which may include a limited liability partnership, a corporation or any other limited liability entity), (ii) merge the Company into, or convey all of the Company’s assets to, another limited liability entity (which may include a limited liability partnership, a corporation or any other limited liability entity), if (A) such entity, in the case of a merger or conveyance under clause (ii), shall be newly formed and shall have no material assets, liabilities or operations immediately prior to the effective time of such merger or conveyance, and (B) the primary purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity (which may include a limited liability partnership, a corporation or any other limited liability entity) and/or a change in the

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jurisdiction of formation of the Company or (iii) divide the Company into two (2) or more limited liability entities in accordance with the Delaware Act, in which all of the issued and outstanding equity interests in each resulting limited liability entity shall be issued to the Shareholders on a pro rata basis in accordance with their ownership of Outstanding Shares; provided, however, that, in each case of clauses (i), (ii) and (iii) that such conversion, merger, conveyance or division, as the case may be, shall not result in the loss of the limited liability of any Shareholder.

(c) In no event shall Shareholders be entitled to any appraisal rights, dissenters’ rights or similar rights, whether in connection with any merger, consolidation, conversion, division, sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or in connection with any other transaction or event.

(d) The Company shall not sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person (other than a wholly owned Subsidiary of the Company), without first obtaining Shareholder Approval; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize, without the approval of any Shareholders, the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company in respect of any indebtedness or other obligations of the Company. For purposes of this Section 10.2, “substantially all” means assets having a net book value (after taking into account any liabilities to which such assets are subject) equal to or greater than eighty percent (80%) of the total Shareholders’ equity of the Company, as set forth on the latest annual or quarterly consolidated balance sheet of the Company filed with the Commission.

Section 10.3 Amendment of Agreement.

(a) Pursuant to Section 18-209(f) of the Delaware Act, and notwithstanding Article IX hereof, an agreement of merger or consolidation approved in accordance with this Article X, including a merger or consolidation approved by the Board of Directors in accordance with Section 10.2(b), may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the business entity that is to survive the proposed merger or consolidation, in each case, only upon Shareholder Approval. Any such amendment or adoption made pursuant to this Section 10.3(a) shall be effective at the effective time or date of the merger or consolidation.

(b) Pursuant to Section 18-217(f) of the Delaware Act, and notwithstanding Article IX hereof, a plan of division approved in accordance with this Article X, including a division approved by the Board of Directors in accordance with Section 10.2(b), may (a) effect any amendment to this Agreement if it is a surviving company in the division or (b) effect the adoption of a new limited liability company agreement for the Company if it is a surviving company in the division, in each case, only upon Shareholder Approval. Any such amendment or adoption made pursuant to this Section 10.3(b) shall be effective at the effective time or date of the division.

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ARTICLE XI

SHAREHOLDER MEETINGS

Section 11.1 Shareholder Meetings.

(a) All acts of Shareholders to be taken at a meeting of Shareholders shall be taken in the manner provided in this Article XI. Meetings of the Shareholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

(b) An annual meeting of Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. If and to the extent authorized by the Board of Directors in connection with any annual meeting, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication, participate in such meeting and be deemed present in person and vote at such meeting, and any meeting of Shareholders may be held solely by means of remote communication; provided, that the Company shall implement reasonable measures to (i) verify that each Person deemed present and permitted to vote at any such meeting by means of remote communication is a Shareholder or proxyholder, (ii) provide such Shareholders or proxyholders a reasonable opportunity to participate in the meeting and (iii) record the votes or other action made by such Shareholders or proxyholders.

(c) A failure to hold the annual meeting of Shareholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or cause a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient.

(d) The Board of Directors, in its discretion, or the Officer presiding at a meeting of Shareholders, in such Officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballots.

(e) Unless otherwise required by Law, special meetings of Shareholders, for any purpose or purposes, may be called by either the Chairman of the Board or, in the absence of the Chairman of the Board, the Board of Directors, and shall be called by any Officer at the request of Shareholders holding at least sixty six and two-thirds percent (66.67%) of the voting power represented by the Outstanding Voting Shares, taken together as a single class. Such request shall be delivered to the Secretary of the Company and the Board, and shall state the purpose or purposes of the proposed meeting. At a special meeting of Shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto authorized by the Board). Upon the receipt by the Company of a request to call a special meeting of Shareholders, the Board of Directors shall determine the Record Date for such meeting and the date on which such meeting will be held, which meeting date shall be held as promptly as practicable after the date of receipt of such request, taking into account the requirement to prepare and deliver to the Shareholders any proxy materials and other information required in connection therewith.

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(f) The Board of Directors may cancel, postpone or adjourn any declared meeting of Shareholders (provided, that the Board of Directors shall not be permitted to cancel any special meeting of Shareholders requested by Shareholders pursuant to Section 11.1(e)), for any reason or for no reason, at any time prior to the time for holding such meeting or the time for holding such adjourned meeting. The Board of Directors shall notify Shareholders (which may be effected by way of a filing with the Commission) before the time of such meeting of any such cancellation or postponement thereof. A postponement may be for a stated period of any length or indefinitely as the Board of Directors may determine.

(g) Directors shall be entitled, notwithstanding that they are not Shareholders, to attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class of series of Shares of the Company.

Section 11.2 Notice of Meetings. Whenever Shareholders are required or permitted to take any action at a meeting, a notice of the meeting (which shall be given in accordance with Section 12.1) shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by Law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Shareholder entitled to notice of and to vote at such meeting.

Section 11.3 Adjournments. Any meeting of Shareholders may be adjourned from time to time by the chairman of the meeting to reconvene at the same or some other place. No business shall be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 11.4 Quorum. Unless otherwise required by applicable Law, the holders of a majority of the votes entitled to be cast by the Outstanding Voting Shares at a meeting of Shareholders, taken together as a single class, present in person or represented by proxy, shall constitute a quorum at all meetings of Shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of Shareholders, the chairman of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 11.3, until a quorum shall be present or represented. No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business.

Section 11.5 Voting.

(a) All matters submitted to the Shareholders at a meeting of Shareholders for approval shall be determined by Shareholder Approval, at a meeting at which a quorum is present, unless a greater percentage is required with respect to such matter under any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Shareholders holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. Such votes may be cast in person or by proxy as provided in Section 11.6. The

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Board of Directors, or the Chairman of the Board or other Officer of the Company presiding at a meeting of Shareholders, in such Officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) In the case of a tie, the chairman of the meeting shall be entitled, but not required, to cast the deciding vote.

(c) [Reserved].

(d) At each annual or special meeting of Shareholders, each Record Holder of Common Shares on the relevant Record Date shall be entitled to cast one (1) vote in person or by proxy for each Common Share standing in such holder’s name on the register of the Company. Each Record Holder of any other class or series of Shares shall be entitled to cast that number of votes, if any, in person or by proxy with respect to such Shares as may be set forth in the Share Designation authorizing the creation and issuance of such Shares.

(e) Notwithstanding anything else contained in this Agreement, no Shareholder shall have a right to vote on or approve a conversion, merger or conveyance approved by the Board of Directors pursuant to Section 10.2(b), unless the Board of Directors elects to submit the matter to the Shareholders for their approval.

Section 11.6 Proxies.

(a) Each Shareholder entitled to vote at a meeting of Shareholders may authorize another Person or Persons to act for such Shareholder as proxy, including to attend, speak and vote on such Shareholder’s behalf at any meeting of Shareholders, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy expressly provides for a longer period. A proxy need not be a Shareholder of the Company. The appointment of a proxy shall be in any form and manner which the Board of Directors may approve, and, if required by the Company, shall be signed by or on behalf of the appointer. Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as a proxy, the following shall constitute a valid means by which a Shareholder may grant such authority:

(i) A Shareholder may execute a document authorizing another Person or Persons to act for such Shareholder as proxy. Execution may be accomplished by electronic signature by the Shareholder or such Shareholder’s authorized officer, director, employee or agent signing such document or causing such person’s signature to be affixed to such document by any reasonable means.

(ii) A Shareholder may appoint a proxy by means of a telephonic, electronic or internet communication; provided, that the Board of Directors may prescribe the method of determining the time at which any such telephonic, electronic or internet communication is to be treated as received by the Company and procedures that are reasonably designed to verify that such instructions have been authorized by such Shareholder. The Board of Directors may treat any such telephonic, electronic or internet communication which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the Person sending that instruction to send it on behalf of such Shareholder.

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(b) Any copy, PDF or other reliable reproduction of the document or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original document or transmission for any and all purposes for which the original document or transmission could be used; provided, however, that such copy, PDF or other reproduction shall be a complete reproduction of the entire original document or transmission.

(c) The instrument appointing a proxy shall, if applicable, be deposited with the Company or with such other Person as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

Section 11.7 List of Shareholders Entitled to Vote. The Officer who has charge of the register of the Company shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of Shareholders entitled to vote at the meeting, arranged in alphabetical order for each class or series of Shares and showing the address of each such Shareholder and the number of Outstanding Voting Shares registered in the name of such Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Shareholders. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

Section 11.8 Record Date.

(a) In order that the Company may determine the Shareholders entitled to receive notice of or to attend or vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholder shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of Record Holders entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

(b) Only those Record Holders of Outstanding Voting Shares on the Record Date fixed pursuant to this Section 11.8 shall be entitled to receive notice of, attend and vote at a meeting of Shareholders or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

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Section 11.9 Register. The register shall be the only evidence as to who are the Shareholders entitled to examine the list required by Section 11.7, or to vote in person or by proxy at any meeting of the Shareholders.

Section 11.10 Actions of the Shareholders By Consent. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the holders of the required number of Voting Shares necessary to approve such action execute and deliver one or more consents thereto, and such consent is recorded with the minutes of proceedings of the Shareholders. For the avoidance of doubt, any such consent may be executed by the Shareholders by electronic signature, and may be delivered to the Company by electronic transmission.

Section 11.11 Conduct of Meetings.

(a) The Board of Directors may adopt, by resolution from time to time, such rules and regulations for the conduct of any meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Record Holders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(b) If the Board of Directors so provides in its rules and regulations for the conduct of any meeting of Shareholders, a Shareholder may participate in a meeting of Shareholders by means of a telephone, video, electronic or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other simultaneously and instantaneously, and participation in a meeting pursuant to this Section 11.11(b) shall constitute presence in person at such meeting.

(c) At each meeting of Shareholders, the Chairman of the Board or, in his or her absence or if there be none, such other Officer or Person that the Board of Directors shall designate, shall preside as chairman at such meeting; provided further that the Chairman of the Board may designate the Chief Executive Officer to preside as chairman. If at any meeting of Shareholders the Chairman of the Board (or other Person designated by the Board of Directors as the chairman of such meeting, including if applicable, the Chief Executive Officer) is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairman of such meeting, any other Director or Person nominated by the Board of Directors shall preside as chairman at such meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of such meeting.

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Section 11.12 Inspectors of Election. In advance of any meeting of Shareholders, the Board of Directors, by resolution, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other Persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable Law, inspectors may be Officers, employees or agents of the Company. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by Law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable Law.

Section 11.13 Nature of Business at Meeting of Shareholders.

(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 11.14) may be transacted at an annual meeting of Shareholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any Shareholder (A) who (x) has been, for the entirety of the two (2) year period immediately preceding the date of the giving of the notice provided for in this Section 11.13, and (y) is, on the date of the giving of the notice provided for in this Section 11.13 and on the Record Date for the determination of Shareholders entitled to notice of and to vote at such annual meeting, a Record Holder of Common Shares representing at least one percent (1%) of the voting power represented by the Outstanding Voting Shares and (B) who complies with the notice procedures set forth in this Section 11.13.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

(c) To be timely, a Shareholder’s notice to the Secretary of the Company must be delivered to or be mailed and received at the principal offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

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(d) To be in proper written form, a Shareholder’s notice to the Secretary of the Company must set forth the following information: (i) as to each matter such Shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend this Agreement, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, and (ii) as to the Shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such Person; (B) (1) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (2) the name of each nominee holder of Shares owned beneficially but not of record by such Person or any Affiliates or associates of such Person, and the number of such Shares held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Person, or any Affiliates or associates of such Person, and any other Person or Persons (including their names) in connection with or relating to (1) the Company or (2) the proposal, including any material interest in, or anticipated benefit from the proposal to such Person, or any Affiliates or associates of such Person; (D) a representation that the Shareholder giving notice intends to appear in Person or by proxy at the annual meeting to bring such business before the meeting; and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the Exchange Act.

(e) A Shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.13 shall be true and correct as of the Record Date for determining the Shareholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Company at the principal offices of the Company not later than five (5) Business Days after the Record Date for determining the Shareholders entitled to receive notice of the annual meeting.

(f) No business shall be conducted at the annual meeting of Shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11.13; provided, however, that, once business has been properly brought before the

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annual meeting in accordance with such procedures, nothing in this Section 11.13 shall be deemed to preclude discussion by any Shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g) Nothing contained in this Section 11.13 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of Law).

Section 11.14 Nomination of Directors by Shareholders.

(a) Nominations of Persons for election to the Board of Directors may be made at any annual meeting of Shareholders, or at any special meeting of Shareholders called for the purpose of electing Directors, by any Shareholder (A) who (x) has been, for the entirety of the two (2) year period immediately preceding the date of the giving of the notice provided for in this Section 11.14, and (y) is, on the date of the giving of the notice provided for in this Section 11.14 and on the Record Date for the determination of Shareholders entitled to notice of and to vote at such annual meeting or special meeting of Shareholders, a Record Holder of Common Shares representing at least one percent (1%) of the voting power represented by the Outstanding Voting Shares and (B) who complies with the notice procedures set forth in this Section 11.14.

(b) In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

(c) To be timely, a Shareholder’s notice to the Secretary of the Company must be delivered to or be mailed and received at the principal offices of the Company (i) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of Shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing Directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(d) To be in proper written form, a Shareholder’s notice to the Secretary of the Company must set forth the following information: (i) as to each Person whom the Shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of such Person, (B) the principal occupation or employment of such Person, (C) (1) the

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class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (2) the name of each nominee holder of Shares owned beneficially but not of record by such Person, or any Affiliates or associates of such Person, and the number of such Shares held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares, (D) such Person’s written representation and agreement that such Person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person or entity as to how such Person, if elected as a Director, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any Person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company in such representation and agreement and (3) in such Person’s individual capacity, would be in compliance, if elected as a Director, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and Share ownership and trading policies and guidelines of the Company and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act; and (ii) as to the Shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the Shareholder giving the notice and the name and principal place of business of such beneficial owner; (B) (1) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (2) the name of each nominee holder of Shares owned beneficially but not of record by such Person or any Affiliates or associates of such Person, and the number of Shares held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares; (C) a description of (1) all agreements, arrangements, or understandings (whether written or oral) between such Person, or any Affiliates or associates of such Person, and any proposed nominee for election as a Director, or any Affiliates or associates of such proposed nominee, (2) all agreements, arrangements, or understandings (whether written or oral) between such Person, or any Affiliates or associates of

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such Person, and any other Person or Persons (including their names) pursuant to which the nomination(s) are being made by such Person, or otherwise relating to the Company or their ownership of Shares, and (3) any material interest of such Person, or any Affiliates or associates of such Person, in such nomination, including any anticipated benefit therefrom to such Person, or any Affiliates or associates of such Person; (D) a representation that the Shareholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the Persons named in its notice; and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

(e) A Shareholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.14 shall be true and correct as of the Record Date for determining the Shareholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Company at the principal offices of the Company not later than five (5) Business Days after the Record Date for determining the Shareholders entitled to receive notice of such annual meeting or special meeting.

(f) No Person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 11.14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 11.15 Special Voting Matters Requiring Shareholder Approval. Notwithstanding anything to the contrary herein, without Shareholder Approval, neither the Company nor the Board of Directors will:

(a) amend, alter or repeal the provisions of the LLC Agreement so as to materially and adversely affect any preferences, rights, powers, and duties of the Common Shares; or

(b) issue or create any additional Shares or Derivative Securities (including any additional Preferred Shares pursuant to a Share Designation), including pursuant to any long term incentive plan adopted by the Company.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Notices. Any notice, demand, request, report, proxy materials, information statement or other document required or permitted to be given or delivered to any Shareholder or Director (including any member of a committee of the Board) under this Agreement, the Delaware Act, the rules of any National Securities Exchange or otherwise may be set forth in a written document or in an electronic transmission delivered by mail or by electronic transmission

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(including by email), addressed to such Shareholder or Director (including any member of a committee of the Board) to such Person’s address (including email address) as it appears on the records of the Transfer Agent or as shown on the records of the Company (with postage thereon prepaid, if given or made by mail), and shall be deemed to be given or made at the time when the same shall be deposited in the United States mail or at the time electronically transmitted, respectively. Any notice, demand, request, report, proxy materials, information statement or other document to be given or made to a Shareholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give or make such notice, demand, request, report, proxy materials, information statement or other document shall be deemed conclusively to have been fully satisfied, upon the sending thereof to the Record Holder of such Shares at the address (including email address) of such Record Holder as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of the making or giving of any notice, demand, request, report, proxy materials, information statement or other document in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent or the mailing organization, which may be so executed by electronic signature and delivered by electronic transmission, shall be prima facie evidence of the giving or making of such notice, demand, request, report, proxy materials, information statement or other document. If any notice, demand, request, report, proxy materials, information statement or other document addressed to a Record Holder at the address (including email address) of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned marked to indicate that such notice, demand, request, report, proxy materials, information statement or other document was unable to be delivered, then such notice, demand, request, report, proxy materials, information statement or other document, and any subsequent notice, demand, request, report, proxy materials, information statement or other document, shall be deemed to have been duly given or made without further mailing (until a reasonable period after such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his, her or its address) if they are available for the Shareholder at the principal office of the Company for a period of one (1) year from the date of the giving or making thereof to the other Shareholders. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, if the rules of the Commission shall permit any notice, demand, request, report, proxy materials, information statement or other document to be delivered electronically or made available via the Internet, any such notice, demand, request, report, proxy materials, information statement or other document shall be deemed given or made when delivered or made available via such mode of delivery. Notice given by electronic transmission, as described above, shall, if given by a posting on an electronic network, together with separate notice to the Shareholder of such specific posting, be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice to Directors (including any member of a committee of the Board) or the Company may be given personally or by telegram, telex, cable or by means of electronic transmission. Any notice to the Company shall be deemed given if received by the Secretary of the Company (or other designated Officer) at the principal office of the Company. The Board of Directors and any Officer may rely and shall be protected in relying on any notice or other document from a Shareholder or other Person if believed by the Board of Directors or such Officer to be genuine. Notwithstanding anything to the contrary set forth in this Agreement, the Company may give notice of any meeting of Shareholders in accordance with the procedures embodied in Rule 14a-16 of the Exchange Act.

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Any Shareholder present, either personally or by proxy, at any meeting of Shareholders, shall for all purposes be deemed to have received due notice of such meeting and, where required, due notice of the purposes for which such meeting was convened.

Section 12.2 Entities Acting by Representatives at Meetings. For the avoidance of doubt, any Shareholder that is not an individual may, by resolution of its directors or other governing body, authorize such Person as it thinks fit to act as its representative at any meeting of Shareholders, including any meeting of the holders of a specific class or series of Shares, and the Person so authorized shall be entitled to exercise the same powers on behalf of such Shareholder which he or she represents as that Person could exercise if it were an individual Shareholder.

Section 12.3 Further Action. The parties shall execute and deliver all documents, provide all information and take (or omit to take) any action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Shareholders and their respective estates, heirs, executors, administrators, successors, legal representatives and permitted transferees and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that the Indemnitees and their respective estates, heirs, executors, administrators, successors, and legal representatives, shall be entitled to receive the benefits upon such Persons pursuant to Section 5.16 of this Agreement. Each Shareholder, and any of its estates, heirs, executors, administrators, successors, permitted transferees and assigns, are bound by the terms of this Agreement by virtue of being a Shareholder and without any execution of this Agreement or any joinder to this Agreement.

Section 12.5 Integration. This Agreement, including all Share Designations and any exhibits, annexes and schedules hereto, constitutes the limited liability company agreement (as such term is defined in the Delaware Act) of the Company and supersedes all prior written, oral or implied statements, agreements and understandings as to the Company’s affairs and the conduct of its business.

Section 12.6 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any of the Shareholders.

Section 12.7 Waiver. To the fullest extent permitted by law, no failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition. To the fullest extent permitted by law the waiver by any Shareholder or Director of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

Section 12.8 Counterparts. This Agreement may be executed, including by electronic signature and electronic transmission, in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement

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immediately upon affixing its signature hereto. Any Person who acquires a Share shall be bound by this Agreement without execution hereof and without any execution of any joinder to this Agreement simply by becoming the record holder of such Share.

Section 12.9 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

Section 12.10 Arbitration.

(a) Any dispute, controversy, or claim arising out of or relating to this Agreement (and any subsequent amendments hereof), or any breach, termination, or the validity thereof, the Company’s internal affairs, the ownership, transfer or rights or obligations of or with respect to, any Shares, or any action or inaction arising out of or relating to any of the foregoing, and any question of the arbitrator’s jurisdiction or the existence, scope or validity of this Section 12.10 (each a “Dispute”), shall be submitted, upon notice delivered by any party to such claim, to confidential, final and binding arbitration administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in accordance with its Comprehensive Arbitration Rules and Procedures in effect at the time (the “Rules”), except to the extent such procedures are modified herein.

(b) The seat of arbitration shall be Irvine, California, and the arbitration shall be conducted in the English language.

(c) There shall be one arbitrator who shall be agreed upon by the parties to such Dispute within twenty (20) days of delivery by any party to such Dispute of a copy of the demand for arbitration. If the parties do not agree upon an arbitrator within this time limit, such arbitrator shall be appointed by the JAMS in accordance with the Rules.

(d) This Section 12.10 and the arbitration of Disputes shall be subject to and governed by the Federal Arbitration Act (9 U.S.C. § 1 et seq.).

(e) After the conclusion of all testimony, at a time designated by the arbitrator, each party shall simultaneously submit to the arbitrator and exchange with the other party its final proposed award. In rendering the final award, the arbitrator shall be limited to choosing an award proposed by a party without modification; provided, however, that in no event shall the arbitrator award any damages prohibited by this Agreement or make any award that is otherwise inconsistent with this Agreement or applicable Law.

(f) In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement.

(g) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings. Without prejudice to such provisional remedies that may be granted by a court, the arbitrator shall have full authority to grant provisional remedies, to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect.

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(h) The parties consent and submit to the non-exclusive jurisdiction of any federal court located in the State of California or, where such court does not have jurisdiction, any California state court, in either case located in Orange County, California (“California Court”) for the enforcement of any arbitral award rendered hereunder and to compel arbitration or for interim or provisional remedies in aid of arbitration. In any such action: (i) each party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any California Court; (ii) each party irrevocably consents to service of process sent by a national courier service (with confirmation of receipt) to its address pursuant to Section 12.1 or in any other manner permitted by applicable Law; and (iii) each party waives any right to trial by jury in any court.

(i) The arbitration provisions in this Section 12.10 will not apply with respect to any suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(j) The award of the arbitrator shall be final and binding upon the parties thereto, shall not be subject to appeal, and shall be the sole and exclusive remedy between the parties regarding any Disputes presented to the arbitrator. Judgment upon any award may be entered in any court having jurisdiction over any party or any of its assets.

(k) Any arbitration hereunder shall be confidential, and the parties and their agents agree not to disclose to any third party (i) the existence or status of the arbitration, (ii) all information made known and documents produced in the arbitration not otherwise in the public domain, and (iii) all awards arising from the arbitration, except and to the extent that disclosure is required by applicable Law or is required to protect or pursue a legal right.

(l) The arbitrator shall award the prevailing party its attorneys’ fees and costs reasonably incurred in the arbitration, including the prevailing party’s share of the arbitrator fees and JAMS administrative costs.

Section 12.11 Invalidity of Provisions. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any provision of this Agreement is adjudicated by an arbitrator or a court of competent jurisdiction, in each case, in accordance with Section 12.10, to be or otherwise becomes invalid, illegal or unenforceable in any respect, in whole or in part, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Notwithstanding the foregoing, if such provision (or portion thereof) could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be deemed to be so narrowly drawn, without invalidating any of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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Section 12.12 Consent of Shareholders. Whenever in this Agreement it is specified that an action may be taken by the Board of Directors or upon the affirmative vote of less than all of the Shareholders, such action may be so taken by the Board of Directors or upon the concurrence of less than all of the Shareholders, and each Shareholder shall be bound by the results of such action and deemed to consent to such action.

Section 12.13 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 12.14 Confidentiality. Each Shareholder expressly agrees, whether or not at the time a Shareholder of the Company or providing services to the Company or any of its Subsidiaries, to maintain the confidentiality of, and not disclose to any person other than the Company, its officers or any financial, legal or other advisor to the Company, any non-public information provided by or on behalf of the Company relating to the business, clients, affairs or financial structure, position or results of the Company or its affiliates (including any Affiliate) or any dispute that shall not be generally known to the public or the securities industry; provided that such Shareholder may disclose any such information (a) to the extent required by any applicable law, rule or regulation in the opinion of counsel or by the order of any National Securities Exchange, banking supervisory authority or other governmental or self- regulatory organization of competent jurisdiction (provided, that such Shareholder notifies the Company of such requirement prior to making such disclosure and cooperates with the Company in seeking to prevent or minimize such disclosure), (b) to his, her or its legal counsel and financial advisers (who shall agree to abide by the terms of this Section 12.14), or (c) with the prior consent of the Company. Nothing contained in this Section 12.14 shall limit any duty of confidentiality any Shareholder owes to the Company pursuant to any separate confidentiality agreement entered into by such Shareholder and a member of the Company Group, either before or after the Effective Time.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Limited Liability Company Agreement to be duly executed as of the date first set forth above.

SOLE MEMBER: PHOENIX EQUITY HOLDINGS, LLC

By:
Name: Adam Ferrari Title: Manager

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

PHOENIX ENERGY ONE, LLC

Exhibit A

PHOENIX ENERGY ONE, LLC

SHARE DESIGNATION

WITH RESPECT TO THE

SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

Exhibit 10.3

PHOENIX ENERGY ONE, LLC

SHARE DESIGNATION

WITH RESPECT TO THE

SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

This SHARE DESIGNATION (this “Share Designation”) with respect to the Series A Preferred Shares (as defined below) of PHOENIX ENERGY ONE, LLC, a Delaware limited liability company (the “Company”), is effective as of the Effective Time (as defined below).

RECITALS

WHEREAS, under the power contained in Article III of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Effective Date, as it may be amended, supplemented or restated from time to time (the “LLC Agreement”) and the Delaware Act, the Board of Directors of the Company classified, designated and dominated, from the 20,000,000 authorized but unissued Preferred Shares, 3,750,000 of such Preferred Shares as the Series A Cumulative Redeemable Preferred Shares (“Series A Preferred Shares”), with the preferences, rights, powers, and duties set forth in this Share Designation, and to the extent applicable, the LLC Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the LLC Agreement is hereby amended, supplemented and modified to establish and designate the Series A Preferred Shares of the Company and to establish and fix and herein state and express the preferences, rights, powers, and duties of such Series A Preferred Shares.

Section 1. Designation and Amount. A series of Preferred Shares of the Company designated as “Series A Cumulative Redeemable Preferred Shares” is hereby established and designated. The total number of authorized Series A Preferred Shares shall be 3,750,000 as set forth in Section 3.2(b) of the LLC Agreement.

Section 2. Construction; Defined Terms. Unless otherwise expressly stated, all section references in this Share Designation shall be to sections of this Share Designation. Unless defined in this Section 2 or otherwise specified or defined herein, capitalized terms used herein shall have the meanings assigned to them in the LLC Agreement. The following terms shall have the following meanings:

“Applicable Series A Distribution Rate” means:

(i)

from, and including, the date of original issuance to, but excluding, October 15, 2028, at a fixed rate equal to 10.00% per annum of the initial $25.00 liquidation preference per Series A Preferred Share (equivalent to $2.50 per annum per Series A Preferred Share),

(ii)

from and including October 15, 2028 to, but excluding, October 15, 2029, at a fixed rate equal to 10.50% per annum of the initial $25.00 liquidation preference per Series A Preferred Share (equivalent to $2.625 per annum per Series A Preferred Share), and

(iii)

from and including October 15, 2029 at a fixed rate equal to 11.00% per annum of the initial $25.00 liquidation preference per Series A Preferred Share (equivalent to $2.75 per annum per Series A Preferred Share).

“Arrears” means, for distributions with respect to the Series A Preferred Shares, the full cumulative distributions with respect to the Series A Preferred Shares through the most recent Series A Distribution Payment Date that have not been paid on all Outstanding Series A Preferred Shares.

“Capital Account” has the meaning set forth in Section 4.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor Law.

“Company” has the meaning set forth in the Preamble.

“Depositary” has the meaning set forth in Section 11.1.

“Effective Time” shall have the meaning set forth in the LLC Agreement.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Initial Issuance Date” means [●], 2025.

“Law” means any federal, state, local, non-U.S. or other law (including common law), statute, code, ordinance, rule or regulation or other requirement enacted, promulgated, issued, entered or put into effect by a Governmental Entity.

“Liquidation Preference” means a liquidation preference for each Series A Preferred Share initially equal to $25.00 per Series A Preferred Share (subject to adjustment for any splits, combinations or similar adjustments to the Series A Preferred Shares), which liquidation preference shall be subject to increase by the per Series A Preferred Share amount of any accumulated and unpaid distributions with respect to the Series A Preferred Shares (whether or not such distributions shall have been declared).

“LLC Agreement” has the meaning set forth in the Preamble.

“Nonpayment Event” has the meaning set forth in Section 9.6(a).

“Outstanding” means, with respect to any Series A Preferred Shares, as of any date, all of such Series A Preferred Shares that are issued by the Company and reflected as outstanding in the records of the Transfer Agent or the Company as of such date.

“Preferred Shares Directors” has the meaning set forth in Section 9.6(a).

“Redemption Date” has the meaning set forth in Section 7.1.

“Redemption Notice” has the meaning set forth in Section 7.2(a).

“Series A Distribution Payment Date” means the 15th day of each April, July, October and January of each year (except that the Series A Distribution Payment Date for the initial Series A Distribution Period shall be October 15, 2025); provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period from, and including, each Series A Distribution Payment Date (except that the initial Series A Distribution Period, which shall commence on and include the Initial Issuance Date) to, but excluding, the next succeeding Series A Distribution Payment Date.

“Series A Distribution Record Date” has the meaning given such term in Section 5.1.

“Series A Junior Securities” means any class or series of equity securities of the Company that, with respect to the payment of distributions and distributions upon liquidation, dissolution or winding-up of the Company, ranks junior to the Series A Preferred Shares, including but not limited to the Common Shares, but excluding any Series A Parity Securities and Series A Senior Securities.

“Series A Parity Securities” means any other class or series of equity securities of the Company established after the Initial Issuance Date by the Board of Directors, the terms of which class or series expressly provide that it ranks on parity with the Series A Preferred Shares as to the payment of distributions and distributions upon liquidation, dissolution or winding-up of the Company.

“Series A Preferred Shares” has the meaning set forth in the Recitals.

“Series A Redemption Price” has the meaning set forth in Section 7.1.

“Series A Senior Securities” means any class or series of equity securities of the Company established after the Initial Issuance Date by the Board of Directors, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Shares as to the payment of distributions and distributions upon liquidation, dissolution or winding-up of the Company.

“Share Designation” has the meaning set forth in the Preamble.

Section 3. Ranking.

3.1 For all purposes with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless otherwise expressly set forth in this Share Designation, the Series A Preferred Shares shall rank (subject to receipt of any requisite consents prior to any such issuance):

(a) senior to any Series A Junior Securities;

(b) on a parity with any Series A Parity Securities; and

(c) junior to any Series A Senior Securities.

3.2 For the avoidance of doubt, the Series A Preferred Shares represent limited liability company interests in the Company and all rights of the holders of Series A Preferred Shares shall be subject and subordinated to the obligations of the Company with respect to any existing or future indebtedness of the Company, and may be contractually subordinated in right of payment to all obligations of the Company with respect to any such indebtedness (including any debt securities). The Series A Preferred Shares shall not represent any interest in any Subsidiary of the Company and may be structurally subordinated in right of payment to all obligations of such Subsidiaries, including all existing and future indebtedness obligations of such Subsidiaries.

Section 4. Capital Accounts. In accordance with the terms of the LLC Agreement, the Company shall maintain a separate capital account (a “Capital Account”) for each holder of Series A Preferred Shares (or a beneficial owner of such Series A Preferred Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Directors in its sole discretion). The initial Capital Account balance in respect of each Series A Preferred Share on the issue date of such Series A Preferred Share shall be equal to the amount paid for such Series A Preferred Share.

Section 5. Distributions. Notwithstanding Section 4.4 of the LLC Agreement but subject to the applicable provisions of the Delaware Act:

5.1 Distributions on each Outstanding Series A Preferred Share shall be cumulative and shall accumulate at the Applicable Series A Distribution Rate from and including the Initial Issuance Date (or, for any subsequently issued and newly Outstanding Series A Preferred Shares, from and including the Series A Distribution Payment Date immediately preceding the issue date of such Series A Preferred Shares) until such time as the Company pays the distributions with respect to the Series A Preferred Shares or redeems such Series A Preferred Shares in accordance with Section 7, whether or not such distributions shall have been declared. Holders of Series A Preferred Shares shall be entitled to receive cash distributions with respect to the Series A Preferred Shares from time to time out of any assets of the Company legally available for the payment of distributions at the Applicable Series A Distribution Rate per Series A Preferred Share when, as, and, if declared by the Board of Directors. Distributions with respect to the Series A Preferred Shares, to the extent declared by the Board of Directors to be paid by the Company in accordance with this Section 5.1, shall be paid, in Arrears, on each Series A Distribution Payment Date (other than the initial Series A Distribution, which shall be paid on October 15, 2025). Distributions with respect to the Series A Preferred Shares shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Initial Issuance Date), to, but excluding, the next Series A Distribution Payment Date for such Series A Distribution Period. No interest, additional distributions or other sums will be payable in respect of any distribution with respect to the Series A Preferred Shares which may be in Arrears. If any

Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared distributions with respect to the Series A Preferred Shares shall be paid on the immediately succeeding Business Day without the accumulation of interest, additional distributions or other sums. All distributions with respect to the Series A Preferred Shares that are (1) accumulated and unpaid or (2) payable by the Company pursuant to this Section 5.1 shall be payable without regard to income of the Company and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code. The guaranteed payment with respect to any Series A Distribution Period shall be for the account of the holders of Series A Preferred Shares as of the applicable Series A Distribution Record Date.

5.2 Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, the Company shall pay the distributions with respect to the Series A Preferred Shares, if any, that shall have been declared by the Board of Directors to holders of the Series A Preferred Shares on the record date for the applicable distribution. The record date (the “Series A Distribution Record Date”) for the payment of any distributions with respect to the Series A Preferred Shares shall be as of the close of business on the first Business Day of the month of the applicable Series A Distribution Payment Date, except that in the case of payments of distributions with respect to the Series A Preferred Shares in Arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Section 5. So long as any Series A Preferred Shares are Outstanding, no distribution shall be declared or paid or set aside for payment on any Series A Junior Securities (other than a distribution payable solely in Series A Junior Securities) unless full cumulative distributions with respect to the Series A Preferred Shares have been or contemporaneously are being paid or set apart for payment on all Outstanding Series A Preferred Shares (and distributions on any other Series A Parity Securities) through the most recent respective Series A Distribution Payment Date (and distribution payment date with respect to such Series A Parity Securities, if any); provided, however, notwithstanding anything to the contrary in this Section 5.2, if a distribution period with respect to a class of Series A Junior Securities or Series A Parity Securities is shorter than the Series A Distribution Period, the Board of Directors may declare and pay regular distributions with respect to such Series A Junior Securities or Series A Parity Securities, so long as, at the time of declaration of such distribution, (i) there are no distributions with respect to the Series A Preferred Shares in Arrears, and (ii) the Board of Directors expects to have sufficient funds to pay the full distribution in respect of the Series A Preferred Shares on the next successive Series A Distribution Payment Date. Accumulated distributions with respect to the Series A Preferred Shares in Arrears for any past Series A Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series A Distribution Payment Date, to holders of Series A Preferred Shares on the record date for such payment, which may not be less than 10 calendar days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions with respect to the Series A Preferred Shares in Arrears on all Outstanding Series A Preferred Shares and all accumulated distributions in arrears on any Series A Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on the Series A Preferred Shares and accumulated distributions in arrears on any such Series A Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series A Preferred Shares and any other Series A Parity Securities are paid, any partial payment shall be made pro rata with respect to the Series

A Preferred Shares and any such other Series A Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Shares and such other Series A Parity Securities at such time. Subject to the liquidation preferences set forth herein and in the LLC Agreement, holders of Series A Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or securities of the Company, in excess of full cumulative distributions with respect to the Series A Preferred Shares. So long as the Series A Preferred Shares are held of record by the Depositary or its nominee, declared distributions with respect to the Series A Preferred Shares shall be paid to the Depositary in same-day funds on each Series A Distribution Payment Date or other distribution payment date in the case of payments for distributions with respect to the Series A Preferred Shares in Arrears.

5.3 With respect to Series A Preferred Shares that are redeemed or repurchased by the Company in accordance with the terms of this Share Designation, distributions on such Series A Preferred Shares shall cease to accrue after the applicable Redemption Date, unless the Company defaults on the payment of the Series A Redemption Price of any such Series A Preferred Shares called for redemption.

Section 6. Allocations. Net Income or Net Loss (including items of income, gain, loss, deduction and credit thereof) of the Company for each fiscal year shall be allocated to each Shareholder in accordance with the provisions of Section 4.2 and Section 8.3 of the LLC Agreement.

Section 7. Optional Redemption.

7.1 The Series A Preferred Shares shall be redeemable at the Company’s option as determined by the Board of Directors, which redemption may be in whole or in part, from time to time. The Company shall effect any such redemption by paying cash for each Series A Preferred Share to be redeemed equal to the sum of (x) any accumulated and unpaid distributions on the Series A Preferred Shares (regardless of whether previously declared) calculated up to, but not including the date set by the Board of Directors for redemption (the “Redemption Date”) plus (y) a redemption price of $27.50 per Series A Preferred Share (the “Series A Redemption Price”). Notwithstanding anything to the contrary, so long as the Series A Preferred Shares to be redeemed are held of record by the Depositary or the nominee of the Depositary, the Series A Redemption Price shall be paid by the Transfer Agent, in its capacity as paying agent for the Series A Preferred Shares, to the Depositary on the Redemption Date.

7.2 Any redemption of Series A Preferred Shares by the Company permitted under Section 7.1 shall be conducted in accordance with this Section 7.2.

(a) The Company shall, not less than thirty (30) calendar days and not more than sixty (60) calendar days before the scheduled Redemption Date, give notice of redemption to the holders of any Series A Preferred Shares to be redeemed as such holders’ names appear on the books of the Transfer Agent and at the address of such holders shown therein (a “Redemption Notice”). The Redemption Notice shall specify, as applicable, (i) the Redemption Date, (ii) the number of Series A Preferred Shares to be redeemed and, if less than all Outstanding Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed from such holder, (iii) the Series A Redemption Price, (iv) the place where any Series A Preferred Shares in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor (which shall occur automatically if the certificate representing such Series A Preferred Shares is issued in the name of the Depositary or its nominee), and (v) that distributions on the Series A Preferred Shares to be redeemed will cease to accumulate from and after such Redemption Date. Notwithstanding the foregoing, no Redemption Notice will be required where the Company elects to redeem, repurchase or assign to a third party the right to purchase Series A Preferred Shares pursuant to Section 3.7 of the LLC Agreement in order to eliminate an Adverse Consequence.

(b) If the Company elects to redeem less than all of the Outstanding Series A Preferred Shares, the number of Series A Preferred Shares to be redeemed shall be determined by the Board of Directors, and such Series A Preferred Shares shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Shares. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Shares shall be allocated correspondingly among the redeemed Series A Preferred Shares. The Series A Preferred Shares not redeemed shall remain Outstanding and entitled to all the preferences, rights, powers, and duties provided in this Share Designation.

(c) If the Company gives or causes to be given a Redemption Notice, the Company shall deposit with the Transfer Agent, in its capacity as paying agent for the Series A Preferred Shares, funds sufficient to redeem the Series A Preferred Shares as to which such Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Redemption Date, and shall give the Transfer Agent irrevocable instructions and authority to pay the Series A Redemption Price to each holder of Series A Preferred Shares whose Series A Preferred Shares are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the certificate representing such Series A Preferred Shares is issued in the name of the Depositary or its nominee) of the certificates therefor as set forth in the Redemption Notice. If a Redemption Notice shall have been given, from and after the Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Redemption Notice, all distributions on such Series A Preferred Shares to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Shares with respect to such Series A Preferred Shares to be redeemed shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Shares shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The holders of Series A Preferred Shares shall have no claim to the interest income, if any, earned on funds deposited with the Transfer Agent. Any funds deposited with the Transfer Agent hereunder by the Company for any reason, including redemption of Series A Preferred Shares, that remain unclaimed or unpaid after one year after the applicable Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the holders of the Series A Preferred Shares entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Redemption Notice, there shall be no redemption of any Series A Preferred Shares called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Shares shall have been deposited by the Company with the Transfer Agent.

(d) Any Series A Preferred Shares that are redeemed or otherwise acquired by the Company shall be cancelled. If only a portion of the Series A Preferred Shares represented by a certificate shall have been called for redemption, upon surrender of the certificate to the Transfer Agent (which shall occur automatically if the certificate representing such Series A Preferred Shares is registered in the name of the Depositary or its nominee), the Company shall issue and the Transfer Agent shall deliver to the holders of such Series A Preferred Shares a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Shares represented by the surrendered certificate that have not been called for redemption.

(e) Notwithstanding anything to the contrary in this Section 7, in the event that full cumulative distributions on the Series A Preferred Shares and any Series A Parity Securities shall not have been paid or declared and set aside for payment, the Company shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Shares or Series A Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Preferred Shares and holders of any Series A Parity Securities. Subject to Section 3.7 of the LLC Agreement, so long as any Series A Preferred Shares are Outstanding, the Company shall not be permitted to redeem, repurchase or otherwise acquire any Common Shares or any other Series A Junior Securities unless full cumulative distributions on the Series A Preferred Shares and any Series A Parity Securities for all prior and the then-ending Series A Distribution Periods, with respect to the Series A Preferred Shares, and all prior and then ending distribution periods, with respect to any such Series A Parity Securities, shall have been paid or declared and set aside for payment.

(f) All redemptions pursuant to this Section 7 shall be subject to Sections 18-607 and 18-804 of the Delaware Act.

Section 8. Liquidation Rights.

8.1 All property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) of the LLC Agreement and that are required to satisfy the Liquidation Preference shall be distributed to the Shareholders with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of Section 8.3 of the LLC Agreement or this Section 8.1) for the taxable year of the Company during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 calendar days after said date of such occurrence).

8.2 Liquidating distributions to holders of Series A Preferred Shares shall be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any Series A Senior Securities and any Series A Parity Securities. If in the year of liquidation, dissolution and winding up, or sale, exchange or other disposition of all or substantially all of the assets of the Company, any holder’s Capital Account in respect of such Series A Preferred Shares is less than the aggregate Liquidation Preference of such Series A Preferred Shares, then, notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to the LLC Agreement or this Share Designation for such year and any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Shareholders then holding Series A Preferred Shares, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Share is equal to the Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of liquidation, dissolution and winding up, or sale, exchange or other disposition of all or substantially all of the assets of the Company, any holder’s Capital Account in respect of such Series A Preferred Shares is less than the aggregate Liquidation Preference of such Series A Preferred Shares after the application of the preceding sentence, then to the extent permitted by applicable law, but otherwise notwithstanding anything to the contrary contained in the LLC Agreement or this Share Designation, items of gross income and gain for any preceding taxable year(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Company shall be reallocated to all Shareholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series A Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such liquidating distributions have been made to the Outstanding Series A Preferred Shares and any Series A Parity Securities, as applicable, any remaining assets will be distributed to the holders of Series A Junior Securities, including the Common Shares, as the case may be.

8.3 For purposes of this Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company, or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed a liquidation, dissolution or winding up of the Company. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, then the Board of Directors shall determine whether the Series A Preferred Shares (a) will be converted into equity interests of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series A Preferred Shares or (b) subject to the liquidation rights set forth in this Section 8.

Section 9. Limited Voting Rights; Director Appointment and Other Rights.

9.1 Except as otherwise expressly set forth in this Share Designation or as otherwise required under any rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Shares are listed for trading, the Series A Preferred Shares shall not have any voting rights or rights to consent or approve any action or matter, including with respect to any merger, consolidation, conversion, division or similar transaction involving the Company, any dissolution or winding up of the affairs of the Company and any amendment to this Share Designation, the LLC Agreement (including, for the avoidance of doubt, under Article X thereof) or the Certificate of Formation.

9.2 Notwithstanding anything to the contrary herein, without the affirmative vote or consent of the holders of at least 66.67% of the Outstanding Series A Preferred Shares, voting as a single class, given in person or by proxy, either in writing or at a meeting, the Company will not amend, alter or repeal the provisions of the LLC Agreement or this Share Designation so as to materially and adversely affect any preferences, rights, powers, and duties of the Series A

Preferred Shares; provided, however, that (i) subject to Section 9.3, the issuance of additional equity securities of the Company (including, for the avoidance of doubt, Series A Preferred Shares and Series A Parity Securities) (and any amendment to LLC Agreement or this Share Designation in connection therewith) shall not be deemed to materially and adversely affect any preferences, rights, powers, and duties of the Series A Preferred Shares for purposes of this Section 9.2 and (ii) for purposes of this Section 9.2, no amendment of LLC Agreement or this Share Designation in connection with a merger or other transaction in which the Series A Preferred Shares remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders of the Series A Preferred Shares (as determined by the Board of Directors) shall be deemed to materially and adversely affect any preferences, rights, powers, and duties of the Series A Preferred Shares for purposes of this Section 9.2. For the avoidance of doubt, the Board of Directors may increase the authorized number of Preferred Shares and Series A Preferred Shares, or create additional Series A Parity Securities, without the vote or consent of the holders of the Series A Preferred Shares.

9.3 Notwithstanding anything to the contrary herein, without the affirmative vote or consent of the holders of at least 66.67% of the Outstanding Series A Preferred Shares, voting as a class together with holders of any Series A Parity Securities upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, the Company will not (x) create or issue any Series A Parity Securities (including any additional Series A Preferred Shares) if the cumulative distributions payable on Outstanding Series A Preferred Shares (or any Series A Parity Securities, if the holders of such Series A Parity Securities vote as a class together with the holders of the Series A Preferred Shares) are in Arrears or (y) create or issue any Series A Senior Securities.

9.4 For any matter described in this Section 9 in which the holders of Series A Preferred Shares are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders of Series A Preferred Shares shall be entitled to one vote per Series A Preferred Share.

9.5 Notwithstanding anything to the contrary herein, no vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Shares at the time Outstanding. In any such event, proper notice shall have been made and sufficient funds shall have been deposited in trust or with the Transfer Agent to affect such redemption pursuant to Section 7.

9.6 Board Designation Rights.

(a) Notwithstanding Section 9.1, whenever the distributions with respect to any Series A Preferred Shares are in Arrears for six (6) or more Series A Distribution Periods, whether or not such Series A Distribution Periods occur consecutively (a “Nonpayment Event”), the number of directors constituting the Board of Directors will be automatically increased by two (2) additional directors (the “Preferred Shares Directors”) and the holders of the Series A Preferred Shares (voting together as a single class with all other classes or series of Preferred Shares that the Company may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Company at the request of the holders of record of at least 25% of the Outstanding Series A Preferred Shares or by the holders of any other class or series of Preferred Shares upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors, and at each subsequent annual meeting until all distributions accumulated on the Series A Preferred Shares for all past Series A Distribution Periods and the then current Series A Distribution Period will have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Shares to elect any directors will cease and, unless there are other classes or series of Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series A Preferred Shares will immediately terminate and the number of directors constituting the Board of Directors will be reduced accordingly. In no event shall the holders of Series A Preferred Shares be entitled under the voting rights under this Section 9.6 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any National Securities Exchange on which the Series A Preferred Shares or any class or series of the securities of the Company are listed for trading For the avoidance of doubt, in no event will the total number of directors elected by holders of the Series A Preferred Shares (voting together as a single class with all other classes or series of Preferred Shares that the Company may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of such directors) pursuant to the voting rights under this Section 9.6 exceed two.

(b) If a special meeting is not called by the Company within 30 days after request from the holders of Series A Preferred Shares as described in Section 9.6(a), then the holders of record of at least 25% of the Outstanding Series A Preferred Shares may designate a holder to call the meeting at the expense of the Company and such meeting may be called by the holder so designated in accordance with the procedures required for calling a special meeting of Shareholders, as set forth in Article XI of the LLC Agreement, and shall be held at the place designated by the holder calling such meeting.

(c) If at any time following a Nonpayment Event, when the voting rights conferred upon the Series A Preferred Shares pursuant to Section 9(a) are exercisable, any vacancy in the office of a director elected pursuant to Section 9(a) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the Outstanding Series A Preferred Shares and any other classes or series of Preferred Shares upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to Section 9(a). Any director elected or appointed pursuant to Section 9(a) may be removed only by the affirmative vote of holders of the Outstanding Series A Preferred Shares and any other classes or series of Preferred Shares upon which like voting rights have been conferred and are exercisable and which classes or series of Preferred Shares are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to Section 9(a), such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Outstanding Series A Preferred Shares and any such other classes or series of Preferred Shares, and may not be removed by the holders of the Common Shares.

Section 10. Other Terms Applicable to Shares; No Other Rights.

10.1 No Sinking Fund. The Series A Preferred Shares shall not have the benefit of any sinking fund.

10.2 Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property of the Company.

10.3 Record Holders. To the fullest extent permitted by applicable law, the Board of Directors, the Company, and the Transfer Agent may deem and treat any holder of Series A Preferred Shares as the true, lawful, and absolute owner of the applicable Series A Preferred Shares for all purposes, and none of the Directors, the Company, or the Transfer Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Shares may be listed or admitted to trading, if any.

10.4 Notices. All notices or other communications in respect of holders of the Series A Preferred Shares shall be sufficiently given (i) if given in writing and either delivered in person or by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in the LLC Agreement, this Share Designation or by applicable law. Any notice or other communication given to a holder of a Series A Preferred Share in book-entry form may be given in the manner prescribed by the Depositary, notwithstanding any contrary indication herein.

10.5 Special Provisions Related to Preferred Holders. Notwithstanding anything to the contrary set forth in the LLC Agreement or this Share Designation, the holders of the Series A Preferred Shares, (i) shall (a) possess the rights and obligations provided in the LLC Agreement with respect to a Shareholder and (b) have a Capital Account as a Shareholder pursuant to Section 4.1 of the LLC Agreement and all other provisions related thereto and (ii) shall not (a) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Shares, except as required by this Share Designation, or (b) be entitled to any distributions other than as provided in Section 5, Section 6, Section 7, or Section 8.

10.6 Other Rights; Fiduciary Duties. For the avoidance of doubt, the Series A Preferred Shares constitute Shares, and the holders of Series A Preferred Shares constitute Shareholders, for all purposes of the LLC Agreement and, to the extent not otherwise set forth in this Share Designation, the rights, restrictions and obligations with respect to Shares and Shareholders set forth in the LLC Agreement shall apply to the Series A Preferred Shares and the holders thereof. The Series A Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the LLC Agreement or this Share Designation, or as otherwise required by applicable Law. Notwithstanding anything to the contrary in the LLC Agreement or this Share Designation or any duty (including any fiduciary duty) otherwise existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the Board of Directors nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to holders of the Series A Preferred Shares, other than the implied contractual covenant of good faith and fair dealing.

Section 11. Miscellaneous.

11.1 Certificates. The Series A Preferred Shares shall be represented by one or more global securities issued to The Depository Trust Company (and its successors or assigns) or any other securities depositary selected by the Board of Directors (the “Depositary”) and registered in the name of its nominee. No holder of Series A Preferred Shares shall be entitled to receive a certificate evidencing its Series A Preferred Shares unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and Board of Directors shall not have selected a substitute Depositary within 60 calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series A Preferred Shares, payments and communications made by the Company to holders of the Series A Preferred Shares shall be made by making payments to, and communicating with, the Depositary.

11.2 Amendments; Successors and Assigns.

(a) Any and all amendments to this Share Designation shall require the prior approval of, and may be proposed only by, the Board of Directors. Unless otherwise specified herein, any such amendment that would require the approval of holders of the Series A Preferred Shares shall require the affirmative vote or consent of the holders of a majority of the aggregate Outstanding Series A Preferred Shares. Any such vote or consent can be taken at any meeting of the holders of Series A Preferred Shares or may be taken without a meeting if the holders of the required number of Outstanding Series A Preferred Shares necessary to approve such action execute and deliver one or more consents thereto, and such consent is recorded with the minutes of proceedings of the holders of the Series A Preferred Shares. For the avoidance of doubt, any such consent may be executed by the holders of the Series A Preferred Shares by electronic signature, and may be delivered to the Company by electronic transmission. For the avoidance of doubt, the Board of Directors, without the approval of any holder of the Series A Preferred Shares, may amend any provision of this Share Designation, and execute, swear to, acknowledge, deliver, file and record any documents that may be required in connection therewith, to reflect any matter set forth in Section 9.2 of the LLC Agreement, to the extent that any such matter relates to the Series A Preferred Shares or the terms of this Share Designation, other than as set forth in Section 9 of this Share Designation.

(b) This Share Designation shall inure to the benefit of and be binding upon the holders of the Series A Preferred Shares and their respective successors, assigns, representatives, executors, beneficiaries, administrators, heirs, and agents.

11.3 Inconsistencies. This Share Designation, any other Share Designations (as defined in the LLC Agreement) and the LLC Agreement together constitute the “limited liability company agreement” of the Company. To the extent that any provision of this Share Designation conflicts with or is inconsistent with the LLC Agreement, this Share Designation shall control and this Share Designation shall be deemed, for all purposes, to amend, supplement and modify the LLC Agreement in accordance with the terms hereof.

11.4 Severability(c) . If any provision of this Share Designation is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Shareholders regarding this Share Designation. Otherwise, any invalid or unenforceable provision shall be replaced by the Shareholders with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

11.5 Governing Law; Disputes. This Shares Designation shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles. All Disputes shall be subject to Section 12.10 of the LLC Agreement.